     As filed with the Securities and Exchange Commission on April 21, 2008

                                                     Registration No. 333-139037

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 9
                                       TO
                                    FORM SB-2
                                       ON
                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            XTRA-GOLD RESOURCES CORP.
                 (Name of small business issuer in its charter)

            NEVADA                          1000                 91-1956240
            ------                          ----                 ----------
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer
incorporation or organization) Classification Code Number) Identification No.)

                           360 BAY STREET - SUITE 301
                         TORONTO, ONTARIO M5H 2V6 CANADA
                            TELEPHONE: (416) 366-4227
                            FACSIMILE: (416) 366-4225
          (Address and telephone number of principal executive offices)

                                  SAME AS ABOVE
(Address of principal place of business or intended principal place of business)

                            NEVADA CORPORATE SERVICES
                            1800 E. SAHARA, SUITE 107
                               LAS VEGAS, NV 89104
                            TELEPHONE: (702) 734-7557
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 check the following box [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer [ ]            Accelerated filer         [ ]
Non-accelerated filer   [ ]            Smaller reporting company [X]

                                     - ii -

                         CALCULATION OF REGISTRATION FEE

                                                                      PROPOSED
                                                      AMOUNT          MAXIMUM        PROPOSED MAXIMUM       AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE               TO BE        OFFERING PRICE        AGGREGATE        REGISTRATION
REGISTERED (1)                                      REGISTERED    PER SECURITY (1)   OFFERING PRICE (1)      FEE (1)
-----------------------------------------------     ----------    ----------------   ------------------   ------------

Common stock, par value $.001 per share (2)         1,414,000           1.40             $1,979,600           $ 78

Common stock, par value $.001 per share,
issuable upon the exercise of warrants (3)            707,000           1.40             $  989,000           $ 39

Common stock issuable upon the conversion of
convertible debentures and accrued interest (4)       661,375           1.40             $  925,925           $ 36
                                                    ---------                                                 ----

             TOTAL REGISTRATION FEE                 2,782,375                                                 $153 *
                                                    =========                                                 ====

*Previously paid.

(1)      Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based on the average of the high and low sale price of the common stock as reported on the Pink Sheets on February 8, 2008.

(2)      Includes shares of common stock presently outstanding.

(3)      Includes shares of common stock issuable upon the exercise of common stock purchase warrants with an exercise price of (a) $1.50 per share expiring between December 13, 2007 and April 23, 2008, the expiry dates of which have been extended to July 13, 2008.

(4)      Includes shares of common stock issuable upon the conversion of
         $650,000 principal amount of convertible debentures and up to a maximum of $11,375 in the event that the holders convert the then accrued interest which would be no more than for a three month period, based upon a conversion price of $1.00 per share until June 30, 2010.

To the extent permitted pursuant to Rule 416, this Registration Statement also covers such additional number of common shares as may be issuable as a result of reclassifications, stock splits, stock dividends or similar events of the common stock, options, common stock purchase warrants and convertible debentures listed above.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AS AMENDED, OR UNTIL THE
REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION,
ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                     - iii -

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the
Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                      Subject to Completion ________, 2008

PROSPECTUS

                            XTRA-GOLD RESOURCES CORP.

                        2,782,375 SHARES OF COMMON STOCK

         This prospectus (the "PROSPECTUS") and the registration statement (the
"REGISTRATION STATEMENT"), of which it is a part, are being filed with the
Securities and Exchange Commission (the "COMMISSION") to satisfy our obligations to the recipients of certain shares of common stock, common stock purchase warrants (the "WARRANTS") and holders of convertible debentures ("CONVERTIBLE
DEBENTURES") (collectively, the "SELLING SECURITY HOLDERS") of Xtra-Gold
Resources Corp. This Prospectus and the Registration Statement cover the resale:

o        by certain Selling Security Holders and their transferees, donees or successors, of 1,414,000 shares of our issued and outstanding common stock;

o        includes shares of common stock issuable upon the exercise of Warrants with an exercise price of $1.50 per share expiring on July 13, 2008;

o        by certain Selling Security Holders and their transferees, donees or successors, of up to 650,000 shares of common stock issuable upon the conversion of Convertible Debentures and up to a maximum of 11,375 shares of common stock issuable in the event that the holders convert the then accrued interest which would be no more than for a three month period at a price of $1.00 per share expiring on June 30, 2010.

         We will not receive any proceeds from sales of shares by the Selling
Security Holders.

         Our common stock is quoted on the "Pink Sheets" quotation system ("PINK
SHEETS") maintained by Pink Sheets LLC under the symbol "XTGR". The last reported sale price of our common stock on the Pink Sheets on April 18, 2008 was
$1.31.

         There is no active market for our common stock and we do not know if an active trading market will develop. The Selling Security Holders will offer and sell their shares of common stock covered by this Prospectus at $1.50 per share until our shares are quoted on the over-the-counter bulletin board or on an exchange, and thereafter, at prevailing market prices or privately negotiated prices. The "Pink Sheets" is not considered an exchange for purposes of selling at other than the fixed price of $1.50.

         For a description of the plan of distribution of the shares, please see page 87 of this Prospectus.

                                      - 1 -

         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS"
BEGINNING ON PAGE 8 OF THIS PROSPECTUS TO READ ABOUT RISKS OF INVESTING IN OUR
COMMON STOCK.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS
PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                                      - 2 -

                 The date of this Prospectus is ________, 2008.

                               PROSPECTUS SUMMARY

THE COMPANY

SUMMARY OF BUSINESS

         We are engaged in the exploration of gold properties exclusively in the
Republic of Ghana ("GHANA"), West Africa. Our interests in our projects are held, by our Ghanaian subsidiaries, through prospecting licences and mining leases granted by the Government of Ghana for licensed or leased areas respectively located within and upon concessions in Ghana. A concession is a grant of a tract of land made by a government or other controlling authority in exchange for an agreement that the land will be used for a specific purpose.

         Exploration means we are engaged in the search for mineral deposits or reserves which could be economically and legally extracted or produced and typically includes the review of existing data, grid establishment, geological mapping, geophysical surveying, trenching and pitting to test the areas of anomalous soil samples and RC and/or diamond drilling to test targets followed by infill drilling, if successful, to define reserves. We have the following six projects all of which are in the exploration stage:

o        Kwabeng Project. Our interest in this project is held by a mining lease. In January 2007 we commenced an early stage pre-production mining process whereby a sample area of ore was processed, the results of which assisted us in determining the best way and most profitable manner in which to mine the gold to be recovered from the mineralized material at our Kwabeng Project. The foregoing process was internally referred to by our company as a "BULK TEST". We tested 32,906.70 bank cubic meters ("BCM") of mineralized material at our Kwabeng Project that we processed through our floating placer gold washing processing plant (the "WASH PLANT") and recovered 608.50 ounces of gold. Following completion of the Bulk Test on March 25, 2007, our company has made modifications to our Wash Plant.

         We have been recovering gold from the mineralized material at our
         Kwabeng Project since January 19, 2007. As of April 17, 2008, the total mineralized material that has been recovered from our Kwabeng Project is 243,428.35 BCM. As of April 17, 2008, we have recovered 6,029.06 fine ounces of gold from the mineralized material at our Kwabeng
         Project and as of such date we have sold 6,029.06 fine ounces of gold for cash proceeds of $4,543,101.

o        Pameng Project. Our interest in this project is held by a mining lease.
         This project is in the exploration stage.

o        Banso Project. Our interest in this project is held by a prospecting licence. This project is in the exploration stage.

o        Muoso Project. Our interest in this project is held by a prospecting licence. This project is in the exploration stage.

                                      - 3 -

o        Apapam Project. Our interest in this project is held by a prospecting licence. This project is in the exploration stage. We have submitted an application to the Minerals Commission to convert the prospecting licence to a mining lease and anticipate receiving a response to our application within the next six months. A reconnaissance trenching program was intermittently implemented from February to December 2007.
         See "Phase II Exploration Program - Apapam Project" for the results of this program.

o        Edum Banso Project. We have an option to acquire the interest in a prospecting licence in Edum Banso. This project is in the exploration stage. An exploration work program was prepared by our Vice-President,
         Exploration and approved by our Board. A first phase exploration program was implemented from August 2007 to January 2008. See "Edum
         Banso - Phase I Exploration Program" for the results of this exploration program.

         To a much lesser extent, we also plan in the next year or two to engage in the exploration of oil and gas producing properties in Canada and Ghana through two of our wholly-owned subsidiaries, which subsidiaries currently conduct no activity.

         As of the date of this Prospectus, we have received cash proceeds of
$391,414.23 derived from the recovery of gold during the Bulk Test, have subsequently derived cash proceeds of $4,151,701.37 from the recovery of gold from the mineralized material at our Kwabeng Project since April 24, 2007, have achieved losses since inception, have minimal operations, and currently rely upon the sale of our securities to fund our operations. We estimate that the initial mine operating, capital equipment purchases or improvements and administration costs to recover gold from the mineralized material at our
Kwabeng Project will be approximately $5,000,000, the cost for the exploration programs at our Banso, Muoso, Apapam and Edum Banso Projects will be an aggregate of approximately $1,500,000 and our general and administrative costs will be $1,200,000 for the next 12 months. Based on approved expenditures in our corporate operating budget for the next 12 months, we anticipate spending a minimum of approximately $7,700,000, however, we would not expend this amount unless we are able to generate sufficient cash proceeds derived from the sale of the gold recovered from the mineralized material at our Kwabeng Project to cover our operating costs in Ghana. At December 31, 2007, we had working capital of approximately $1,761,284, comprised of current assets of $2,556,515 less current liabilities of $795,231. Our current assets were comprised mostly of $334,265 in cash and cash equivalents and $2,167,741 in trading securities.

         Absent cash proceeds being derived from the recovery of gold from the mineralized material at our Kwabeng Project, in future financial periods, or raising additional financing to cover our operating costs in Ghana, we estimate that we will be able to continue operations for approximately 12 months.

CORPORATE HISTORY

         Xtra-Gold Resources Corp. ("XTRA-GOLD") was incorporated under the laws of the State of Nevada on September 1, 1998 under the name Silverwing Systems
Corporation ("SILVERWING") with an authorized capital consisting of 25,000,000 shares of common stock at a par value of $.001 per share. From the incorporation of Silverwing until March 14, 1999 we were inactive. Thereafter until June 1999, we were involved in the negotiation and closing of the acquisition of a business opportunity described below.

                                      - 4 -

         On June 23, 1999, we acquired all of the issued and outstanding shares of Advertain On-Line Canada, Inc. ("ADVERTAIN") from the sole shareholder of
Advertain in exchange for 1,550,000 shares of common stock (24% of our then issued and outstanding shares of common stock). At the time of the acquisition,
Advertain was in the business of creating and developing computer software for an Internet web site called "Advertain.com" and maintaining and operating the said web site. The primary purpose of the web site was to collect and distribute entertaining advertising on the Internet. This transaction resulted in the formation of our being a holding company for Advertain, our then only wholly-owned subsidiary. Since our only business activities was the business activities of Advertain, the president of Advertain joined our then current management as president of our company. On August 19, 1999, we changed our name to Advertain On-Line Inc. to better describe our intended business.

         From the date of the acquisition of Advertain on June 23, 1999 to
December 31, 2000 our principal business activities were the continuation of the business activities of Advertain. We continued to fund the activities of
Advertain through December 31, 2000. After December 31, 2000 we continued to use our best efforts to fund Advertain. Since we were unable to complete further funding, it was decided, on May 21, 2001, to abandon our interest in Advertain and enter into a plan to dispose of Advertain and reorganize our company for a future acquisition. On May 21, 2001, our then president, who was also president of Advertain, resigned since we determined to dispose of Advertain, and our former president, who was a director at the time, was appointed president. On
June 15, 2001, we sold the shares we owned in Advertain back to the former sole shareholder and president of Advertain. On June 18, 2001, we consolidated our outstanding common shares on a basis of 20 for 1, adopted a new business plan to develop and operate laser eye correction (lasik surgery) clinics, and changed our name to RetinaPharma International, Inc. ("RETINAPHARMA") to better describe our new intended business plan, which was ultimately never developed for lack of raising sufficient capital. No change of management occurred between May 21,
2001, when our former president rejoined our company as described above, and
October 31, 2003 when we acquired our subsidiary, XGRI, as described below.

         From June 18, 2001 to October 31, 2003, we were inactive except for searching for a business opportunity to acquire. During this period our principal shareholders made capital contributions as needed to pay certain debts and fund our minimal activities, which consisted of locating a business opportunity. In addition, on July 22, 2002, we consolidated our outstanding common shares on a basis of 5 for 1. In the fall of 2002, through the referral to our former president by our current president, we commenced discussions for the acquisition of XGRI, as described below.

         On October 31, 2003, we acquired all of the issued and outstanding shares of Xtra-Gold Resources, Inc., a Florida corporation ("XGRI") from the shareholders of XGRI, all of which were unaffiliated third parties, in exchange for 10,070,000 shares of common stock (approximately 80% of our then issued and outstanding shares of our common stock). This transaction resulted in a change of control of our company and the formation of our being a holding company for
XGRI, our then only wholly-owned subsidiary. As a result of this change in control, the president and directors of XGRI were appointed as our new management, and management immediately prior to this acquisition resigned.
Subsequently, on November 22, 2003, we executed a 5 for 1 forward stock split.
On December 16, 2003, we changed our name to Xtra-Gold Resources Corp. and

                                      - 5 -

increased the number of shares of common stock we are authorized to issue to
250,000,000 shares effective December 19, 2003. We undertook this name change to better describe our intended business. In May 2005, 93% of the original 80% of shares of common stock issued in connection with the acquisition of XGRI were returned to us for cancellation as a condition for the acquisition of XG Mining in December 2004.

         XGRI was incorporated on October 24, 2003 and its only operations prior to the share exchange was the issuance of 10,070,000 shares to its two founders in exchange for an option to develop a mining property located in Switzerland and the sale of 50,000 shares of its common stock to pay certain expenses.

         On October 20, 2005, we amended the name of XGRI to Xtra Energy Corp.
("XTRA ENERGY"). On October 20, 2005, we incorporated our wholly-owned subsidiary, Xtra Oil & Gas Ltd. ("XOG"), an Alberta, Canada corporation, and on
March 2, 2006, we incorporated our wholly-owned subsidiary, Xtra Oil & Gas
(Ghana) Limited ("XOG GHANA"), an Accra, Ghana corporation for the business purpose set forth hereunder. On April 7, 1998, our wholly-owned subsidiary
Xtra-Gold Exploration Limited ("XGEL"), a Ghana corporation, was formed. On June
7, 1989, our 90% owned subsidiary, Xtra-Gold Mining Limited ("XG MINING"), a
Ghana corporation, was formed.

LOCATION

         Our head office is located at 360 Bay Street, Suite 301, Toronto,
Ontario, Canada, M5H 2V6, and our telephone number there is (416) 366-4227. We maintain technical offices at P.O. Box CT5239, Cantonments, House No. 15,
Ade-Coker Road, East Legon, Accra, Ghana and at 430 Westmount Avenue, Unit F,
Sudbury, Ontario, P3A 5Z8. References in this Prospectus to "Xtra-Gold",
"company", "we", "us" and "our" are to Xtra-Gold Resources Corp., a Nevada
corporation, and our wholly owned subsidiaries, Xtra Energy, XOG; XGEL, XOG
Ghana and our 90% owned subsidiary, XG Mining.

OTHER PERTINENT INFORMATION

         All information in this Prospectus gives effect to a 5:1 forward split of our outstanding common stock on December 19, 2003. Our fiscal year end is
December 31.

THE OFFERING

         This Prospectus covers the resale of a total of 2,782,375 shares of our common stock by Selling Security Holders. Of those shares covered by this
Prospectus, 1,414,000 shares have been issued and are currently outstanding. The remaining 1,357,000 shares are issuable upon the exercise of Warrants and
Convertible Debentures and up to a maximum of 11,375 shares of common stock issuable in the event that the holders convert the then accrued interest (the
"ACCRUED INTEREST") which would be no more than for a three month period that may be converted by certain Selling Security Holders. Selling Security Holders may resell their shares from time to time, including through broker-dealers, at prevailing market prices. We will not receive any proceeds from the resale of our shares by the Selling Security Holders. We will pay all of the fees and expenses associated with the registration of the shares covered by this
Prospectus.

                                      - 6 -

Common Stock:

   Outstanding Prior to this Offering.  29,818,359 shares

   Outstanding After this Offering....  31,481,109 shares, including an aggregate of 1,662,750 shares covered by
                                        this Prospectus which are reserved for
                                        possible issuance upon the exercise of
                                        outstanding Warrants and the conversion
                                        of Convertible Debentures and the
                                        Accrued Interest.

   Common Stock Reserved..............  2,221,471 shares issuable upon exercise of outstanding Warrants, 1,380,000
                                        shares issuable upon exercise of
                                        outstanding Options and up to 915,750
                                        shares issuable on conversion of the
                                        outstanding principal owing under the
                                        Convertible Debentures and the Accrued
                                        Interest (the resale of which is covered
                                        by this Prospectus). The Warrants are
                                        exercisable at $1.50, $1.75 and $2.25
                                        per share, the Options are exercisable
                                        at $.70 per share, $.90 per share and
                                        $.75 per share respectively and the
                                        Convertible Debentures and the Accrued
                                        Interest are convertible into shares at
                                        $1.00 per share.

SELECTED FINANCIAL DATA

         The selected financial data set forth hereunder has been derived from our audited consolidated financial statements for the years ended December 31,
2007 and 2006 and should be read in conjunction with the consolidated financial statements included elsewhere in this Prospectus.

BALANCE SHEET DATA

                                                           DECEMBER 31
                                                           -----------
                                                      2007              2006
                                                      ----              ----

Working capital equity .....................     $  1,761,284(1)   $  2,786,427
Current assets .............................     $  2,556,515      $  3,024,369
Total assets ...............................     $  4,465,234      $  4,794,377
Current liabilities ........................     $    795,231      $    237,942
Total liabilities ..........................     $  1,723,630      $  1,186,179
Stockholders' equity .......................     $  2,741,604      $  3,608,198

(1)  Comprised of current assets of $2,556,515 less current liabilities of
     $795,231. Our current assets were comprised mostly of $334,265 in cash and cash equivalents and $2,167,741 in trading securities.

                                      - 7 -

STATEMENT OF OPERATIONS DATA

                                                 AS AN EXPLORATION STAGE COMPANY
                                                 FOR THE YEARS ENDED DECEMBER 31
                                                 -------------------------------
                                                      2007              2006
                                                      ----              ----

Total expenses .............................     $ (5,319,503)     $ (2,116,246)
Loss before Other Items ....................     $ (5,319,503)     $ (2,116,246)
Other Items (1) ............................     $  3,444,746      $   (446,746)
Loss for the Period ........................     $ (1,874,757)     $ (2,562,992)
Net (loss) per share .......................     $      (0.07)     $       (.10)

(1)  Included in Other Items is $2,692,242 derived from 3,952.02 fine ounces of gold recovered from the mineralized material at our Kwabeng Project and sold during this financial period.

                                  RISK FACTORS

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE IN NATURE AND
INVOLVES A HIGH DEGREE OF RISK. THE FOLLOWING FACTORS ARE BELIEVED BY MANAGEMENT
OF OUR COMPANY ("MANAGEMENT") TO BE THE MATERIAL RISKS THAT SHOULD BE CAREFULLY
CONSIDERED BY INVESTORS BEFORE PURCHASING OUR SHARES.

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC
MARKET BY THE SELLING SECURITY HOLDERS MAY RESULT IN SIGNIFICANT DOWNWARD
PRESSURE ON THE PRICE OF OUR COMMON STOCK AND PURCHASERS OF OUR SHARES MAY BE
UNABLE TO RESELL THEIR SHARES.

         We had 29,818,359 shares of our common stock issued and outstanding as at February 29, 2008. When the Registration Statement which this Prospectus forms a part is declared effective, the Selling Security Holders will be able to resell up to 2,782,375 shares of our common stock, which includes up to an aggregate of 1,662,750 shares to the extent any of the Selling Security Holders exercise any of the Warrants or convert any portion of the principal or interest owing under the Convertible Debentures into shares. To the extent that these shares are sold into the market by the Selling Security Holders, there may be an oversupply of shares and undersupply of purchasers. In the event of this occurrence, the market price for our shares may decline significantly and purchasers may be unable to selling their shares at a profit, or at all.

         As a result of the foregoing, approximately 9.33% of our shares of common stock will be available for immediate resale, which could cause the price of our common stock to decline. As a result of any decrease in price of our common stock, purchasers who acquire shares from the Selling Security Holders may lose some or all of their investment. Any significant downward pressure on the price of our common stock as the Selling Security Holders sell their shares of our common stock could encourage short sales by the Selling Security Holders or others. Any such short sales could also cause the price of our common stock to decline.

                                     - 8 -

SINCE COMMENCEMENT OF OUR RECOVERY OF GOLD FROM THE MINERALIZED MATERIAL AT OUR
KWABENG PROJECT TO THE DATE OF THIS PROSPECTUS, WE HAVE GENERATED LIMITED CASH
PROCEEDS FROM OPERATIONS, WE HAVE A HISTORY OF LOSSES AND A SUBSTANTIAL
ACCUMULATED DEFICIT, AND AS WE MAY BE UNABLE TO OBTAIN PROFITABILITY IN THE
FUTURE OR CONTINUE AS A GOING CONCERN; OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM HAS RAISED DOUBT OVER OUR CONTINUED EXISTENCE AS A GOING
CONCERN.

         Since commencement of our recovery of gold from the mineralized material at our Kwabeng Project to the date of this Prospectus, we have generated limited cash proceeds. Our operations to date have been financed through the issuance of equity and debt securities. We have incurred substantial operating losses, as well as negative operating cash flow, since our inception.
As a result, we may in the future have working capital and stockholders'
deficits including a substantial accumulated deficit, which as of December 31,
2007 was $(5,111,554). Our operating results for future periods will include significant expenses, including exploration, recovery of gold costs and administrative expenses. We may not generate sufficient cash proceeds from our operations or be profitable in the future. In recognition of such, our independent registered public accounting firm plans to include an explanatory paragraph in their report on our consolidated financial statements for the fiscal years ended December 31, 2007 and 2006, which expresses doubt regarding our ability to continue as a going concern.

WE ARE CURRENTLY IN THE EXPLORATION STAGE WITH RESPECT TO ALL OUR PROJECTS. THE
CHANCE OF EVER REACHING THE PRODUCTION STAGE AT OUR PROJECTS IS UNCERTAIN. IN
THE EVENT WE SHOULD EVER REACH THE PRODUCTION STAGE AT ANY OF OUR PROJECTS AND
BEGIN SUBSTANTIVE MINING OPERATIONS, WE WILL BE SUBJECT TO A NUMBER OF RISKS
WHICH COULD ADVERSELY AFFECT OUR ABILITY TO EVER GENERATE ANY SIGNIFICANT
REVENUES.

         All of our projects are in the exploration stage. As of the date of this Prospectus, we have derived cash proceeds of approximately $4,543,101.75 from the sale of 6,029.06 fine ounces of gold recovered from the mineralized material at the Kwabeng Project. Our exploration efforts are subject to risks which are beyond our control, including:

         o mineral exploration involves a high degree of risk and few properties which are explored are ever developed into producing mines and our exploration efforts may never result in the discovery of commercial bodies of mineralization;

         o we may experience delays in obtaining, or be unable to obtain, the necessary approvals, licences, permits or surface land and easement rights necessary to develop our projects which could delay or prevent us from continuing our development efforts.

         o mining activities are inherently dangerous and we may not be able to obtain insurance to cover the liabilities associated with these activities;

         o illicit mining on one or more of our projects by artisanal miners could result in environmental damage and surface depletion of mineral deposits making the future mining of those deposits not economically feasible.

         We may be unable to commence substantive mining operations or, if commenced, we may not ever generate any significant revenues from mining operations. In that event, we could be forced to cease operations.

                                      - 9 -

WE WILL NEED SUBSTANTIAL ADDITIONAL CAPITAL TO COMMENCE PRODUCTION AT OUR
KWABENG, PAMENG AND APAPAM PROJECTS AND COMPLETE THE EXPLORATION AT OUR BANSO
AND MUOSO, APAPAM AND EDUM BANSO PROJECTS. IF WE CANNOT RAISE ADDITIONAL CAPITAL
AS NEEDED, OUR ABILITY TO EXECUTE OUR BUSINESS PLAN AND FUND OUR ONGOING
OPERATIONS WILL BE IN JEOPARDY.

         We estimate that the initial mine operating, capital and administration costs at our Kwabeng Project will be approximately $5,000,000, the cost for the exploration programs at our Banso, Muoso, Apapam and Edum Banso Projects will be an aggregate of approximately $1,500,000 and our general and administrative costs will be $1,200,000 for the next 12 months. Based on approved expenditures in our corporate operating budget for 2008, we anticipate spending a minimum of approximately $7,700,000 over the next 12 months, however, we would not expend this amount unless we are able to continue to derive cash proceeds from the sale of the gold recovered from the mineralized material at our Kwabeng Project. Our future capital requirements depend on a number of factors, including our ability to continue to derive cash proceeds from the sale of the gold recovered from the mineralized material at our Kwabeng Project, manage our business and control our expenses. As described elsewhere herein, at December 31, 2007, we had working capital of approximately $1,761,284, comprised of current assets of $2,556,515, mostly $334,265 in cash and cash equivalents of $2,167,741 in trading securities, less current liabilities of $795,231. Absent our being able to continue deriving cash proceeds from the sale of gold recovered from the mineralized material at our Kwabeng Project or raising additional financing, we estimate that we will be able to continue operations for approximately 12 months. We are exploring various financing alternatives for the balance of the projected costs and expenses. We cannot assure you that we will be able to obtain the necessary financing for our Projects on favorable terms or at all.
Additionally, if the actual costs to commence production at our Kwabeng Project and the development of and production at our Pameng and Apapam Projects are significantly higher than we expect, we may not have sufficient funds to cover these costs and we may not be able to obtain other sources of financing. The failure to continue to derive cash proceeds from the sale of the gold recovered from the mineralized material at our Kwabeng Project or to obtain all necessary financing would prevent us from achieving production at our Kwabeng, Pameng and
Apapam Projects and would impede our ability to sustain operations or become profitable, and we could be forced to cease our operations.

ALL OF OUR PROJECTS ARE IN THE EXPLORATION STAGE AND MAY NOT RESULT IN THE
DISCOVERY OF COMMERCIAL BODIES OF MINERALIZATION WHICH WOULD RESULT IN OUR
DISCONTINUING THAT PROJECT.

         All of our Projects are in the exploration stage. Mineral exploration involves a high degree of risk and few properties which are explored are developed into producing mines. The exploration efforts on our Projects may not result in the discovery of commercial bodies of mineralization which would require us to discontinue that project.

THE COMMENCEMENT OF DEVELOPMENT OF AND PRODUCTION AT OUR KWABENG, PAMENG AND
APAPAM PROJECTS AND THE DEVELOPMENT OF OUR EXPLORATION PROJECTS MAY BE DELAYED
DUE TO DELAYS IN RECEIVING REGULATORY PERMITS AND APPROVALS, WHICH WOULD DELAY
OUR ABILITY TO COMMENCE PRODUCTION AND GENERATE REVENUES WHICH, ABSENT RAISING
ADDITIONAL CAPITAL, COULD CAUSE US TO CURTAIL OR DISCONTINUE DEVELOPMENT OR
OPERATIONS, IF ANY.

                                     - 10 -

         We may experience delays in developing and producing at our Kwabeng,
Pameng and Apapam Projects and developing our other exploration Projects. The timing of development of and production at our Kwabeng, Pameng and Apapam
Projects and the development of our other exploration Projects depends on many factors, some of which are beyond our control, including the:

         o  timely issuance of permits; and

         o  acquisition of surface land and easement rights required to develop and operate the projects, particularly if we are required to acquire surface land through expropriation in connection with our mining concessions;

         These delays could increase Project development costs, affect Project economic viability, or prevent us from completing the development of the Project and generating revenues therefrom.

WE MAY NOT BE ABLE TO OBTAIN, RENEW OR CONTINUE TO COMPLY WITH ALL OF THE
PERMITS NECESSARY TO DEVELOP AND OPERATE EACH OF OUR PROJECTS WHICH WOULD FORCE
US TO DISCONTINUE DEVELOPMENT OR OPERATIONS, IF ANY, ON THAT PROJECT.

         Pursuant to Ghanaian law, we must obtain various approvals, licences or permits in connection with the development and operations, if any, of our
Projects in connection with environmental protection and the use of water resources. In addition to requiring permits for the development of and production at our mining concessions located at each of our Kwabeng, Pameng and
Apapam Projects, we may need to obtain other permits and approvals during the life of these projects. Obtaining, renewing and continuing to comply with the necessary governmental permits and approvals can be a complex and time-consuming process. The failure to obtain or renew the necessary permits or licences or continue to meet their requirements could delay future development, increase our costs or, in some cases, prevent us from commencing mining operations.

THE GOVERNMENT OF GHANA HAS THE RIGHT TO INCREASE ITS OWNERSHIP INTERESTS IN OUR
XG MINING SUBSIDIARY FOR NO CONSIDERATION AND HAS A PREEMPTIVE RIGHT TO PURCHASE
ALL GOLD AND OTHER MINERALS PRODUCED BY XG MINING. IF THE GOVERNMENT OF GHANA
WERE TO EXERCISE ANY OF ITS RIGHTS, OUR RESULTS OF OPERATIONS IN FUTURE PERIODS
COULD BE ADVERSELY IMPACTED.

         The Government of Ghana currently has a 10% free carried interest in XG
Mining, one of our Ghanaian subsidiaries that holds two mining leases covering our Kwabeng and Pameng concessions. The Government of Ghana also has: (a) the right to acquire up to an additional 20% equity interest in XG Mining for a price to be determined by agreement or arbitration; (b) the right to acquire a special share or golden share (see "Ghanaian Law - Ghanaian Ownership and
Special Rights") in XG Mining at any time for no consideration or such consideration as the Government of Ghana and XG Mining might agree; and (c) a preemptive right to purchase all gold and other minerals produced by XG Mining.
We cannot assure you that the Government of Ghana would not seek to exercise one or more of these rights which, if exercised, could have an adverse affect on our results of operations in future periods. If the Government of Ghana should exercise its right to either acquire the additional 20% equity interest in XG
Mining or its right to acquire the special share or golden share, any profit we might otherwise report from XG Mining's operations would be proportionally

                                     - 11 -

reduced in the same percentage as the minority interest attributable to the
Government of Ghana in that subsidiary would be increased. If the Government of
Ghana should exercise its right to purchase all gold and other minerals produced by XG Mining, the price it would pay may be lower than the price we could sell the gold or other minerals for in transactions with third parties and it could result in a reduction in any revenues we might otherwise report from XG Mining's operations.

OUR ACTIVITIES ARE SUBJECT TO ENVIRONMENTAL LAWS AND REGULATIONS THAT MAY
INCREASE OUR COSTS OF DOING BUSINESS AND MAY RESTRICT OUR OPERATIONS.

         All of our exploration activities in Ghana are subject to regulation by governmental agencies under various environmental laws. To the extent we conduct exploration activities or undertake new mining activities in other foreign countries, we will also be subject to environmental laws and regulations in those jurisdictions. These laws address emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species, and reclamation of lands disturbed by mining operations. Environmental legislation in many countries is evolving and the trend has been towards stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and increasing responsibility for companies and their officers, directors and employees. Compliance with environmental laws and regulations may require significant capital outlays and may cause material changes or delays in our intended activities. We cannot assure you that future changes in environmental regulations will not adversely affect our business, and it is possible that future changes in these laws or regulations could have a significant adverse impact on some portion of our business, causing us to re-evaluate those activities at that time.

         In addition, we may be exposed to potential environmental impacts during any full scale mining operation. At such time of commencement of full scale mining, if ever, we plan to negotiate posting of a reclamation bond to quantify the reclamation costs. We anticipate that the dollar amount of reserves established for exposure to environmental liabilities is $500,000 to $2,000,000, however, we are currently unable to predict the ultimate cost of compliance or the extent of liability risks.

OUR ACTIVITIES ARE AND WILL BE SUBJECT TO COMPLEX LAWS, SIGNIFICANT GOVERNMENT
REGULATIONS AND ACCOUNTING STANDARDS THAT MAY DELAY OR PREVENT OPERATIONS AT OUR
PROJECTS AND CAN ADVERSELY AFFECT OUR OPERATING COSTS, THE TIMING OF OUR
OPERATIONS, OUR ABILITY TO OPERATE AND OUR FINANCIAL RESULTS.

         Our business, exploration activities and any future mining operations and development activities are and will be subject to extensive Ghanaian, United
States, Canadian and other foreign, federal, state, provincial, territorial and local laws and regulations and also exploration, development, production, exports, taxes, labor standards, waste disposal, protection of the environment, reclamation, historic and cultural resource preservation, mine safety and occupational health, reporting and other matters, as well as accounting standards. Compliance with these laws, regulations and standards or the imposition of new such requirements could adversely affect our operating and future development costs, the timing of our operations, our ability to operate and our financial results. These laws and regulations governing various matters include:

                                     - 12 -

         o  environmental protection;

         o  management of natural resources;

         o  exploration, development of mines, production and post-closure reclamation;

         o  export and import controls and restrictions;

         o  price controls;

         o  taxation;

         o  labor standards and occupational health and safety, including mine safety;

         o  historic and cultural preservation; and

         o  general accepted accounting principles.

         The costs associated with compliance with these laws and regulations may be substantial and possible future laws and regulations, or more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of our operations and delays in the development of our Projects. These laws and regulations may allow governmental authorities and private parties to bring lawsuits based upon damages to property and injury to persons resulting from the environmental, health and safety impacts of our past and current operations, and could lead to the imposition of substantial fines, penalties or other civil or criminal sanctions. In addition, our failure to comply strictly with applicable laws, regulations and local practices relating to permitting applications or reporting requirements could result in loss, reduction or expropriation of entitlements, or the imposition of additional local or foreign parties as joint venture partners. Any such loss, reduction, expropriation or imposition of partners could have a materially adverse effect on our operations or business.

WE DEPEND ON THE CONTINUED SERVICES OF OUR VICE-PRESIDENT, EXPLORATION, SENIOR
PROJECT MANAGER, EXPLORATION, MANAGER, LODE GOLD EXPLORATION, MANAGEMENT
GEOLOGIST AND MINE MANAGER AND THE LOSS AND FAILURE TO REPLACE ANY OF THESE
PERSONS MAY DAMAGE OUR OPERATIONS AND OUR ABILITY TO COMMENCE DEVELOPMENT OR
GENERATE REVENUES IN FUTURE PERIODS.

         Our future success depends upon the continued services of our geological and gold mining team, comprised of our Vice-President, Exploration, our Senior Project Manager, Exploration, our Manager, Lode Gold Exploration, our
Management Geologist and our Mine Manager. The exploration and mining engineering experience of these individuals with respect to the geological and gold mining knowledge and experience that is fundamental to our business operations is unique and if we were to lose their services, we may encounter difficulty in replacing them. If we were unable to replace these persons it may lead to our having to delay, curtail or discontinue our exploration, future development or operations, if any. In this event, any trading market for our securities and your ability to liquidate your investment would be negatively impacted and you could lose your entire investment in our company. We do not maintain key person insurance on any of these persons.

                                     - 13 -

WE MAY EXPERIENCE DIFFICULTY IN ENGAGING THE SERVICES OF QUALIFIED PERSONNEL IN
CONNECTION WITH OUR TECHNICAL OPERATIONS AT OUR KWABENG, PAMENG AND APAPAM
PROJECTS.

         In the event of the loss of any of our technical personnel at our
Kwabeng, Pameng and Apapam Projects, we may have difficulty finding qualified replacement. We will also need to engage additional sought-after professionals to operate our Kwabeng, Pameng and Apapam Projects according to plan, including an environmental manager.

         Our inability to hire and retain the services of qualified persons for these positions in a timely manner could impede the planned production at our
Kwabeng, Pameng and Apapam Projects which would have a material adverse effect on our ability to conduct our business.

THE MARKETABILITY OF OUR COMMON STOCK MAY BE ADVERSELY IMPACTED AS A RESULT OF
THE REGULATORY HISTORY OF ONE OF OUR EXECUTIVE OFFICERS AND DIRECTORS. IN THIS
EVENT, YOUR ABILITY TO LIQUIDATE YOUR INVESTMENT IN OUR COMPANY COULD BE
ADVERSELY IMPACTED AND YOU COULD LOSE SOME OR ALL OF YOUR INVESTMENT IN OUR
COMPANY.

         Since one of our officers and directors has a regulatory history, potential investors could decide not to purchase our securities out of concern which could impair the liquidity of our common stock. As a result, you may find it more difficult to sell your investment in our company at a time when you wish to liquidate your position, or at all.

WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN
THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE REDUCED PROTECTIONS AGAINST
INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND OTHER MATTERS.

         Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets.
Some of these measures have been adopted in response to legal requirements.
Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures rules of national securities exchanges are those that address board of directors'
independence, audit committee oversight, and the adoption of a code of ethics.
As our stock is not listed on an exchange, we are not required to adopt these corporate governance standards. Our Board has not established Audit and
Compensation Committees and we have not adopted all of the corporate governance measures which we might otherwise have been required to adopt if our securities were listed on a national securities exchange. It is possible that if we were to adopt some or all of the corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

OUR COMMON STOCK IS CURRENTLY QUOTED ON THE PINK SHEETS AND TRADING IN THE
SHARES IS LIMITED. BECAUSE OUR STOCK CURRENTLY TRADES BELOW $5.00 PER SHARE, AND
IS QUOTED ON THE PINK SHEETS, OUR STOCK IS CONSIDERED A "PENNY STOCK" WHICH CAN
LIMIT OR MAKE TRADING AND LIQUIDITY IN THE STOCK MORE DIFFICULT TO EFFECTUATE.

                                     - 14 -

         The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exemptions. Such exemptions include an equity security listed on a national securities exchange or quoted on NASDAQ and an equity security issued by an issuer that has net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for more than three (3) years. Unless such an exemption is available, the regulations require the delivery of a disclosure document to the investor explaining the penny stock market and the risks associated therewith prior to any transaction involving a penny stock. In addition, as long as the common stock is not listed on a national securities exchange or at any time that the company has less that $2,000,000 in net tangible assets, trading in the common stock is covered by Rule 15g-9 under the
Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), for non-exchange listed securities. Under that rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least
$5.00 per share. To the extent that we do not meet the exemptions under the
Penny Stock Rule, there will be reduced liquidity in the market.

OUR COMMON STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE, WHICH COULD CAUSE THE
VALUE OF YOUR INVESTMENT TO DECLINE.

         The market price of our Common Stock may be highly volatile. Investors may not be able to resell their shares of our Common Stock following periods of volatility because of the market's adverse reaction to volatility. Factors that could cause such volatility may include, among other things:

         o  actual or anticipated fluctuations in our quarterly operating results;

         o  large purchases or sales of our Common Stock;

         o  additions or departures of key personnel;

         o  investor perception of our business prospects;

         o  conditions or trends in other industry related companies;

         o  changes in the market valuations of publicly traded companies in general and other industry-related companies; and

         o  worldwide political, economic and financial conditions.

IT MAY BE DIFFICULT FOR STOCKHOLDERS TO ENFORCE ANY JUDGMENT OBTAINED IN THE
UNITED STATES AGAINST US OR OUR OFFICERS OR DIRECTORS, WHICH MAY LIMIT THE
REMEDIES OTHERWISE AVAILABLE TO OUR STOCKHOLDERS.

         All of our directors and officers are residents of countries other than the United States and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult or impossible for investors to

         o  effect service of process on our directors or officers, or

                                     - 15 -

         o  enforce any United States judgment they receive against us or our officers or directors in a foreign court, or

         o  enforce within the United States any judgments obtained against us or our officers or directors,

including judgments predicated upon the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether foreign courts would be competent to hear original actions brought in such foreign court against us or such persons predicated upon the securities laws of the United
States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against us or our officers and directors. The foregoing risks also apply to those experts identified in this Prospectus that are not residents of the United States.

WE CANNOT PREDICT WHETHER WE WILL SUCCESSFULLY EFFECTUATE OUR CURRENT BUSINESS
PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS
AND MERITS OF AN INVESTMENT IN THE SHARES AND SHOULD TAKE INTO CONSIDERATION
WHEN MAKING SUCH ANALYSIS, AMONG OTHERS, THE RISK FACTORS DISCUSSED ABOVE.

                                 USE OF PROCEEDS

         We will not receive any proceeds upon the sale of shares of our common stock offered by the Selling Security Holders under this Prospectus. Currently covered by this Prospectus are (i) 566,000 shares issuable upon the exercise of
566,000 Warrants having an original expiry date of July 31, 2007, which expiry date has been extended to July 13, 2008; and (ii) 141,000 shares issuable upon the exercise of 141,000 Warrants having an original expiry date of April 23,
2008, which expiry date has been extended to July 13, 2008 which, if all of such
Warrants are exercised, the maximum we would receive are gross proceeds of approximately $1,060,500. There are also 661,375 shares issuable upon conversion of the Convertible Debentures and Accrued Interest covered by this Prospectus which, if converted, would reduce our debt by approximately $661,375.

         The proceeds, if any, that we receive from the exercise of Warrants will be used for working capital primarily in support of our growing business in the gold industry and secondly in support of our future business in the oil and gas industry. The actual allocation of proceeds realized from the exercise of these securities will depend upon the amount and timing of such exercises, the cash proceeds derived from the sale of gold recovered from the mineralized material at our Kwabeng Project and our cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding Warrants will be exercised.

                   MARKET FOR COMMON STOCK AND DIVIDEND POLICY

QUOTATIONS

         Bid and ask prices for our common stock are quoted from broker dealers on the Pink Sheets operated by Pink Sheets LLC under the symbol "XTGR". The following table sets forth the range of high and low bid prices for our common stock on the Pink Sheets since commencement. The quotations reflect inter-dealer prices and do not include mark-ups or mark-downs or commissions and do not represent actual transactions. There is limited trading for our shares and the quotation of our shares on the Pink Sheets does not indicate that our shares can be bought or sold at the prices set forth.

                                     - 16 -

MARKET INFORMATION

         PERIOD                                        HIGH BID         LOW BID
         ------                                        --------         -------

January 1, 2008 through March 31, 2008 .............    $ 1.45           $ 1.15
October 1, 2007 through December 31, 2007 ..........    $ 1.40           $ 0.90
July 1, 2007 through September 30, 2007 ............    $ 1.35           $ 0.55
April 1, 2007 through June 30, 2007 ................    $ 1.14           $ 0.66
January 1, 2007 through March 31, 2007 .............    $ 0.98           $ 0.67

October 1, 2006 through December 31, 2006 ..........    $ 1.30           $ 0.60
July 1, 2006 through September 30, 2006.............    $ 1.30           $ 0.90
April 1, 2006 through June 30, 2006 ................    $ 1.28           $ 0.96
January 1, 2006 through March 31, 2006 .............    $ 1.25           $ 0.94

October 1, 2005 through December 31, 2005 ..........    $ 0.96           $ 0.84
July 1, 2005 through September 30, 2005 ............    $ 0.84           $ 0.70
April 1, 2005 through June 30, 2005 ................    $ 0.70           $ 0.65
January 1, 2005 through March 31, 2005 .............    $ 0.69           $ 0.60

The last reported sales price of our common stock on the Pink Sheets on April
18, 2008 was $1.31.

         Since no public information, including audited financial statements was available about our business, operating results or financial condition during the time the bid prices occurred, the bid prices reflected might not reflect the historical valuation of the company on a per share basis, nor be an accurate indication of the prices at which shares may be traded in the future, had such information been available.

         Of the issued and outstanding shares, 28,088,157 shares of our common stock (2,127,000 shares of which are owned by our officers and directors, directly or indirectly, one of which directors who is also a principal stockholder and 2,126,026 shares which are owned by another principal stockholder, directly or indirectly), have been held for in excess of one year and will be available for public resale pursuant to Rule 144 promulgated under the Securities Act commencing 90 days following the date of this Prospectus. As of the date of this Prospectus, the 1,414,000 issued and outstanding shares being offered by Selling Stockholders can be publicly transferred. Unless covered by an effective registration statement, the resale of our shares of common stock owned by officers, directors and affiliates is subject to the volume limitations of Rule 144. In general, Rule 144 permits our stockholders who have beneficially owned restricted shares of common stock for at least one year to sell without registration, within a three month period, a number of shares not exceeding one percent of the then outstanding shares of common stock.

         Furthermore, if such shares are held for at least one year by a person not affiliated with us (in general, a person who is not one of our executive officers, directors or principal stockholders during the three month period prior to resale), such restricted shares can be sold without any volume limitation.

         Sales of our common stock under Rule 144 or pursuant to such registration statement may have a depressive effect on the market price for our common stock.

                                     - 17 -

DIVIDENDS

         We have never paid cash dividends on our common stock. We intend to retain future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors.
Our retained earnings deficit currently limits our ability to pay dividends.

STOCKHOLDERS OF RECORD

         Our common stock was held by 419 registered stockholders of record as of March 6, 2008.

SEC "PENNY STOCK" RULES

         The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock".
A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock"
rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them.

                         DETERMINATION OF OFFERING PRICE

         Management has determined the offering price of the shares of common stock being registered in the registration statement which this Prospectus forms a part on the price we last sold our stock and the historical bid and asked prices of the common stock on the Pink Sheets.

                           FORWARD-LOOKING STATEMENTS

         This Prospectus, including the Management's Discussion and Analysis or
Plan of Operation, contains forward-looking statements with respect to our financial condition, results of operations, business prospects, plans, objectives, goals, strategies, future events, capital expenditure, and exploration and development efforts. Words such as "anticipates", "expects",
"intends", "plans", "forecasts", "projects", "budgets", "believes", "seeks",
"estimates", "could", "might", "should", and similar expressions identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved.
Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. These statements include comments regarding: the establishment and estimates of mineral reserves and mineral resources, production, production commencement

                                     - 18 -

dates, productions costs, cash operating costs per ounce, total cash costs per ounce, grade, processing capacity, potential mine life, feasibility studies, development costs, capital and operating expenditures, exploration, the closing of certain transactions including acquisitions and offerings.

         The following, in addition to the factors described elsewhere in this
Prospectus under "Risk Factors", are among the factors that could cause actual results to differ materially from the forward-looking statements:

         o  unexpected changes in business and economic conditions;

         o  significant increases or decreases in gold or oil and gas prices;

         o  changes in interest rates and currency exchange rates;

         o  timing and amount of production;

         o  unanticipated grade changes;

         o  unanticipated recovery rates or production problems;

         o  changes in mining, processing and overhead costs;

         o  changes in metallurgy and processing technology;

         o  access and availability of materials, equipment, supplies, labor and supervision, power and water;

         o  determination of mineral reserves and mineral resources;

         o  availability of drill rigs; changes in project parameters;

         o  costs and timing of development of new mineral reserves; results of current and future exploration activities;

         o  results of pending and future feasibility studies; joint venture relationships;

         o  political or economic instability, either globally or in the countries in which we operate;

         o  local and community impacts and issues;

         o  timing of receipt of government approvals; accidents and labor disputes; environmental costs and risks; and

         o  competitive factors, including competition for property acquisitions; and availability of capital at reasonable rates or at all.

         With respect to any forward-looking statement that includes a statement of its underlying assumptions or bases, we believe such assumptions or bases to be reasonable and have formed them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or

                                     - 19 -

bases and actual results can be material depending on the circumstances. When, in any forward-looking statement, we express an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the stated expectation or belief will result or be achieved or accomplished. All subsequent written and oral forward-looking statements attributable to us, or anyone acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except for our ongoing obligations to disclose material information under the Federal securities laws, we do not undertake any obligations to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this Prospectus or to reflect unanticipated events that may occur.

         Factors that may cause our actual results to differ materially from those described in forward-looking statements include the risks discussed elsewhere in this Prospectus under the caption "Risk Factors".

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                             AND PLAN OF OPERATIONS

         The following discussion and analysis of our consolidated financial conditions and results of operations for the year ended December 31, 2007 and
2006 should be read in conjunction with the consolidated financial statements and the related notes to our consolidated financial statements and other information presented elsewhere in this Prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this Prospectus, particularly in the section entitled "Risk Factors"
beginning on page 8 of this Prospectus. Our consolidated audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

PLAN OF OPERATIONS

         We are a gold exploration company engaged in the exploration of gold properties in the Republic of Ghana, West Africa. Our mining portfolio currently consists of 246.84 square kilometers (also referred to herein as "SQ KM")
comprised of 51.67 sq km for our Banso Project, 55.65 sq km for our Muoso
Project, 33.65 sq km for our Apapam Project, 44.76 sq km for our Kwabeng
Project, 40.51 sq km for our Pameng Project and 20.60 sq km for our Edum Banso
Project, or 60,969 acres, pursuant to the leased and licensed areas set forth in our respective mining leases, prospecting licences and/or option agreement.

         Our strategic plan is, with respect to our gold projects: (i) to define potential reserves on our exploration projects; (ii) to mine the mineralized material, where possible, to generate cash proceeds to assist funding of our exploration programs; and (iii) to acquire further interests in gold mineralized projects and oil and gas prospects that fall within the criteria of providing a geological basis for development of drilling initiatives that can enhance shareholder value by demonstrating potential to define reserves.

                                     - 20 -

         We anticipate that our ongoing efforts, subject to adequate funding being available, will continue to be focused on the exploration and development of our properties and completing acquisitions in strategic areas.

         Our ability to continue to expand land acquisitions and drilling opportunities during the next 12 months is dependent on adequate capital resources being available. Assuming that we will be able to continue to derive cash proceeds from the sale of the gold recovered from the mineralized material at our Kwabeng Project, we intend to continue to advance operations at our
Kwabeng Project, recover gold for sale and acquire further interests in mineral projects by way of acquisition or joint venture participation.

         We anticipate that, over the next 12 months, we will spend an aggregate of $7,700,000 comprised of $5,000,000 for mining operating, capital and administrative costs at our Kwabeng Project, $1,500,000 for exploration expenses and $1,200,000 for general and administrative expenses. However, we would not expend this amount unless we are able to derive cash proceeds from the sale of the gold recovered from the mineralized material at our Kwabeng Project.

         We require additional capital to implement our plan of operations. We anticipate that these funds primarily will be raised through equity and debt financing or from other available sources of financing. If we raise additional funds through the issuance of equity or convertible debt securities, it may result in the dilution in the equity ownership of investors in our common stock.
There can be no assurance that additional financing will be available upon acceptable terms, if at all. If adequate funds are not available or are not available on acceptable terms, we may be unable to take advantage of prospective new opportunities or acquisitions, which could significantly and materially restrict our operations, or we may be forced to discontinue our current projects.

         We do not expect to purchase significant ore processing and gold recovery equipment as our Wash Plant has sufficient capacity to handle our processing requirements at our Kwabeng Project. We rent our earthmoving and ancillary earthmoving equipment fleet in connection with our ongoing operations at our Kwabeng Project. We plan to increase the number of key mining personnel including technical consultants, contractors and skilled laborers during the next 12 months. Our current business strategy is that we plan to continue engaging technical personnel under contract where possible as Management believes that this strategy, at its current level of development, provides the best services available in the circumstances, leads to lower overall costs, and provides the best flexibility for our business operations.

         The cash proceeds derived from the sale of 608.50 fine ounces of gold recovered from the mineralized material at our Kwabeng Project during the Bulk
Test (defined herein), as discussed elsewhere in this Prospectus, was categorized as Recovery of Gold. The Bulk Test was only a pre-production stage test that was completed on March 25, 2007. Since April 24, 2007 to the date of this Prospectus, we have recovered 5,420.56 fine ounces of gold from the mineralized material at our Kwabeng Project and derived cash proceeds of
$4,151,701.37 from the related gold sales. We expect cash proceeds derived during the year ended December 31, 2007 from the sale of the gold recovered from the mineralized material to be an indicator of our ability to generate cash proceeds at similar levels in the future because we believe we will be able to continue to recover and sell gold.

                                     - 21 -

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2007 COMPARED TO THE YEAR ENDED DECEMBER 31, 2006

         Our loss for the year ended December 31, 2007 was $1,874,757 as compared to a loss of $2,562,992 for the year ended December 31, 2006, a decrease of $688,235. We incurred expenses of $5,319,503 in the year ended
December 31, 2007 as compared to $2,116,246 in the year ended December 31, 2006, an increase of $3,203,257. The significant increase in expenses in the year ended December 31, 2007 can be primarily attributed to (i) exploration costs of
$3,932,845 incurred mostly in connection with exploration programs at our Banso and Muoso Project, our Apapam Project and our Edum Banso Project and operational costs for our Kwabeng Project as compared to $1,091,948 expended on these projects in the year ended December 31, 2006; and (ii) general and administrative expenses of $1,348,898 as compared to $1,008,933 for the year ended December 31, 2006.

         Exploration costs were incurred in connection with our exploration programs at our Banso and Muoso, Apapam and Edum Banso Projects and costs associated with an early stage pre-production mining process (internally referred to by our company as the "BULK TEST") which we commenced at our Kwabeng
Project whereby a sample area of ore was processed, the results of which assisted us in determining the best way and most profitable manner in which to recover gold from the mineralized material at this Project. We have booked all costs associated with the Bulk Test (for the three months ended March 31, 2007)
including pre-production costs as exploration expenses. The increase in the general and administrative expenses can be attributed to the establishment of a corporate office in Toronto and as a result of increased activity in Ghana.

         Our loss for the year ended December 31, 2007 was less than our loss for the year ended December 31, 2006 due to (i) a significant reduction in consulting fees; (ii) cash proceeds of $2,692,242 derived from the sale of gold recovered from the mineralized material at our Kwabeng Project (compared to nil income being generated in 2006); (iii) a foreign exchange gain of $354,480
(compared to a foreign exchange loss of $12,207 in 2006); and (iv) a net unrealized gain on trading securities of $389,793 (compared to a loss of
$778,230 in 2006). The unrealized gain was due to an increase in market value of those securities as of December 31, 2007. Trading securities were comprised mostly of investments in common shares and income trust units of resource companies.

         Other items totaled a gain of $3,444,746 for the year ended December
31, 2007 compared to a loss of $446,746 for the year ended December 31, 2006. In particular, during the year ended December 31, 2007, we recovered and sold
3,952.02 fine ounces of gold recovered from the mineralized material at our
Kwabeng Project for cash proceeds of $2,692,242 which was booked as Recovery of
Gold as compared to there being no recovery of gold for the year ended December
31, 2006. We had a foreign exchange gain of $366,687 for the year ended December
31, 2007 (2006 - loss of $12,207) which can be attributed to the weakening of the US dollar. Our portfolio of marketable securities is largely Canadian currency denominated. The sharp appreciation of the Canadian dollar resulted in the bulk of the foreign exchange gain. Additionally, the continuing weakness in the US dollar has reduced our expenses that are denominated in other foreign currencies. Consequently, transactions denominated in US dollars are in effect less costly.

                                     - 22 -

         Our portfolio of marketable securities had an unrealized gain of
$389,793 (compared to an unrealized loss of $778,230 in 2006) as the market rebounded. Additionally, our securities portfolio realized a loss of $94,855 on the sale of trading securities during the year ended December 31, 2007 compared to a gain in 2006 of $127,023. Other income derived from dividends fell slightly
(2007 - $163,119; 2006 - $196,882). Interest expense is largely attributable to our convertible debentures which was essentially flat (2007 - $72,240; 2006 -
$76,644).

         Our basic and diluted loss per share for the year ended December 31,
2007 was $0.07 compared to $0.10 per share for the year ended December 31, 2006.
The weighted average number of shares outstanding was 28,216,728 at December 31,
2007 compared to 26,718,248 for the year ended December 31, 2006. The increase in the weighted average number of shares outstanding can be attributed to the issuance of 668,202 shares in connection with a private placement financing completed during fiscal 2007.

LIQUIDITY AND CAPITAL RESOURCES

         Historically, our principal source of funds is our available resources of cash and cash equivalents and investments, as well as debt and equity financings. During the year ended December 31, 2007, we received cash proceeds of $2,692,242 derived from the sale of gold recovered from the mineralized material at our Kwabeng Project during this financial reporting period.

UNREALIZED GAIN ON TRADING SECURITIES HELD FOR SALE

         Unrealized gain on trading securities held for sale represents the change securities as of the end of the financial reporting period. For the year ended December 31, 2007, we recognized an unrealized gain of $389,793 on trading securities held for sale, as compared to an unrealized loss of $778,230 for the year ended December 31, 2006. The change reflects a rebound in the value of our resource company investments following a significant decline during 2006.
Trading securities were comprised mostly of investments in common shares and income trust units of resource companies.

LIQUIDITY DISCUSSION

         Net cash provided by financing activities for the year ended December
31, 2007 was $812,540 (2006 - $2,370,379).

         As of December 31, 2007, we had working capital equity of $1,761,284, comprised of current assets of $2,556,515 less current liabilities of $795,231.
Our current assets were comprised mostly of $334,265 in cash and cash equivalents and $2,167,741 in trading securities, which is based on our analysis of the ready saleable nature of the securities including an existing market for the securities, the lack of any restrictions for resale of the securities and sufficient active volume of trading in the securities. Our trading securities are held in our investment portfolio with an established brokerage in Canada in which we primarily invest in the common shares and income trust fund units of publicly traded resource companies.

         As we have received limited cash proceeds from the recovery of gold from our mineralized material since inception, we have historically relied on equity and debt financings to finance our ongoing operations. Existing working capital, and possible debt instruments, anticipated warrant exercises, further private placements and anticipated cash flow are expected to be adequate to fund our operations over the next year. We have no lines of credit or other bank

                                     - 23 -

financing arrangements. Generally, we have financed operations to date through the proceeds of the private equity financings and a convertible debt financing.
In connection with our business plan, Management anticipates operating expenses and capital expenditures as follows: (i) $1,500,000 for exploration; (ii)
$5,000,000 for mine operating, capital and administration costs at our Kwabeng
Project; and (iii) $1,200,000 for general and administrative costs. At December
31, 2007, we had working capital of approximately $1,761,284, consisting of current assets comprised of $334,265 in cash and $2,167,741 in trading securities, less current liabilities of $795,231.

         Absent deriving cash proceeds from the sale of gold recovered from the mineralized material at our Kwabeng Project in future financial periods or raising additional financing, we estimate that we will be able to continue operations for approximately 12 months. Until we achieve profitability, we will need to raise additional capital for our exploration programs. We intend to finance these expenses with our cash proceeds and to the extent that our cash proceeds are not sufficient, then from further sales of our equity securities or debt securities, or from investment income. Thereafter, we may need to raise additional capital to meet long-term operating requirements. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities or existing agreements and projects which could significantly and materially restrict our business operations.

         The independent auditors' report accompanying our December 31, 2007 and
December 31, 2006 consolidated financial statements contains an explanatory paragraph expressing doubt about our ability to continue as a going concern. The consolidated financial statements have been prepared "assuming that we will continue as a going concern", which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

RECENT CAPITAL RAISING TRANSACTIONS

         In February 2008, we received gross proceeds of $1,593,000 in connection with a private equity financing whereby we sold 1,602,000 shares of our common stock and issued 1,062,000 warrants at an exercise price of $2.25 per share expiring one year from the earlier of the posting of our shares on an over-the-counter bulletin board service and the listing of our shares on a recognized stock exchange. The securities were sold to 13 non US persons, and the transaction was exempt from registration under the Securities Act pursuant to section 4(2) and Rule 506 thereunder and Regulation S.

         In October 2007, we received gross proceeds of $530,822 in connection with the second and final tranche of a private equity financing whereby we sold
393,202 shares of our common stock and issued 196,601 warrants at an exercise price of $1.75 per share expiring on October 30, 2008. The securities were sold to eight non US persons, and the transaction was exempt from registration under the Securities Act pursuant to section 4(2) and Rule 506 thereunder and
Regulation S.

         In October 2007, we received gross proceeds of $141,750 in connection with the first tranche of a private equity financing whereby we sold 105,000 shares of our common stock and issued 52,500 warrants at an exercise price of
$1.75 per share expiring on October 10, 2008. The securities were sold to two non US persons, and the transaction was exempt from registration under the
Securities Act pursuant to section 4(2) and Rule 506 thereunder and Regulation
S.

                                     - 24 -

         In September 2007, we received gross proceeds of $229,500 in connection with the first tranche of a private equity financing whereby we sold 170,000 shares of our common stock and issued 85,000 warrants at an exercise price of
$1.75 per share expiring on October 10, 2008. The securities were sold to seven non US persons, and the transaction was exempt from registration under the
Securities Act pursuant to section 4(2) and Rule 506 thereunder and Regulation
S.

         In March 2006, we completed a private equity financing for net proceeds of $496,420 whereby we sold 792,029 shares of our common stock. As well, we received $81,375 from the exercise of share purchase warrants. The securities were sold to two US persons and six non US persons, and the transaction was exempt from registration under the Securities Act pursuant to section 4(2) and
Rule 506 thereunder and Regulation S.

         In April 2006, an aggregate of 177,200 previously issued share purchase warrants were exercised by 15 non US persons for which we received gross proceeds of $132,900.

         In June 2006, we completed a private equity financing for net proceeds of $468,300 whereby we sold 578,112 shares of our common stock and 289,056 warrants at an exercise price of $1.50 per share expiring on June 16, 2007. The securities were sold to six US persons and four non US persons, and the transaction was exempt from registration under the Securities Act pursuant to section 4(2) and Rule 506 thereunder and Regulation S.

         In July 2006, we completed a private equity financing to non US persons pursuant to Regulation S of the Securities Act for net proceeds of $1,018,800 whereby we sold 1,132,000 shares of our common stock and 566,000 warrants at an exercise price of $1.50 per share expiring on July 31, 2007. The expiry date of these warrants was extended, on approval of our Board, to December 13, 2007 and subsequently extended to July 13, 2008.

         In October 2006, we completed a private equity financing to non US persons pursuant to Regulation S of the Securities Act for net proceeds of
$310,200 whereby we sold 282,000 shares of our common stock and 141,000 warrants at an exercise price of $1.50 per share expiring on April 23, 2008. The expiry date of these warrants was extended, on approval of our Board, to July 13, 2008.

         As of December 31, 2007, we had working capital equity of $1,761,284
(2006 - $2,786,427), comprised of current assets of $2,556,515 (2006 -
$3,024,369) less current liabilities of $795,231 (2006 - $237,942). Our current assets were comprised mostly of $334,265 (2006 - $279,995) in cash and cash equivalents and $2,167,741 (2006 - $2,650,585) in trading securities.

         During the year ended December 31, 2007, net cash flows from financing activities were $812,540 (2006 - $2,370,379). These funds were raised through the sale of common stock, net of financing costs (2007 - $812,540; 2005 -
$2,377,379).

         In June 2005, we completed a private equity financing of $294,920 whereby we sold 536,218 equity units comprised of 536,218 shares of our common stock and 268,110 underlying warrants. The securities were sold to one US person and 15 non US persons, and the transaction was exempt from registration under the Securities Act pursuant to section 4(2) and Rule 506 thereunder and
Regulation S. In July 2005, we completed an aggregate debt financing of $900,000

                                     - 25 -

which was secured by the issuance of convertible debentures (described elsewhere in this Prospectus). In August 2005, we completed a private equity financing of
$165,000 whereby we sold 300,000 equity units comprised of 300,000 shares of our common stock and 150,000 underlying warrants. In November 2005, we completed a private equity financing of $852,145 whereby we sold 1,549,354 shares of our common stock.

         During fiscal year 2004, we completed two private equity financings for an aggregate of 4,129,400 units for net proceeds of $1,368,992. The securities were sold to 12 US persons and 34 non US persons, and the transaction was exempt from registration under the Securities Act pursuant to section 4(2) and Rule 506 thereunder and Regulation S. For every two shares held, we also issued one common stock purchase warrant to purchase a share of our common stock at an exercise price of $.75 per share for an aggregate of 2,064,700 warrants (the
"2004 WARRANTS"). The 2004 Warrants were exercisable for a term of one year and were subsequently extended on approval by our Board to March 31, 2006. As of
March 31, 2006, 108,500 of the 2004 Warrants were exercised and the remaining
1,956,200 2004 Warrants expired unexercised.

MATERIAL COMMITMENTS

MINERAL PROPERTY COMMITMENTS

         Save and except for fees payable from time to time to (i) the Minerals
Commission for an extension of an expiry date of a prospecting licence (current consideration fee payable is $15,000) or mining lease or annual operating permits; (ii) the Environmental Protection Agency ("EPA") in Ghana for the
issuance of permits prior to the commencement of any work at a particular concession or the posting of a bond in connection with any mining operations undertaken by our company; and (iii) a legal obligation associated with our mineral properties for clean up costs when work programs are completed, we are committed to expend an aggregate of less than $500 in connection with annual or ground rent and mining permits to enter upon and gain access to the following concessions and such other financial commitments arising out of any approved exploration programs in connection therewith:

         (a) the Kwabeng concession (Kwabeng Project);

         (b) the Pameng concession (Pameng Project);

         (c) the Banso and Muoso concessions (Banso and Muoso Project);

         (d) the Apapam concession (Apapam Project); and

         (e) the Edum-Banso concession (Edum Banso Project).

         With respect to the Kwabeng, Pameng and Apapam Projects, upon and following the commencement of gold production, a royalty of 3% of the net smelter returns is payable quarterly to the Government of Ghana.

         With respect to the Edum Banso Project:

                  (i)      $5,000 is payable to Adom Mining Limited ("ADOM") on
                           the anniversary date of the Option Agreement in each
                           year that we hold an interest in the agreement;

                                     - 26 -

                  (ii)     $200,000 is payable to Adom when the production of
                           gold is commenced (or $100,000 in the event that less
                           than 2 million ounces of proven and probable reserves
                           are discovered on our project at this concession; and

                  (iii)    an aggregate production royalty of 2% of the net
                           smelter returns ("NSR") from all ores, minerals and
                           other products mined and removed from the project,
                           except if less than 2 million ounces of proven and
                           probable reserved are discovered in or at the
                           Project, then the royalty shall be 1% of the NSR.

REPAYMENT OF CONVERTIBLE DEBENTURES AND ACCRUED INTEREST

         We are committed to repay our Convertible Debenture holders outstanding amounts of principal and interest calculated at 7% per annum on an aggregate face value of $900,000. Interest only payments are payable quarterly on the last days of September, December, March and June in each year of the term or until such time that the principal has been repaid in the full. The Convertible
Debenture holders are entitled, at their option, to convert, at any time and from time to time, until payment in full of their respective Convertible
Debentures, all or any part of the outstanding principal amount of the
Convertible Debenture, plus the Accrued Interest, into shares (the "CONVERSION
SHARES") of our common stock at the conversion price of $1.00 per share (the
"CONVERSION PRICE"). Provided there is a registration statement then in effect covering the Conversion Shares, or the Conversion Shares may otherwise be resold pursuant to Rule 144, the outstanding principal amount of each Convertible
Debenture, and all accrued but unpaid interest, shall automatically be converted into shares of our common stock, at the Conversion Price, in the event that our common stock trade for 20 consecutive trading days (a) with a closing bid price of at least $1.50 per share and (b) a cumulative trading volume during such twenty (20) trading day period of at least 1,000,000 shares.

FURTHER MATERIAL COMMITMENTS

         Further material commitments are subject to new funding arrangements to be obtained or agreements not yet formalized.

PURCHASE OF SIGNIFICANT EQUIPMENT

         We do not expect to purchase significant ore processing and gold recovery equipment as our Wash Plant has sufficient capacity to handle our processing requirements at our Kwabeng Project. We rent our earthmoving and ancillary earthmoving equipment fleet in connection with our ongoing operations at our Kwabeng Project.

OFF BALANCE SHEET ARRANGEMENTS

         We have no off balance sheet arrangements.

SIGNIFICANT ACCOUNTING POLICIES

APPLICATION OF CRITICAL ACCOUNTING POLICIES

         We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements.

                                     - 27 -

MINERAL PROPERTIES

         The valuation of our mineral properties (the "ASSETS") is based upon the fair value of the securities issued as consideration for the purchase of the
Assets. Specifically, we have restated our financial statements to indicate a value of the Assets based upon the following:

         The number of securities issued as consideration
           for the Assets ....................................     2,698,350
         multiplied by .......................................             x
         the quoted bid price ................................           .60
                                                                  ----------

         Consideration based on Fair Market Value of Shares ..    $1,619,010

ASSET RETIREMENT OBLIGATION

         The fair value of our asset retirement obligation are recorded as liabilities when they are incurred. As such, the valuation could be affected by the following:

Costs - When work actually commences on asset retirement obligations, actual costs could materially differ from what has been projected. This would materially affect the value of the obligation.

Ghanaian laws and regulations - If the Government of Ghana approves or changes laws and regulations that affect mining operations in Ghana, the cost of meeting our asset retirement obligations could change materially.

DEFERRED INCOME TAXES

         As we have no history of profitability and currently have derived limited cash proceeds, we have recognized a 100% valuation on our future tax assets. If our company becomes profitable in the future, a material amount of these future tax assets could actually be realized.

RECENT ACCOUNTING PRONOUNCEMENTS

         In July 2006, the Financial Accounting Standards Board ("FASB") issued
FASB Interpretation No. 48, "Accounting for Uncertainty in "Income Taxes" ("FIN
48"). FIN 48 clarifies the accounting and reporting for uncertainties in income tax law. FIN 48 prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. FIN 48 is effective for fiscal years beginning after December 15, 2006. We have adopted
FIN 48, however, this adoption has no material effect on our company's consolidated financial position of results of operations and therefore no additional disclosure was necessary in our financial statements.

         In September 2006, the FASB issued SFAS No. 157, "Fair Value
Measurements" which establishes a framework for measuring the fair value of assets and liabilities. This framework is intended to provide increased consistency in how fair value determinations are made under various existing accounting standards which permit, or in some cases require, estimates of fair market value. SFAS No. 157 is effective for fiscal years beginning after
November 15, 2007, and interim periods within those fiscal years, however, earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year.

                                     - 28 -

         In February 2007, the FASB issued SFAS No. 159 "The Fair Value Option for Financial Assets and Financial Liabilities" which permits entities to choose to measure many financial assets and financial liabilities at fair value.
Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. We have assessed this pronouncement and have determined that implementation will have no material impact on our financial statements.

         We do not anticipate that the adoption of the foregoing pronouncements will have a material effect on our company's consolidated financial position or results of operations.

                             BUSINESS OF OUR COMPANY

BUSINESS DEVELOPMENT

         Our predecessors were inactive from inception until October 21, 2003, except for some non-mining business ventures, raising capital to fund such ventures and two stock consolidations.

         On October 31, 2003, we entered into a share exchange agreement (the
"SHARE EXCHANGE AGREEMENT") with Xtra Energy (formerly XGRI) and its shareholders (the "XTRA ENERGY SHAREHOLDERS"). Pursuant to the terms of the
Share Exchange Agreement: (i) we acquired 100% of the issued and outstanding shares of common stock of Xtra Energy from the Xtra Energy Shareholders; and
(ii) in exchange, we issued 10,070,000 shares of our common stock to the Xtra
Energy Shareholders in proportion to their respective holdings in Xtra Energy.
As a result of this transaction, Xtra Energy became our wholly owned subsidiary.

         Since our acquisition of Xtra Energy in October 2003, we have been primarily engaged in the business of exploration for gold mineralization from our projects. Since February 2004, we have been focused on exploration for gold mineralization from our projects and the recovery of gold from the mineralized material at our Kwabeng Project, all of which are located in the Republic of
Ghana ("GHANA"), West Africa, through our Ghanaian subsidiaries, Xtra-Gold
Exploration Limited ("XGEL") and Xtra-Gold Mining Limited ("XG MINING").

         At the time of our acquisition of Xtra Energy on October 28, 2003, Xtra
Energy held an option to earn up to 90% of an 80% interest in an early stage mineral exploration property located in Switzerland (the "SWISS PROPERTY") held by CaribGold Minerals Inc. ("CARIBGOLD"). We would have earned this 90% interest in the Swiss Property by incurring exploration expenditures of a least
CAD$200,000 (USD$176,242) on or before October 28, 2004. Our Board subsequently decided to let the option expire and to instead use our capital to focus on the acquisition of mineral properties in Ghana. None of the CAD$200,000
(USD$152,532) was expended, except for approximately $1,200 which was paid for an annual exploration fee to the relevant government authorities and storage fees for core samples. Paul Zyla, our former President and Chief Executive
Officer, was the President and a director of CaribGold at the time of this transaction. Mr. Zyla owned 647,500 (.550%) of the 11,758,232 issued and outstanding shares of CaribGold at the time of this transaction.

         Since October 2004 until October 2005, Xtra Energy had been an inactive subsidiary of our company. In October 2005, the board of directors of Xtra
Energy decided to commence preliminary activities towards its business model in the oil and gas industry. As a result of Xtra Energy being a new entrant into the oil and gas industry and currently having no activities thereto, there is no available information regarding production or revenue generation.

                                     - 29 -

         In October 2005, we also became engaged in the business of oil and gas through two other wholly-owned subsidiaries; namely Xtra Energy (formerly XGRI)
and XOG, by way of XOG acquiring a 5% participating interest in one oil and gas property located in southeastern Saskatchewan, Canada (the "SASKATCHEWAN
PROJECT").

         Since the incorporation of our wholly-owned subsidiary, XOG Ghana on
March 2, 2006, its activities in the oil and gas industry have been limited to organizational efforts and pursuing a petroleum interest in Ghana. In April
2006, our subsidiary XOG Ghana made an application to GNPC to acquire a petroleum agreement for an oil interest in Ghana. The petroleum agreement was granted to another applicant, however, we plan to continue to pursue opportunities to acquire petroleum interests in Ghana.

         In October 2006, we sold our 5% interest to an arm's length oil and gas company, TriStar Oil & Gas Partnership, a general partnership, having an office in Calgary, Alberta, pursuant to the terms of a purchase and sale agreement for a consideration of CAD$350,000 (USD$314,258).

OUR BUSINESS IN THE GOLD INDUSTRY

         We are currently engaged in the exploration of gold properties exclusively in Ghana. Our interests in our Projects are held by our Ghanaian subsidiaries, through prospecting licences, an option agreement in connection with a prospecting licence and mining leases granted by the Government of Ghana for licensed or leased areas respectively located within and upon concessions. A concession is a grant of a tract of land made by a government or other controlling authority in exchange for an agreement that the land will be used for a specific purpose.

         Exploration means we are engaged in the search for mineral deposits or reserves which could be economically and legally extracted or produced and typically includes the review of existing data, grid establishment, geological mapping, geophysical surveying, trenching and pitting to test the areas of anomalous soil samples and RC and/or diamond drilling to test targets followed by infill drilling, if successful, to define reserves.

         We currently have six projects as follows, as more fully described herein:

         o  Kwabeng Project. Our interest in this project is held by a mining lease. In January 2007 we commenced an early stage pre-production mining process whereby a sample area of ore was processed, the results of which assisted us in determining the best way and most profitable manner in which to mine the gold to be recovered from the mineralized material at our Kwabeng Project. This process was internally referred to by our company as a "BULK TEST". We tested
            32,906.70 BCM of mineralized material at our Kwabeng Project that we processed through our Wash Plant and recovered 608.50 fine ounces of gold. Following completion of the Bulk Test on March 25, 2007, our company has made modifications to our Wash Plant.

            We have been recovering gold from the mineralized material at our
            Kwabeng Project since January 19, 2007. As of April 17, 2008, the total mineralized material that has been recovered from our Kwabeng
            Project is 243,428.35 BCM. As of April 17, 2008, we have recovered
            6,029.06 fine ounces of gold from the mineralized material at our
            Kwabeng Project and, as of such date, we have sold 6,029.06 fine ounces of gold for cash proceeds of $4,543,101.

                                     - 30 -

         o  Pameng Project. Our interest in this project is held by a mining lease. This project is in the exploration stage.

         o  Banso Project. Our interest in this project is held by a prospecting licence. This project is in the exploration stage.

         o  Muoso Project. Our interest in this project is held by a prospecting licence. This project is in the exploration stage.

         o  Apapam Project. Our interest in this project is held by a prospecting licence. This project is in the exploration stage. We have submitted an application to the Minerals Commission to convert the prospecting licence to a mining lease and anticipate receiving a response within the next six months. A reconnaissance trenching program was intermittently implemented from February to December
            2007. See "Phase II Exploration Program - Apapam Project" for the
            results of this program.

         o  Edum Banso Project. We have an option to acquire the interest in a prospecting licence in Edum Banso. This project is in the
            exploration stage. An exploration work program was prepared by our
            Vice-President, Exploration and approved by our Board. A first phase exploration program was implemented from August 2007 to January
            2008. See "Edum Banso - Phase I Exploration Program" for the results of this exploration program.

         Our Banso and Muoso Project and Edum Banso concessions represent
"grassroots" or "greenfields" mineral exploration projects. These exploration projects are each at an early stage of evaluation and no mineralized material or reserve estimates have been made. The present exploration activities on these concessions, including grid establishment, soil sampling, prospecting/geological mapping, pitting/trenching and geophysics, are aimed at identifying lode gold
(hardrock) mineral occurrences to be further evaluated through drilling. We have completed preliminary lode gold exploration programs at our Banso and Muoso and
Apapam Projects and have received their respective results as noted hereunder.
We are preparing a preliminary lode gold exploration program at our Edum Banso
Project. We have not yet produced any gold at our Banso and Muoso, Apapam and
Edum Banso Projects and we will require substantial additional capital in order to do so.

THE GOLD INDUSTRY

         THE GOLD INDUSTRY IN GHANA

         The mining and minerals development industry in Ghana continues to be focused on gold. Ghana is the second largest gold producer in Africa and is also a major producer of bauxite, manganese and diamonds.

         GEOLOGICAL SETTING

         Ghana is situated mostly within the West African Craton, which stabilized during the early Proterozoic Period some two billion years ago. In a series of tectonic processes, large areas were folded, faulted, metamorphosed, subjected to igneous activity, erosion and sedimentary processes, giving rise to a series of gold belts. Gold deposits can be categorized as Birimian gold and
Tarkwaian gold. Birimian supracrustal rocks of West Africa, which extend from

                                     - 31 -

Ghana westward to Senegal and Mauritania and northward into Burkina Faso, are richly endowed with Proterozoic greenstone-type lode gold deposits. Deposits are variable and structurally complex, featuring gold that occurs in both quartz-filled shear zones and in altered rocks adjacent to shear zones. The metamorphosed volcanic belts in which they are found average between 15 kilometers and 40 kilometers in width and cover approximately one-sixth of
Ghana's surface area. The bulk of Ghanaian gold is derived from Birimian rocks.
The second category is Tarkwaian gold. Auriferous quartz-pebble conglomerate deposits occur within the Tarkwaian supercrustal rocks of Ghana. The matrix consists of fine-grained quartz and black sands (mainly hematite, and to a lesser extent, ilmenite, magnetite and rutile) and over 90% of the pebbles are vein-quartz and the balance, quartzite and phyllite (1).

         Ghana is covered by the Paleoprotoerozoic rocks of the Birimian Super group and the overlying clastic sedimentary Tarkwaian group. A result of a series of erosional events, significant portions of these rocks have been re-deposited as placer formations in a number of streams and channels. Placer gold deposits, which are also referred to as alluvial gold, are found in the majority of rivers draining Birimian rocks. We have determined that large deposits of placer gold also occur along the terraces, floodplains, channels and river beds of the Offin, Pra, Ankobra, Birim and Tano rivers where large
Birimian and Tarkwaian gold deposits have experienced several episodes of erosion and subsequent deposition.

         ORGANIZATION OF MINING OPERATORS IN GHANA

         Operators of gold projects are awarded mining leases by the Government of Ghana to mine in a designated area for a period of time, usually for 30 years.

         MINERAL RIGHTS

         The governing mining law of Ghana is the Minerals and Mining Act, 2006
(Act 703) (the "MINING ACT") which was enacted in March 2006 by the President and Parliament of Ghana. This law and associated legislation combines regulation of the mining industry with fiscal incentives for investors. Some of the more significant features of the legislation are as follows:

1.       Every mineral in its natural state in, under or upon land in Ghana, rivers, streams, water-courses throughout the country, the exclusive economic zone and an area covered by the territorial sea or continental shelf is the property of the Republic and is vested in the President in trust for the people of Ghana.

2.       The Mining Act established a new cadastral system of mineral title administration. It is a system under which the country (Ghana) is divided into geographical blocks of 21 hectares each. Applications for mineral rights may be made in multiples of blocks which should be contiguous. Fractions of blocks may not be applied for except for blocks intended for small scale mining and blocks part of which lie outside the country; in which case, such part-blocks are considered for purposes of the cadastral system as full blocks. Three main types of mineral rights in the form of licences may be granted under the Mining
         Act, to coincide with the three key stages of the mining cycle, namely reconnaissance, prospecting and development.

                                     - 32 -

TYPE OF LICENCE                    PURPOSE                    AREA         LICENCE PERIOD
---------------                    -------                    ----         --------------

Reconnaissance .......   to conduct reconnaissance      maximum of         12 months
                         operations in search for       5,000 contiguous   renewable
                         for specific minerals (not     blocks
                         including drilling or
                         excavations)

Prospecting Licence ..   to intentionally explore or    maximum of         2 years
                         search for specific minerals   750 contiguous     renewable with 50%
                         and determining their extent   blocks of 21       reduction of area
                         and economic value             hectares each      upon renewal

Mining Licence .......   to intentionally extract or    maximum of         30 years
                         win specific minerals          30 contiguous      renewable
                                                        blocks per lease

3.       Negotiable matters are the deferment of royalty payments, work programs and the level of export earnings retention allowances and the detailed provisions of a stability agreement or development agreement provided for respectively under sections 48 and 49 of the Mining Act.

4.       In accordance with section 14(1), "a mineral right shall not in whole or in part be transferred, assigned, mortgaged or otherwise encumbered or dealt in, in a manner without the prior approval in writing of the
         Minister (of Lands, Forestry and Mines), which approval shall not be unreasonably withheld or given subject to unreasonable conditions".

5.       The legislation is to be applied equally to Ghanaians and foreigners, except for the provisions relating to artisanal mining and exploitation of construction minerals which is reserved for Ghanaians.

6.       The Government of Ghana is entitled to a free carried equity interest of 10% in mining ventures. It also has the option of purchasing an additional 20% at a fair market price. See the section entitled
         "Ghanaian Law - Ghanaian Ownership and Special Rights" for more detailed disclosure.

7.       Royalties vary form 3% to 6% of the gross value of minerals produced.
         The variation is related to the "operating margin" and is designed to prevent royalties becoming too onerous during times of low profitability.

8.       Section 10 of the Mining Act provides as follows:

         "10.     Unless otherwise provided in this Act, a mineral right shall not be granted to a person unless the person is a body
                  incorporated under the Companies Code 1963 (Act 179), under the Incorporated Private Partnerships Act 1962 (Act 152) or
                  under an enactment in force."

         This provision prohibits the grant of mineral rights which are defined in the law to include reconnaissance licence, prospecting licence and mining lease to natural persons unless a specific provision to the contrary is made in the law. However, it should be noted that the exceptions in this regard relate mainly to the grant of licences in

                                     - 33 -

         respect of (a) building and industrial minerals; and (b) small scale mining to non-corporate persons who are citizens of Ghana. The exceptions therefore do not apply to large scale mining.

         In addition to being a corporate legal entity, an applicant is also required to show financial and technical capability to carry out the proposed mineral operations in respect of which the licence is being applied for. Thus, section 11 of the Mining Act states that:

         "11.     An application for a mineral right shall be submitted to the
                  Minerals Commission in the prescribed form and shall be
                  accompanied with a statement providing,

                  (a)      particulars of the financial and technical resources
                           available to the applicant for the proposed mineral
                           operations,

                  (b)      an estimate of the amount of money proposed to be
                           spent on the operations,

                  (c)      particulars of the programme of proposed mineral
                           operations, and

                  (d)      particulars of the applicant's proposals with respect
                           to the employment and training in the mining industry
                           of Ghanaians."

KWABENG AND PAMENG, APAPAM, BANSO AND MUOSO AND EDUM BANSO PROJECTS

ACQUISITION OF XGEL AND XG MINING

         On February 16, 2004, we entered into an offer to purchase (the
"ACQUISITION AGREEMENT") with Akrokeri-Ashanti Gold Mines Inc.
("AKROKERI-ASHANTI"), an unaffiliated third party, who at the time was the sole shareholder of XGEL (formerly Canadiana Gold Resources Limited), a Ghanaian corporation, to purchase 50,000 ordinary common shares, being all of the issued and outstanding shares of XGEL (the "XGEL SHARES") for (i) $25,000 cash; (ii)
forgiveness of $175,000 in debt owed to XGEL by an affiliate of
Akrokeri-Ashanti; and (iii) agreeing to make a tender offer to Akrokeri-Ashanti note holders and debenture holders (the "NOTE AND DEBENTURE HOLDERS") to extinguish their debts totaling approximately $13,104,159.92. Akrokeri-Ashanti had pledged as security to its Note and Debenture Holders, 90% of the issued and outstanding shares (the "GOLDENRAE SHARES") of its subsidiary, XG Mining
(formerly Goldenrae Mining Company Limited). The remaining 10% of the issued and outstanding shares of XG Mining was at the relevant time and continues to be held by the Government of Ghana in accordance with governing mining laws and regulations of Ghana.

         Under the Acquisition Agreement, if we abandoned our bid to the Note and Debenture Holders, or were unsuccessful in acquiring the XG Mining Shares by
December 31, 2004, then we would be required to reconvey the XGEL shares back to
Akrokeri-Ashanti. On December 22, 2004, we succeeded in our offer to the Note and Debenture Holders and exchanged one-half share of our common stock for every
CAD$1.00 (USD$.90) principal amount of notes and debentures. We therefore issued a total of 2,698,350 shares of our common stock for the $13,104,159.92, outstanding principal amount of the notes and debentures. Following the completion of the foregoing transaction, XG Mining became our subsidiary as to a
90% interest. The Government of Ghana holds the remaining 10%.

                                     - 34 -

MAP OF OUR PROJECTS

LOCATION OF XTRA-GOLD MINING LIMITED CONCESSIONS
REGIONAL MAP OF GHANA
XTRA GOLD EASTERN REGION CONCESSIONS
VOLTA LAKE
Bonkrom
Kweiada
Odumasua
Ekyamenfurom
To Kumasi
Mpraeso
Nkwakaw
Dominase
Asunafo
Begoro
Muoso
Anyinam
Osino
MUOSO
KWABENG
Field Camp
Abomoso
Kwabeng
New Abirem
Asuom
Asiakwa
BANSO
PAMENG
APAPAM
Pramkese
Apapam
Kibi
KOFORIDUA
Kade
Suhum
EASTERN REGION
Akim Oda
Asamase
Somanya
Kraboa Coaltar
Asamankese
Donyum
Achiase
Nsawam
Amasaman
Tema Harbour
ACCRA
GULF OF GUINEA
20 Kms
LEGEND - EASTERN REGION
Capital city
Regional Capital
Major Towns
Field Camp
Accra-Kumasi Trunk Road
Paved roads
Rivers and streams
Mining Concession
Exploration Concession
7°15'
7°00'
6°45'
6°30'
6°15'
6°00'
5°45'
5°30'
5°15'
1°00'
0°45'
0°30'
0°15'
0°00'

                                     - 35 -

THE KWABENG AND PAMENG PROJECTS

         Three concessions totaling 118.92 sq km; namely our Kwabeng Project,
Pameng Project and our Apapam Project, which is located to the south of our
Kwabeng and Pameng Projects, are contiguous to our Banso and Muoso Project.

         ACCESS AND LOCATION

         Access to our Kwabeng Project can be gained by driving northwest from the City of Accra on the Accra-Kumasi Trunk Road, which is the main paved national highway, for approximately 110 km until arrival at the road sign for
"Kwabeng" where we have posted a sign reading "Xtra-Gold Mining Ltd. - Kwabeng".
Make a left hand turn on the road where a sign reads Town of Anyinam and drive southwest approximately 10 km until the Town of Kwabeng is reached where our
Field Camp is located on the right side of the road approximately 50 meters from the Anyinam to Kwabeng road. Our Field Camp is located approximately 500 meters from the Town of Kwabeng. The eastern boundary of our Kwabeng Project is approximately 500 meters to the east of our Field Camp.

         Access to our Pameng Project can be gained by driving northwest from the City of Accra on the Accra-Kumasi Trunk Road, which is the main paved national highway, for approximately 125 km until arrival at the village of
Pameng where there is a road sign reading "Pameng". Make a left hand turn at the
Pameng sign and drive southwest approximately 2 km to reach our Pameng concession. Our Pameng concession is located approximately 15 km south-southwest from our Field Camp.

         We hold 30-year mining leases expiring on July 26, 2019 on our Kwabeng and Pameng mining concessions (see "Mining Leases - Kwabeng and Pameng
Projects") and a prospecting licence for our Apapam Project (see "The Apapam
Project").

         These three Projects have had very little exploration for lode source gold deposits; however, there has been detailed exploration for placer gold deposits. The Kwabeng, Pameng and Apapam Projects contain approximately
12,583,000 BCM with an average grade of 0.568 grams/BCM. In addition to the mineralized material, there is potential to define reserves with further exploration.

         The placer gold deposit currently located at our Kwabeng concession was mined by the former owner in the early 1990's for 15 months and produced approximately 16,800 ounces of gold before operations were ceased due to mining difficulties as noted hereunder. The placer gold is contained in a gravel deposit distributed across the floor of the river valleys west of the Atewa
Range which can easily be excavated.

         In addition to the two mining leases, XG Mining owns the Wash Plant and a functional living compound for mining personnel (the "FIELD CAMP") which is also comprised of offices and facilities for stores, engineering and exploration activities. The Wash Plant and the Field Camp are located on the property included in our Kwabeng concession, close to the town of Kwabeng.

         We have engaged experienced mining personnel with respect to our recovery of gold effort at our Kwabeng Project. We currently have approximately
100 personnel working at the Kwabeng Field Camp and our administrative office in
Accra, Ghana. We have further engaged a Mine Manager who supervises all

                                     - 36 -

personnel at our Plant, Field Camp and gold recovery room ("GOLD ROOM") and a
Management Geologist who supervises the exploration and planning of daily recovery of gold activities of our personnel.

         In early 1990's, the former mining lessee invested approximately
$24,000,000 to open and operate a mine at the Kwabeng concession. The mining operation lasted for 15 months and 16,800 ounces of gold was produced before the mine was shut down.

         The preceding mining effort failed as the former operator was unable to achieve anticipated throughput due to the design and construction deficiencies of the processing plant. Significant operational costs to sustain high throughputs, a poor gold price, lack of funds to continue mining operations and the lack of available qualified placer gold consultants, engineers and operators which led to the engagement of expensive foreign personnel also contributed to the failure of the previous mining effort.

         We are able to address the foregoing past failings of the former operator as we have: (i) redesigned our Wash Plant to accommodate a higher capacity of throughput; (ii) engaged experienced Ghanaian engineers, geological consultants and accounting personnel; (iii) cash available to sustain our current recovery of gold effort for approximately 12 months; and (iv) a plan to derive cash proceeds from our current recovery of gold effort in order to meet operational costs through the course of advancing our plan. Also, the current gold price (approximately $900 per ounce) is significantly greater compared to the gold price during the previous mining effort (approximately $300 per ounce).
On the basis of our planned annual recovery of gold of approximately 360,000
BCM, we anticipate that our plan could continue for a minimum of 20 years, however, this will depend upon numerous factors including the grade and commercial recoverability of the mineralized material and the selling gold price at the relevant time.

FLOATING GOLD ORE WASHING AND PROCESSING PLANT

         The Wash Plant was custom manufactured for the placer gold ores located on the Kwabeng and Pameng concessions by IHC of the Netherlands and shipped to
Ghana in disassembled modules in the early 1990's while the Kwabeng mining lease was held by the former owner, Goldenrae Mining Company Limited. The Wash Plant is made up of two major functional components: (i) a series of modular pontoons which are assembled on-site to make up the floating barge portion of the Wash
Plant; and (ii) the gold ore processing and recovery equipment, power generation equipment are installed, which is comprised of vibrating grizzly feeder, scrubber, vibrating screen, a three stage IHC radial jig gold recovery unit and provisions for the disposal of the barren processed gravels back into the mining pit. The rated recovery of gold capacity of the Wash Plant is approximately 150 cubic meters of ore gravels per hour and we anticipate that it will be operated continuously by the staff to be hired at the commencement of full scale production at our Kwabeng concession. The Wash Plant is currently being operated on a one 10 hour shift per day for six days of the week. The Wash Plant, and our
Field Camp thereto, is currently operated by generators since the area of our concession is not yet connected to any electrical power generation facility. In light of the current government imposed power shedding (outages), our company has decided to postpone connection of the Field Camp to the national power grid and will continue to rely on its own generator systems. Currently, a new vibrating screen deck and water supply pump have been installed and the Wash
Plant is fully operational.

                                     - 37 -

BULK TEST

         We completed the Bulk Test at our Kwabeng Project on March 25, 2007.
During the Bulk Test, we collected, processed, analyzed and sold the gold recovered from the Bulk Test. We obtained the necessary approvals and permits from the Ghanaian government authorities prior to commencing the Bulk Test.

MINING LEASES - KWABENG AND PAMENG PROJECTS

         Our subsidiary, XG Mining, which is owned by us as to a 90% interest, entered into two individual mining leases on July 26, 1989 with The Government of the Republic of Ghana (the "GOVERNMENT OF GHANA"), who holds a 10% interest in XG Mining, covering an area of 44.76 sq km with respect to the Kwabeng concession and 40.51 sq km with respect to the Pameng concession (collectively, the "LEASE AREA"), located in the East Akim District of the Eastern Region of the Republic of Ghana. These mining leases have a 30 year term expiring on July
26, 2019. We have been granted surface and mining rights by the Government of
Ghana to work, develop and produce gold in the lease area (including processing, storing and transportation of ore and materials). With respect to each mining lease, we are: (i) required to pay applicable taxes and annual rental fees of
Cedis 15,500 (based on Cedis 500 per sq km) (USD$1.75) to the Government of
Ghana; and (ii) committed to pay a royalty in each quarter through the
Commissioner of Internal Revenue based on the production for that quarter within
30 days from the quarter end as well as a royalty on all timber felled in accordance with existing legislation. Under the terms and conditions of each mining lease, we are required to furnish (i) a report in each quarter not later than 30 days after the quarter end to the Government Authorities in connection with quantities of gold won in that quarter, quantities sold, revenue received and royalties payable; (ii) a report half-yearly not later than 60 days after the financial year end to the Government Authorities summarizing the results of operations during the half year and records containing a description for the proposed operations for the following year with an estimate of the production and revenue to be obtained; (iii) a report not later than three months after the expiration or termination of the mining lease, to the Government Authorities, giving an account of the geology of the lease area including the stratigraphic and structural conditions and a geological map on scale prescribed in the Mining
Regulations; (iv) a report to the Government Authorities of any proposed alteration to its regulations and a report of the particulars of any proposed transfer of any share of its capital stock representing 1% of more of the total number of issued and outstanding shares; (v) a report to the Government
Authorities on the particulars of any fresh share issuance or borrowings in excess of an amount equal to the stated capital of XG Mining; and (vi) having regard to items (iv) and (v), these reports shall be submitted not less than 60 days in advance of the proposed alteration, transfer, issue or borrowing; (vii)
a copy of each of its annual financial reports including a balance sheet, profit and loss account and notes thereto certified by a recognized accountant not later than 180 days after the financial year end; and (viii) such other reports and information in connection with our operations to Government Authorities as be reasonably required. We are entitled to surrender all or any part of our interest in the lease area upon providing proper notice to the Government of
Ghana. We have the right to terminate our interest in each mining lease if the subject mine can no longer be economically worked, by giving not less than nine months' notice to the Government Authorities, without prejudice to any obligation or liability incurred prior to such termination. The Government of
Ghana has the right to terminate our interest in the mining lease if (i) we fail to make payments when due; (ii) contravene or fail to comply with terms and

                                     - 38 -

conditions of mining lease (however, we have three months to remedy from the notice of such event); (iii) become insolvent or commit an act of bankruptcy; or
(iv) submit false statements to the Government Authorities.

         The mining leases further provide that XG Mining shall report forthwith to the Minister, the Chief Inspector of Mines, the Director of Geological Survey
and the Chief Executive of the Minerals Commission in the event it discovers any other minerals in the lease area, who in turn will provide XG Mining with the first option to prospect further and to work the said minerals subject to satisfactory arrangements between made between XG Mining and the relevant government authorities.

SALE OF GOLD

         As of the date of this Prospectus, we have sold an aggregate of
5,660.12 ounces of gold recovered from the mineralized material at our Kwabeng
Project. We do not have an exclusive agreement with any company or entity to buy the gold that we recover.

ANCILLARY OPERATIONS

KWABENG FIELD CAMP

         Our company already possesses a fully operational and well maintained
Field Camp comprised of office, administration accommodation and workshop facilities located on the Kwabeng concession and is accessible by paved road located approximately 2 hours drive from the capital city of Accra. Our Field
Camp is the base of operations for our Kwabeng, Pameng and Apapam Projects. The
Field Camp is within cell phone coverage and can be supplied with electricity from the national grid, which lines run along the road accessing the Field Camp.
We anticipate that all of our senior staff will be accommodated in the Field
Camp with the junior staff finding accommodation in the surrounding towns and villages.

FUEL AND SPARE PARTS SUPPLY

         We plan to deliver fuel from Accra by tanker and plan to discharge the fuel into and store the fuel in the fuel tank facility located within the Field
Camp. We plan to purchase spare parts for all of our equipment either locally or from suppliers overseas and store such parts in the secure spare parts warehouse located at the Field Camp.

DEPARTMENTAL WORKSPACE

         We anticipate, for the most part, hiring our company's engineering staff locally due to the abundance of highly skilled mining professionals in
Ghana. There is adequate office space at the Field Camp for our anticipated mine planning and engineering, geology, surveying, environmental, processing, equipment maintenance and other departments.

EQUIPMENT MAINTENANCE

         Depending upon whether we elect to own and operate our own earthmoving equipment fleet or not, then the maintenance of that fleet will be carried out in the workshops located within the Field Camp. At the time when we make our decision to own and operate an earth moving equipment fleet, we plan for some

                                     - 39 -

re-tooling and re-equipping of our workshops to suit the equipment that we anticipate being utilized for our mining operations. If our company decides to make use of a mining contractor to carry out the earth moving at our Kwabeng,
Pameng and Apapam Projects, then we anticipate leasing the workshops to the contractor as part of the contract.

         Capital Expenditures

         To commence full scale production at the Kwabeng, Pameng and Apapam
Projects, with a view to generating revenues, we anticipate capital requirements of approximately a maximum of $6,000,000 as set out below:

         Mining Equipment (1) ............. $ 3,000,000
         Service Equipment ................ $   900,000
         Wash Plant ....................... $   900,000
         Site Administration .............. $   100,000
         Environmental and Permitting ..... $    75,000
         Working Capital .................. $ 1,000,000
                                            -----------
         TOTAL CAPITAL EXPENDITURES         $ 5,975,000
                                            ===========

    (1)  This capital cost contemplates the purchase of mining equipment, which includes bull dozers, excavators, dump trucks, a front end loader and motor grader, and will be reduced by $3,000,000 in the event that we decide to lease such equipment through third parties.

         XG Mining has commenced rehabilitating the Field Camp which includes installation of a communication system for Internet access, electronic mail, telephone and facsimile service and minor construction repairs.

         Since completion of our Bulk Test, we commenced the recovery of gold from the mineralized material at our Kwabeng Project on April 24, 2007.

THE BANSO AND MUOSO PROJECT

         Our Banso and Muoso Project consists of two concessions totaling 107.32 sq km. We hold one prospecting licence, as more particularly described hereunder, for the Banso and Muoso concessions which is situated in the Eastern
Region of Ghana approximately 80 kilometers north of Accra. These concessions lie in the Kibi-Winneba Gold Belt on the western flanks of the prominent Atewa
Range, which is underlain by Birimian greenstone, phyllites, meta-tuffs, epi-diorite, meta-greywacke and chert. The valleys, over which the concessions are located, are underlain by thick sequences of Birimian metasediments. The north-western end of the Atewa Range is the type-locality for the Birimian metasediments and metavolcanics.

         This area is one of the oldest placer gold mining areas of Ghana, dating back many centuries. Historical exploration and mining has mainly focused on placer gold. Prior to our acquisition of the Banso and Muoso concessions, to the best of our knowledge and based on mining records in Ghana, there has never been a detailed documented bedrock exploration program conducted on these concessions.

                                     - 40 -

         Our Banso and Muoso Project represents a "grassroots" or "greenfields"
mineral exploration project. This Project is at an early stage of evaluation and no mineralized material or reserve estimates have been made. The present exploration activities on these concessions, including grid establishment, soil sampling, prospecting/geological mapping, pitting/trenching and geophysics, are aimed at identifying lode gold (hardrock) mineral occurrences to be further evaluated through drilling. We have completed preliminary lode gold exploration programs at our Banso and Muoso Project and have received the respective results as noted hereunder.

         ACCESS AND LOCATION: MUOSO CONCESSION

         Access to the Muoso Concession is gained by driving northwest approximately 80 km from Accra on the paved Accra-Kumasi Trunk Road. This highway passes through the easternmost portion of the Muoso concession and shares a common boundary with the Kwabeng Concession. From the town of Osino, one would drive northwest approximately 5 km to the town of Anyinam, from which an all weather direct road heads south through the centre of the Muoso
Concession and onto the Banso Concession, approximately 15 km south of the
Accra-Kumasi Trunk Road. The town of Muoso is approximately 10 km from Anyinam.
A number of dirt roads, trails and footpaths offer additional access to this concession. Our Project is located approximately 10 km south-southeast from our
Field Camp.

         ACCESS AND LOCATION: BANSO CONCESSION

         Access to the Banso Concession is gained by driving northwest approximately 136 km from Accra on the paved Accra-Kumasi Trunk Road. Our
Project is located approximately 11 km south-southwest from our Field Camp.

         BANSO AND MUOSO PROSPECTING LICENCE

         Our wholly-owned subsidiary, XGEL entered into a prospecting licence with the Government of the Republic of Ghana (the "GOVERNMENT OF GHANA") on
September 24, 2001 covering a licensed area of 107.32 sq km (the "BANSO AND
MUOSO LICENSED AREA"). The current term of the prospecting licence has been renewed and expires on May 29, 2008. In March 2007, as part of our application for a further renewal of the prospecting licence, we submitted the required terminal report in support of our application and will provide any additional documentation upon request which may include (i) a detailed financial report;
(ii) a site plan indicating the areas to be retained and those to be shed off;
(iii) evidence of annual ground rent payments; and (iv) an environmental permit from the EPA. Under the prospecting licence, we have been granted the right and licence by the Government of Ghana to conduct geological and geophysical investigations in the licensed area to determine adequate quantity of geologically proven and mineable reserve of gold and diamonds (directly or through agents, contractors or sub-contractors). The terms and conditions of the prospecting licence include, among other things, our requirement to (i) conduct a preliminary pitting program (Phase I); (ii) conduct a reserve definition program (Phase II); and (iii) prepare an engineering/feasibility report (Phase
III); (iv) provide an annual report in prescribed form within 60 days after each calendar year to various mining regulatory bodies and government authorities
(collectively, the "AUTHORITIES"). We have the right to (i) assign or mortgage our interest in the prospecting licence, subject to obtaining the consent of the
Government of Ghana who may impose certain conditions in connection therewith;
(ii) surrender our interest in the prospecting licence; and (iii) renew the term of the prospecting licence

                                     - 41 -

for a period of two years or such other renewal period may be granted in accordance with applicable mining laws of Ghana. The Government of Ghana has the right to terminate the prospecting licence in the event we (i) fail to make payments when due; (ii) contravene or fail to comply with terms and conditions of the prospecting licence; (iii) become insolvent or commit an act of bankruptcy; or (iv) submit false statements to the Government of Ghana. In any of the foregoing events, we have 21 days in which to remedy any of these occurrences. If upon expiration of prospecting licence, we have fulfilled our obligations and have established to the Government of Ghana that development of a mine from ore reserves established within the licensed area is economical and financially feasible, the Government of Ghana shall grant us with first option to (i) acquire a lease for purposes of mining in the licensed area of the Banso and Muoso Project; and ii) participate in a mining project in the licensed area, subject to negotiation with the Government of Ghana of satisfactory terms for such licence and participation.

         REGIONAL EXPLORATION PROGRAM

         On July 4, 2004, we commenced the first exploration stage on these concessions with fieldwork ending on August 23, 2004. We contracted with CME to conduct the exploration program. Fieldwork included stream sediment sampling, line cutting, GPS surveying of the grid and soil sampling. Acquisition and interpretation of airborne geophysical data and satellite imagery was also undertaken.

         RESULTS

         Results from the first phase of exploration evidenced a bedrock gold source within both the Banso and Muoso concessions. Silt sampling indicated
significant gold values, with soil sampling showing several significant anomalous zones. The gold-in-soil anomalies appear to correlate with an interpreted contact between the Birimian volcanoclastics and metasediments.

         FURTHER EXPLORATION WORK

         On April 27, 2005, we further contracted with CME to conduct a second stage exploration program at our Banso and Muoso Project located at the Banso and Muoso oncessions. The work program included detailed grid establishment and soil sampling, ground magnetometer surveying, updating the geodatabase and recommendations for future work. The purpose of this program was to determine areas of gold mineralization at the Banso and Muoso concessions that can be followed up with induced polarization surveys, trenching and diamond drilling.

         Fieldwork included the following:

         Grid Establishment

         Grid placement was based on the results from the 2004 regional work program. Four grids were established in the areas of primary interest, one on the Muoso concession and three on the Banso concession. The grids on the latter concession are referred to as Area 1, Area 2 and Area 3.

         Soil Sampling

         Soil sampling was undertaken along all grid lines established during this work program. From the 6,961 established stations, 177 locations were not sampled due to possible contamination from villages, streams and/or swamps.

                                     - 42 -

         A total of 6,516 samples were submitted for gold and 6,066 samples for arsenic analyses. A breakdown of the gold results per property area includes:

         o  Muoso Grid ......................... 3,318

         o  Banso Area 1 Grid .................. 1,560

         o  Banso Area 2 Grid ..................   696

         o  Banso Area 3 Grid ..................   942

         RESULTS, INTERPRETATION AND CONCLUSIONS

         Soil sample geochemistry has been completed over selected portions of the anomalous zones indicated by the 2004 regional sampling program. Work during the 2005 program suggests the presence of a bedrock source within both the Muoso and Banso concessions.

         Values greater than the threshold value (mean + 2 standard deviations)
of 0.063 ppm gold are considered to be anomalous. The term "ppm" represents
"part per million" where 1 ppm = 1 gram per tonne (g/t) = 1,000 part per billion
(ppb). On the Muoso concession 284 samples (9%) out of the 3,318 samples submitted for gold analyses yielded values greater than the threshold value;
while at Banso 152 samples (5%) out of the 3,198 samples submitted for gold analyses yielded values greater than the 0.063 ppm Au threshold value.

         At the southwest boundary of the concession several gold-in-soil anomalies appear, the largest of which measures 350 meters in length and up to
300 meters in width. Immediately below this is an easterly trending anomaly with a strike length of approximately 300 meters and a width of approximately 75 meters.

         At Muoso the most significant gold-in-soil anomalies occur along the inferred location of the northeast-southwest trending dolerite dyke. Secondary anomalies occur to the east of this dyke and are oriented sub-parallel to the strike of the dyke. These may represent possible structural events
(shears/faults) lying along geological contacts (planes of weakness). In the southwest portion of the grid, a possible north-south to northwest-southeast trending gold anomaly is coincident with inferred faulting in similar directions. In the southwestern area of the Muoso grid, two of the arsenic anomalies flank the sides of the north-south trending gold anomaly.

         At Banso, each of the three grids outlined two gold-in-soil anomalies.
The Area I anomalies trend northwest-southeast and occur at the junction of cross cutting structures. Within Area 2 and 3, linear gold anomalies trend northeast-southwest, parallel to the regional geological trend. The western most gold anomaly in Area 3 flanks the margins of a strong magnetic high (possible intrusive). Arsenic anomalies at Banso typically occur on hill/ridge tops with the gold anomalies flanking the sides of the arsenic anomalies.

         The soil sampling program at Banso was successful in locating a number of gold-in-soil anomalies (> 0.063 ppm Au), the most significant of these is located about 400 meters NE of Abesim Township (i.e. Area 3). This anomalous zone has an average width of about 50 meters and a length of about 500 meters and follows the northeasterly regional geological trend.

                                     - 43 -

         RECOMMENDATIONS

         The following staged exploration program was recommended to further advance the geological knowledge of the concessions:

         o  An estimated 200 kilometers of grid to be cut at Muoso and Banso.
            This will include the extension of selected existing lines and the establishment of new ones. In addition, soil sampling, geochemical analysis, GPS and ground magnetometer surveys should be conducted on the newly established grid lines.

         o  A grid should be established within the eastern areas of the Muoso concession, and soil samples collected, to follow up on anomalous silt samples taken in the previous sample program.

         o  At Banso a grid should be cut within the northern portion to cover those areas that returned anomalous silt samples. Additional soil sampling is proposed to confirm and further define the anomalous area.

         o  Auger sampling to depths of 2.5 meters should be conducted on both concessions testing sites that returned greater than 0.1 ppm gold in soils.

         o  Trenches are recommended at selected sites at both concessions to investigate gold-in-soil anomalies and the relationship the anomalies have to geology/structure. An estimated 300 meters of trenching, to 3.0 meter depth, is recommended.

         o  Approximately 50 line kilometers of surface IP surveying may be carried out on priority areas as identified in previous
            sampling/work programs.

         PHASE II EXPLORATION PROGRAM

         We entered into a Phase II exploration contract in September 2006 with
CME incorporating some of the above recommendations, including additional grid establishment, soil geochemical surveying, and prospecting on the Muoso concession; and a pitting/trenching program designed to test the geochemical signature at depth of the three primary gold-in-soil anomalies detected on the
Banso concession by the Phase I exploration program (i.e. Banso Area 1, 2, 3).

         The work program for this project was completed in December 2006 at a cost of approximately $200,000. The results of this program are noted hereunder.

         The Phase II exploration program commenced on September 27, 2006 with fieldwork ending December 2, 2006 on the Muoso and Banso Concessions. Work
included the following:

         o  Grid establishment (Muoso Concession): 67.4 line-km;

         o  Soil sampling: 2,338 samples collected, 1,438 sample submitted for gold analysis;

         o  Rock sampling: 177 samples;

         o  GPS surveying: 67.4 km;

                                     - 44 -

         o  Trenching and pitting (Banso Concession): 4 trenches (80.2 meters)
            and 61 pits, 183 horizontal channel samples, 197 vertical channel samples, 24 rock samples.

         Muoso Concession Soil And Rock Sampling

         Grid Layout / Soil Sampling Methodology

         The present soil sampling program encompasses a combined semi-detailed
(200m) and detailed (100m) soil sampling grid (67.4 km) covering the eastern 5.5 km portion of the Muoso concession. Grid placement was designed to cover the
Birimian volcanic-sediment contact and an inferred NE - trending regional structure; which we believe represent highly favorable environments for the hosting of lode gold deposits throughout Ghana.

         A total of 2,338 soil samples were collected from all cross lines with
1,438 samples submitted for gold analyses. All samples collected from the 100 meter spaced lines were submitted for analysis. Along 200 meter spaced lines, every second sample was submitted for analysis. The held back samples may be submitted at a later date to bracket any anomalous samples. Rock sampling was undertaken concurrent with the soil sampling program. A total of 166 rock samples were collected at Muoso with sample collection typically confined to the immediate vicinity of grid lines.

         Soil / Rock Sampling Results

         Soil sampling from the current program extended the grid to the east and identified significant geochemical anomalies over this portion of the concession. Values greater than the threshold value (mean + 2 standard deviations) of 0.10 ppm gold are considered to be anomalous. The term "ppm"
represents "part per million" where 1 ppm = 1 gram per tonne (g/t) = 1,000 part per billion (ppb). 152 samples (11%) out of the 1,438 samples submitted for gold analyses yielded values greater than the 0.10 ppm gold threshold value;
including 53 samples (4%) returning values greater than 0.20 ppm gold.
Contouring of the gold in soil results suggests an "S-fold" geochemical anomaly
(> 0.10 ppm Au) in the very eastern part of the concession.

         Rock sampling in the northern portion of the anomaly (around the highway) returned no significant results. The geochemical anomaly here is located in the valley of the Birim River and may be an alluvial (paleoplacer)
occurrence.

         Three (3) rock samples collected in the southern part of the anomaly yielded anomalous gold values from oxidized quartz and phyllite floats. These rock floats are located up on the hillsides in the soil anomaly, well out of any obvious alluvial influence, thus indicating the potential for lode gold mineralization in the vicinity.

         A second linear anomaly (> 0.10 ppm Au) is present, extending 4.5 km in an ESE direction from 9000E/18800N to 12750E/21200N. The anomaly is narrow (100 to 150 meters) and tends to occasionally pinch-out. Airborne geophysical and
LANDSAT interpretation (Naas, 2004) identifies a possible correlating
ESE-trending structure (fault?) although it requires extending that structure to the east. Another interpreted structure, trending SE may intersect the aforementioned structure in the area of the previously described geochemical anomaly.

                                     - 45 -

         Banso Pitting / Trenching Program

         Pit / Trench Program Design And Sampling Methodology

         A pitting - trenching program was carried out to test the geochemical signature at depth of the three primary gold-in-soil anomalies detected on the
Banso concession by the Phase I exploration program (i.e. Banso Area 1, 2, 3).
Single sample anomalies were pitted, while two or more continuous soil sample anomalies were trenched.

         Pits were dug manually by pickaxes and shovels; with pit dimensions typically being 1 meter wide by 2 meters long by 3 meters deep. Two horizontal samples and three vertical samples were collected from all the pits that reached the saprolite. Only vertical samples were collected from pits that did not reach saprolite. Grab and chip samples were also collected from quartz veins and veinlets. A total of 305 samples were collected from 61 pits excavated according to the following distribution in the Area 1, 2, and 3 gold-in-soil anomalies.

         o 25 pits (125 samples) from Area 1;
         o 13 pits (65 samples) from Area 2; and
         o 23 pits (115 samples) from Area 3.

         Trenches were also dug manually to a width of one meter and an average depth of 3.0 meters. The four trenches excavated on the Area 3 anomaly consisted of one 50 meter trench and three 10 meter trenches. All trenches encountered saprolite. A total of 80 horizontal samples were collected at 1 meter intervals approximately 0.20 meter above the trench floor.

         Pitting / Trenching And Rock Sampling Results

         The current pitting - trenching program tested the gold-in-soil anomalies in the subsurface, preferably in the saprolite horizon.

         Area 1 / Area 2

         Two pits out of the 25 pits excavated in Area 1 and one pit out of the
13 pits in Area 2 returned anomalous gold results. But these anomalous values reflect auriferous quartz gravels of probable alluvial provenance.

         Area 3

         Pitting - trenching and surface rock sampling in the eastern portion of the Area 3 grid returned exploration - significant results indicative of potential lode gold mineralization in the vicinity.

         Vertical sampling in Pit 3P2 returned a length weighted average grade of 1.36 ppm Au over 1.70 meters and horizontal sampling yielded a length weighted average grade of 1.69 ppm Au over 2.10 meters. The term "ppm"
represents "part per million" where 1 ppm = 1 gram per tonne (g/t) = 1,000 part per billion (ppb). A 0.4 meter channel sample across a vein present in this pit returned 0.75 ppm Au. Pit 3P6 returned exploration - significant results of 1.91 ppm over 1.00 meters (vertical) and 1.74 ppm Au over 1.00 meters (horizontal).
The former is from the upper (near-surface) horizon. The latter appears associated with quartz veining observed in the saprolite. Quartz veins were mapped in many pits and are generally associated with the anomalous gold values, though the converse is not necessarily true.

                                     - 46 -

         The four trenches (3T1 to 3T4) were excavated along a single line
(1400N) between 11570E and 11680E. Eleven samples (14%) out of the 80 channel samples (1 meter) collected from the four (4) trenches yielded anomalous gold values (> 0.10 ppm Au). Trench sampling returned similar sub economic but exploration - significant results as with the pits. Trench 3T4 yielded a length weighted average grade of 0.41 ppm Au over 4.0 meters; with the mineralization appearing to be associated with a quartz vein oriented at 324 (degree)/30
(degree) E. A similar modest mineralized zone in 3T3 of 0.16 ppm Au over 4.00 meters is associated with a quartz vein stringer zone oriented similarly at 315
(degree)/30 (degree) E. In 3T2, a zone returning 0.29 ppm Au over 2.00 meters appears associated with veins oriented at 220 (degree)/50-58 (degree) W.
Structural understanding based on the limited vein exposure precludes any conclusions at this point.

         Rock sampling (11 samples) in the vicinity of the trenches and pits returned three (3) anomalous gold values from massive quartz boulders. This suggests a potential lode source for gold in this area.

         RECOMMENDATIONS

         Recommended work to further advance the project includes: (a) The gold-in-soil anomalies of the Muoso Concession should be pitted and trenched where consecutive anomalies exist; (b) A total of 10 kilometers of soil sampling is recommended at the Banso Concession. This includes the extension of selected existing lines and the establishment of new ones; and (c) Rock sampling should continue throughout the Concessions. The estimated cost of the follow-up exploration program is $175,000.

         A hand auger program is currently being implemented at Muoso by
Xtra-Gold's exploration staff to test the geochemical signature of the gold-in-sold anomalies at depth in order to better define trenching targets.
Reconnaissance trenching is also ongoing at the Banso Area 3 gold-in-soil anomaly to gain additional structural information of the veining.

         No ore reserves have been identified on the Banso and Muoso Project.

THE APAPAM PROJECT

         ACCESS AND LOCATION

         Our Apapam Project concession lies within the Kibi-Winneba area in the
Eastern Region of Ghana and is located on the eastern flank of the Atewa Range along the headwaters of the Birim River in the immediate vicinity of the district capital of Kibi, approximately 75 km NNW of the nation's capital city of Accra. Access to our Apapam Project is by driving northwest from Accra on the paved Accra-Kumasi Trunk Road which is the main national highway for approximately 90 km until the town of Kibi, marked by a road sign, is reached.
One would make a left hand turn at the Kibi sign and drive southwest for approximately 5 km to arrive at our Apapam concession. A tarred road emanating from the Accra-Kumasi Trunk Road approximately 15 km northeast of Kibi dissects the north-central and south-eastern portions of our concession, while the tarred road servicing the town of Apapam provides access to the concession's south-western extremity. Our Apapam Project is located approximately 20 km south-southeast from our Field Camp.

                                     - 47 -

         The Kibi-Winneba area is characterized by a narrow sequence of Birimian metavolcanics underlying most of the Atewa Range, which is covered by an extensive laterite/bauxite capping, and surrounded by a thick package of
Birimian metasediments dominating the flanks and the lower lying areas. Our
Apapam Project covers the Birimian volcanic-sediment contact which we believe represents a highly favorable environment for the hosting of lode gold deposits throughout Ghana.

         Very little systematic exploration work for bedrock gold deposits has been conducted in the Kibi area since the 1930s. Recent exploration activity in the district appears to be limited to an airborne geophysical survey flown by
Ashanti Goldfields and a regional lode-gold occurrence compilation undertaken by
Sikaman Gold Resources - BHP Minerals in the mid-1990s.

         PHASE I EXPLORATION PROGRAM

         A first phase exploration program was implemented by geological consultant CME on the Apapam concession from August 12 to September 23, 2006.
The Phase I exploration program undertaken in 2006 consisted of regional stream sediment sampling, followed by gridded soil sampling, rock sampling and detailed sampling of several adits located 400 meters northwest of Kibi. The work program for this Project was completed at a cost of approximately $100,000. The results of this program are noted hereunder.

         In addition, a reconnaissance geology / prospecting program covering the west-central portion of the Apapam concession was also intermittently implemented by the Xtra-Gold exploration staff from November 2006 to February
2007. The results to date from the various surveys show very promising evidence for the presence of a bedrock gold source within the Apapam concession.

         Phase I fieldwork consisted of the following:

         o  Concession-wide stream sediment sampling survey (88 samples collected from 44 sites);

         o  Survey grid establishment (33.78 line-km);

         o  Soil sampling (1,306 samples);

         o  GPS surveying (33.78 line-km);

         o  Rock sampling (89 samples); and

         o Historical adit and bulldozer cut sampling (100 samples).

         Stream Sediment Sampling

         A total of 88 samples were collected from 44 sample sites from two major streams and their respective tributaries; including 44 silt samples for geochemical analysis (BLEG) and 44 pan concentrate samples for visual gold grain counts.

         Values greater than the threshold value (mean + 2 standard deviations)
of 0.14 ppm are considered to be anomalous. Five (5) samples (11%) yielded values greater than the threshold value. Gold grain count of the pan concentrates showed visible gold grains in 36 of the 44 samples (82%); with the average gold grain count per sample being five (5) small grains.

                                     - 48 -

         The stream sediment anomalies are divided into two zones as follows:

         Zone A (Adansu Anomaly): Consists of 1.5 km stretch from Line 158+00N westwards at an average width of 1.0 km along the northwestern boundary of the concession.

         Zone B (Kokorabo Anomaly): Consists of 3.0 km stretch by 2.0 km in width to cover the area between the southwestern boundary of the concession and the floodplains of river Birim and river Krensen.

         Soil Sampling Survey

         A total of 1,306 soil samples were collected from 30.58 line -
kilometers of cross lines established within the Kibi North and Kibi South survey grids. Grid location was based on testing historical mineral occurrences located on and around Kibi Mountain (Kibi North Grid) and promising silt samples results from creeks southeast of Kibi (Kibi South Grid). Line spacing was
100-meter interval within the Kibi Mountain area of the North Grid and 400 meters elsewhere within the gridded areas. Soil samples were collected at a depth of 60 cm at 25 meter intervals along the SE - NW trending grid lines. Soil samples were by analyzed by Fire Assay and reported in parts per billion (1 ppb
= 0.001 ppm). The term "ppm" represents "part per million" where 1 ppm = 1 gram per tonne (g/t) = 1,000 part per billion (ppb).

         The geochemical soil survey conducted on the Apapam concession produced several interesting gold-in-soil anomalies that are listed below. A geochemical trend of 050-060(degree) (ENE-WSW) is in conformity with the regional geological trend. Values greater than the threshold value (mean plus 2 standard deviations)
of 0.098 ppm gold are considered to be anomalous. A total of 105 samples (8% out of the 1,306 samples submitted for analysis produced gold-in-soil values greater than the threshold value of 0.098 ppm gold.

         Area 1: The area consists of the following 50 meter to 125 meter wide anomalous zones extending over a minimum 200 meter distance on three (3)
adjacent grid lines. The limits of this anomaly located on the northwestern flank of Kibi Mountain are well defined by the present soil survey.

         o  L163+00N, from 51+75E to 52+75E (100 meters), 5 samples average 0.12 ppm Au

         o  L164+00N, from 51+75E to 53+00E (125 meters), 6 samples averaging
            0.25 ppm Au

         o  L165+00N, from 52+75E to 53+25E (50 meters), 3 samples averaging
            0.21 ppm Au

         Area 2: The area is defined by three (3) 125 meter to 250 meter wide anomalous zones extending over a 600 meter distance on the following three (3)
grid lines. Further detailed soil sampling is required to well define limits of the area.

         o  L166+00N, from 39+75E to 42+25E (250 meters), 11 samples averaging
            0.27 ppm Au

         o  L170+00N, from 44+00E to 45+75E (175 meters), 8 samples averaging
            0.41 ppm Au

                                     - 49 -

         o  L172+00N, from 45+75E to 47+00E (125 meters), 6 samples averaging
            0.30 ppm Au

         Area 3: This area consists of a single 225 meter wide gold-in-soil anomalous zone extending from 42+75E to 45+00E on L 158+00N (10 samples averaging 0.23 ppm Au). Further detailed soil sampling is required to well define limits of the area.

         Area 4: This area consists of a single 100 meter wide gold-in-soil anomalous zone extending from 41+00E to 42+00E on L 170+00N (5 samples averaging
0.18 ppm Au). Further detailed soil sampling is required to well define limits of the area.

         Rock And Historical Adit Sampling

         A total of 89 rock (float) samples were collected during stream sediment and soil sampling traversing. In addition, three historical adits ranging from 7 to 85 meters in length and a bedrock face exposed along a bulldozer cut, located on and in the vicinity of Kibi Mountain were also sampled during the Apapam Phase I exploration program. A total of 77 channel samples were collected from the three adits and 23 samples from the bulldozer cut face.
Rock and adit samples were analyzed by Fire Assay and reported in parts per billion (1 ppb = 0.001 ppm). Rock and adit samples returning greater than 1,000 ppb (1.0 ppm) gold were re-analyzed by Fire Assay with results reported in grams per metric tonne (1 g/t = 1.0 ppm). The term "ppm" represents "part per million"
where 1 ppm = 1 gram per tonne (g/t) = 1,000 part per billion (ppb).

         Seven (8%) out of the 89 rock (float) samples returned anomalous gold values greater than the threshold value (mean + 2 standard deviations). Three adits and a bulldozer cut were located and sampled during the current exploration program. Adit 1 was extensively sampled but no significant values reported. Adit 2 has indicated potential for lode gold mineralization in the
Kibi Mountain area. Three (3) channel samples collected in this adit returned a length weighted average grade of 3.47 ppm Au over 3.80 meters; including 6.36 ppm over 1.7 meters. Adit 2 falls within the Area 1 gold-in- soil anomaly. No significant values were returned from Adit 3, although sampling was not able to reach the end of the adit due to unsafe ground conditions. The channel sampling
(23 samples) of the bedrock face exposed in the bulldozer cut on the southwest side of Kibi Mountain returned a single anomalous value of 1.52 ppm Au over a
1.00 meter length.

         Reconnaissance Geology / Prospecting Program

         A reconnaissance geology / prospecting program covering the west-central portion of the Apapam concession was intermittently implemented by the Xtra-Gold exploration staff from November 2006 to February 2007. The program was initiated to follow-up on the anomalous gold-in-silt sample results returned by the 2006 concession - wide stream sediment sampling program (i.e. Zone A -
Adansu Anomaly).

         The reconnaissance program identified a 150 meter long, NW - trending gold anomalous float train located approximately 400m west-northwest of the anomalous gold-in-silt sample yielded by the Adansu stream. The rock floats typically consist of strongly silicified metavolcanic cross-cut by sheeted to stockworked quartz stringers exhibiting disseminated boxworks after pyrite.

                                     - 50 -

         An historical rock pit was also located within the west-central portion of the concession. Grab samples collected from sheared quartz - iron carbonate veining within the 3.5 meter deep pit returned anomalous gold values. This auriferous vein occurrence is located approximately 550 meters west-northwest of the open - ended Area 3 gold-in- soil anomaly described in the above Soil
Sampling section.

         RECOMMENDATIONS

         Recommended work to further advance the project includes: (a)
reconnaissance soil sample gridding for the evaluation of the two (2) anomalous areas defined by the stream sediment sampling, and the auriferous float train and rock pit areas identified during the in-house reconnaissance geology program; (b) and detailed soil sampling and / or pitting - trenching to further define the limits of the four (4) gold-in-soil anomalies and to test their geochemical signature at depth.

PHASE II EXPLORATION PROGRAM - APAPAM PROJECT

         A reconnaissance trenching program was intermittently implemented by the Xtra- Gold exploration staff from February 2007 to December 2007 on the
Apapam concession. The trenching was carried out to test the geochemical signature at depth of the gold-in-soil anomalies detected within the north-western portion of the concession during the Phase I work program and to obtain additional geological / structural information in order to optimize the design of detail trenching and drilling targets. A total of 542 channel samples were collected from 21 trenches totaling 1,090 linear - meters.

         In order to obtain an independent assessment of the 2007 Xtra-Gold trenching results, a National Instrument 43-101 compliant data verification program was undertaken by CME Consultants Inc. ("CME") from December 3 to 7,
2007. The program involved the resampling of selected trenches which yielded exploration - significant gold mineralization intervals. CME is a Canada - based geological consultancy with over 15 years of project management experience in
Ghana. The Apapam data validation program was implemented under the direct supervision of a professional geologist registered with the Association of
Professional Engineers and Geoscientists of British Columbia. The trenching program results noted hereunder correspond to the results returned by the independent CME data verification program.

         Trenching; Methodoly / Targets

         A total of 21 trenches ranging from 2 meters to 224 meters in length were excavated by Xtra-Gold personnel within the north-western portion of the
Apapam concession during the 2007 reconnaissance trenching program. A total of
542 channel samples (2 meters) were collected from the 21 trenches totaling
1,090 linear - meters. Trenches were manually excavated by pickaxes and shovels to a typical width of 1 meter and an average depth of 3 meters, with some sections of the trenches reaching 4.0 meters in depth. Trenching typically extended down to the saprolite horizon but locally the saprolite could not be reached due to safety concerns. Trench specifications are presented in Table 1 below.

                                     - 51 -

         The bulk of the trenching efforts, including 8 trenches totaling 834 linear - meters (approx. 75%), focused on testing the Area #1, #2, and #3 gold-in-soil anomalies detected during the 2006 Phase I work program. Five (5)
trenches totaling 112 meters were excavated to test the subsurface along the train of gold anomalous rock floats encountered during the November 2006 reconnaissance geology / prospecting program (i.e. Ahwiniase Area). An additional 8 trenches totaling 144 meters were excavated to test the subsurface in the general area of the historical rock pit also discovered during said prospecting program (i.e. Adadietem Area).

Table 1: Trench Specifications - Apapam Concession

                           Location (UTM Zone 30N)
                           -----------------------   Length     Trench      No. Channel
Trench No.   Area / Zone    Easting      Northing     (m)     Orientation     Samples
----------   -----------    -------      --------    ------   -----------   ----------
TKB001       Area No. 1     769824        683276      102         320           51
TKB002       Area No. 1     769961        683117       74         320           37
TKB003       Area No. 1     769736        683251      110         316           55
TKB004       Area No. 2     769700        684137      224         318          112
TKB005       Area No. 2     769896        684217      116         316           58
TKB005A      Area No. 2     769812        684297       36         316           18
TAD001       Adadietem      768012        683691       20         140           10
TAD002       Adadietem      768091        683618       22         315           11
TAD003       Area No. 3     768748        683474      126         317           63
TAD004       Adadietem      768012        683691       50         320           25
TAD005       Adadietem      768043        683708       12         320            6
TAD006       Adadietem      768008        683744        8         320            4
TAD007       Area No. 3     768656        683573       46         317           23
TAH001       Ahwiniase      767291        682664       80         315           40
TAH002       Ahwiniase      766982        683002       22         140           11
TAH003       Ahwiniase      767264        682711       24         315           12
PAD001       Ahwiniase      767981        683666        4         345            2
PAD002       Ahwiniase       n/a           n/a          4         305            1
PAD003       Ahwiniase      767927        683753      4.5         340            1
PAD004       Ahwiniase      767977        683765        4         320            1
PAD006       Ahwiniase      767940        683801        2         320            1

Note:    Trenches #TAD001 and #TAD004 extend from a common point of origin in opposite directions resulting in one continuous trench.

         Trenching Results / CME Data Verification Program

         Based on past work experience in Ghana, the Xtra-Gold geological personnel arbitrarily established channel sample intervals yielding weighted average grades greater than 1.0 ppm gold has been exploration significant. The term "ppm" represents "part per million" where 1 ppm = 1 gram per tonne (g/t) =
1,000 part per billion (ppb). Nevertheless, anomalous channel sample results below the 1.0 ppm gold threshold remain of considerable exploration interest and will be subjected to further investigation. Sixty-one (61) out of the 542 channel samples (11%) yielded gold values greater than the 1.0 ppm exploration -
significant threshold.

         Four (4) out of the 21 trenches yielded length - weighted average grade intervals greater than the arbitrarily set exploration - significant threshold of 1.0 ppm gold, including: trench #TKB003 in gold-in-soil anomaly Area #1 (i.e.
Kibi Mountain); trenches #TKB004 and #TKB005 in gold-in-soil anomaly Area #2;
and trench #TAD001 in the Adadietem Area.

                                     - 52 -

         The independent data verification program undertaken by CME from
December 3 to 7, 2007 encompassed the complete resampling of the exploration -
significant intervals (= 1.0 ppm Au)from the four (4) above noted trenches. The
CME resampling included 116 channel samples totaling 115.41 linear meters.
Sampling consisted of a horizontal channel cut along the sidewall of the trench, approximately 0.2 meters above the trench floor. Sampling was typically established at one meter intervals, with sample lengths locally adjusted to accommodate geological features.

         Forty-six (46) out of the 116 channel samples (39.5%) collected by CME returned values greater than 1.0 ppm gold. Exploration - significant gold intervals (= 1 ppm Au) from the independent data validation program are presented in Table 2. Note that all the weighted average grade intervals represent trench lengths and are not necessarily indicative of the true widths of the mineralization. Calculation of true widths within trenches can be difficult, as not all geological features are properly exposed. In addition, these mineralized intervals currently represent isolated features for which no strike extension can be measured due to the relatively long distances between the trenches; additional infill soil sampling and trenching is required to define the actual strike length of the mineralization.

         At Apapam, gold mineralization has been found to occur in several different geological features, including steeply and flat - lying quartz veins and alteration haloes proximate to the quartz veining. The presence of shallow dipping ("flat lying") veins may produce an exaggeration in both the width and grade of the mineralization. The effect of shallow veining is apparent in trench
#TKB004 where a 4.07 ppm gold grade over a 11.0 meter trench - length is estimated to represent a true width of 3 to 4 meters due to the flat lying nature of the quartz veins. As previously noted calculation of true widths within trenches can be difficult, as not all the geological features are properly exposed.

Table 2: Significant Trench Intersections - Apapam Concession

                                        Intervals (meters)              Average
                                 --------------------------------     Grade Gold
Trench No.      Zone / Area       From         To         Length         (ppm)
----------      -----------      ------      ------      --------     ----------

TKB003          Area 1            46.36       54.10       7.74           1.60
TKB003          Area 1            64.10       74.55      10.45           1.62
including                         68.00       70.25       2.25           4.64
TKB004          Area 2           194.00      196.00       2.00           1.70
TKB004          Area 2           203.00      214.00      11.00(1)        4.07
TKB005          Area 2            61.00       74.00      13.00           5.23
including                         69.00       71.00       2.00          14.45
TAD001          Adadietem          0.00        1.00       1.00           4.95
TAD001          Adadietem          4.00        8.00       4.00           1.82
TAD001          Adadietem         11.00       15.00       4.00           1.18

(1)   Apparent Width: Estimated to represent a true width of 3 to 4 meters based on shallow dipping ("flat lying") nature of the quartz veining.

Note: All intersections represent trench lengths and are not necessarily indicative of the true width of the mineralization.

                                     - 53 -

         Sample Analyses

         Samples taken during the data verification program were analyzed at Eco
Tech Laboratory Ltd., an ISO9001 registered laboratory located in British
Columbia, Canada. Prepared samples are weighed to 30 grams and fused along with proper fluxing materials. The bead is digested in aqua regia and analyzed on an atomic absorption instrument. Values are reported in parts per billion (1 ppb =
0.001 ppm or 0.001 g/t). Samples returning greater than 500 ppb (0.5 ppm) gold were reanalysed by the metallic gold assay method. The purpose of this analysis was to determine if there was a "nugget effect" with the gold mineralization.
The process involved taking minus 140 mesh fraction, homogenize it, then take 2 samples sub samples for gold fire assay. The plus 140 mesh material was assayed in its entirely. The resultant fire assay bead is digested with acid and after parting is analyzed on a Perkin Elmer atomic absorption machine using air-acetylene flame to 0.03 grams/tonne (0.03 ppm) detection limit. Results are collated by computer and are printed along with accompanying quality control data (repeats and standards).

         CONCLUSIONS / RECOMMENDATIONS

         The results to date from the various surveys and trenching indicate that the Apapam concession exhibits potential for the hosting of economic lode gold mineralization. No ore reserves have been identified on the Banso and Muoso
Project.

         Recommended work to further advance the project includes: (a) infill soil sampling to further define the gold-in-soil anomalies; (b) additional trenching to further define the geological / structural nature and extent of the mineralization; and (c) diamond drilling. The estimated cost of the follow-up exploration program is $815,000.

         PROSPECTING LICENCE - APAPAM PROJECT

         XG Mining entered into a prospecting licence with respect to our Apapam
Project with The Government of Ghana on March 29, 2004 covering a licensed area of 33.65 sq km (the "APAPAM LICENSED AREA").

         This prospecting licence had an initial two year term with renewal provisions. The current term of the prospecting licence has been renewed and expires on June 12, 2008. In March 2007, as part of our application for a further renewal of the prospecting licence, we submitted the required terminal report in support of our application and will provide any additional documentation upon request which may include (i) a detailed financial report;
(ii) a site plan indicating the areas to be retained and those to be shed off;
(iii) evidence of annual ground rent payments; and (iv) an environmental permit from the EPA. Under the prospecting licence, we have been granted the right and licence by the Government of Ghana to conduct geological and geophysical investigations in the licensed area to determine adequate quantity of geologically proven and mineable reserve of gold and diamonds (directly or through agents, contractors or sub- contractors). The future planned work program at our Apapam Project includes, among other things, (i) conducting pitting/trenching programs; (ii) additional detailed soil sampling; (iii)
bedrock mapping and sampling; (iv) possible IP surveys; (v) drilling to be contingent upon exploration results. We are required to provide an annual report in prescribed form within 60 days after each calendar year to various mining regulatory bodies and government authorities (collectively, the "AUTHORITIES").

                                     - 54 -

We have the right to (i) assign or mortgage our interest in the prospecting licence, subject to obtaining the consent of the Government of Ghana who may impose certain conditions in connection therewith; (ii) surrender our interest in the prospecting licence; and (iii) renew the term of the prospecting licence for a period of two years or such other renewal period may be granted in accordance with the applicable mining laws of Ghana. The Government of Ghana has the right to terminate the prospecting licence in the event we (i) fail to make payments when due; (ii) contravene or fail to comply with terms and conditions of prospecting licence; (iii) become insolvent or commit an act of bankruptcy;
or (iv) submit false statements to the Government of Ghana. In any of the foregoing events, we have 21 days in which to remedy any of these occurrences.
If upon expiration of prospecting licence, we have fulfilled our obligations and have established to the Government of Ghana that development of a mine from ore reserves established within the licensed area is economical and financially feasible, the Government of Ghana shall grant us with first option to (i)
acquire a lease for purposes of mining in the licensed area of our Apapam
Project; and (ii) participate in a mining project in the licensed area, subject to negotiation with the Government of Ghana of satisfactory terms for such mining lease and participation.

         We have submitted an application to the Minerals Commission to convert the prospecting licence to a mining lease. We anticipate receiving a response to our application within the next six months.

         A summary of the application procedure, steps and documentation required to upgrade from or convert a prospecting licence ("PL") to a mining lease ("ML") are as follows:

(a)      The holder of a prospecting licence (the "LICENSEE") submits a terminal report on the prospecting activities to the Minerals Commission in
         Ghana ("MINCOM"), together with an application to convert into such PL to a ML.

(b)      The application for a ML must be supported by a bankable feasibility report that confirms a commercially mineable gold deposit within the concession.

(c)      An environmental permit from the EPA must be obtained after an
         Environmental Impact Assessment (EIA) has been conducted.

(d)      A water permit from the Water Resources Commission must be obtained to abstract water for the mining project.

(e)      A forestry permit must be issued by the Forestry Commission to the applicant (i.e., if the lease area falls within a forest reserve).

(f)      Mincom recommends the grant issue of a ML to the Minister of Lands,
         Forestry and Mines, provided that Mincom is satisfied that all above are in place.

(g)      Once the ML has been issued, it must be duly stamped, registered at the
         Deeds Registry and submitted for ratification by Parliament in accordance with Article 268 (2) of the 1992 Constitution.

(h)      The consideration fee chargeable by Mincom for issue or grant of a ML is currently $50,000. The timeline for the estimated reviews and/or hearings are as follows:

                                     - 55 -

                  Min Comm Review .....................     1 month

                  Minister, Lands, Forestry and Mines
                   Review and issuance of ML ..........     2 weeks

                  Parliamentary ratification ..........     2-3 months

         The bankable feasibility study may be done in-house or through independent consultants. It is a multi-faceted study covering all aspects of the mining project such as geological, mining engineering, metallurgical, economics, environment and social. The cost of a feasibility study is dependent on many variables including the size of the concession, personnel involved (in-house or external) and the location of the project. Reasonable cost estimates for such a study range from $50,000 to $150,000.

THE EDUM BANSO PROJECT

         ACCESS AND LOCATION

         Our Edum Banso Project lies within the south Ashanti gold belt in the
Western Region of Ghana and is located approximately 235 kilometers west of
Accra and 15 kilometers northwest of Takoradi, the regional capital.

         Access to the Project is by asphalt road from Accra to Takoradi and by gravel road from Takoradi to Edum Banso through the town of Apowa. Internal access within the concession area is quite poor, however there are many footpaths that interconnect the scattered settlements within this concession.
Our Edum Banso Project is located approximately 200 km southwest from our Field
Camp.

         OPTION AGREEMENT FOR PROSPECTING LICENCE

         Our wholly-owned subsidiary, XGEL entered into an option agreement dated October 17, 2005 (the "Adom Option Agreement") with Adom Mining Ltd.
("ADOM"), a 100% wholly registered Ghanaian company, who is the registered proprietor of a prospecting licence which Adom entered into with The Government of Ghana on May 8, 1991, covering a licensed area of 20.60 sq km (the "EDUM
BANSO LICENSED AREA"). This prospecting licence has a current term expiring on
July 21, 2008.

         Previously, Newmont Ghana Limited ("NEWMONT") had entered into an option agreement with Adom in connection with the Edum Banso Project, however abandoned their interest.

         Under the terms and conditions of the prospecting licence, Adom has the right to prospect for and prove gold under or in the licensed area including the right to conduct such geological and geophysical investigations in the licensed area in order to determine an adequate quantity of geologically proven and mineable reserve of gold (directly or through agents, contractors or sub-contractors). Under the prospecting licence, the holder has the right to (i)
assign or mortgage its interest in the prospecting licence, subject to obtaining the consent of the Government of Ghana who may impose certain conditions in connection therewith; (ii) surrender its interest in the prospecting licence;
and (iii) renew the term of the prospecting licence for a period of two years or such other renewal period may be granted in accordance with applicable mining laws of Ghana.

                                     - 56 -

         The Government of Ghana has the right to terminate the prospecting licence in the event the holder of the prospecting licence (i) fails to make payments when due; (ii) contravenes or fails to comply with terms and conditions of prospecting licence; (iii) becomes insolvent or commits an act of bankruptcy;
or (iv) submits false statements to the Government of Ghana. In any of the foregoing events, the holder will have 21 days in which to remedy any of these occurrences. If upon expiration of prospecting licence, the holder has fulfilled its obligations and has established to the Government of Ghana that development of a mine from ore and reserves established within the licensed area is economical and financially feasible, the Government of Ghana shall grant the holder with first option to (i) acquire a licence for purposes of mining gold in the licensed area of the Edum Banso concession; and (ii) participate in mining project in licensed area, subject to negotiation with the Government of Ghana of satisfactory terms for such licence and participation.

         At the time of execution of the Adom Option Agreement, we paid Adom
$5,000 as consideration for entering into the agreement with us. We are required to pay Adom additional payments of $5,000 on the anniversary date of the Adom
Option Agreement for each year that we hold an interest in such agreement. The term of the Adom Option Agreement is for five years. There are no other termination rights available to Adom.

         We are required to make an additional payment of $200,000 to Adom at the time of commencement of the production of gold in or on the Edum Banso
Project; provided, however in the event less than two million ounces of proven and probable reserves are discovered in or on the Edum Banso Project, this payment shall be reduced to $100,000. Under the terms and conditions of the Adom
Option Agreement, Adom has granted XGEL the sole and exclusive right and option to acquire all of its right, title and interest in the prospecting licence, which option may be exercised by XGEL at any time during the term. Adom has further granted XGEL the exclusive right of free and unrestricted access to the
Edum Banso Project to explore, develop and, provided XGEL has exercised the option, to mine, extract, remove and sell any and all ores, minerals, concentrates or other products from the Edum Banso Project. Upon XGEL's written election to exercise the option, Adom shall forthwith transfer the prospecting licence to XGEL, subject only to a reserved royalty of 2% of the net smelter returns ("NSR") from all ores, minerals or other products mined and removed from the Edum Banso Project and sold by XGEL. In the event less than two million ounces of proven and probable reserves are discovered in or on the Adom Project, the reserved royalty shall be 1% of the NSR. Adom has granted XGEL the exclusive right and option, exercisable by XGEL at any time to purchase the entirety of the reserved royalty for the sum of $2,000,000. No payment of the actual NSR shall be credited toward the reserved royalty purchase price. In the event less than two million ounces of proven and probable reserves are discovered in or on the Edum Banso Project, the reserved royalty purchase price shall be $1,000,000.
Pursuant to the terms of an amending agreement entered into between the parties on October 19, 2006, XGEL has the right, without the prior consent of Adom, to assign or transfer its rights under the Option Agreement and the option to any affiliate or third party or to enter into a joint venture in connection therewith provided that any assignment, transfer or joint venture by XGEL shall be subject to agreement by the assignee, transferee or joint venture partner to be bound by the terms of this agreement.

         RESERVES

         There are no proven (measured) reserves reported on this Project at this time.

                                     - 57 -

         GEOLOGY

         The Edum Banso concession is underlain by basic to intermediate metavolcanic rocks, volcanoclastic rocks, greywackes and phyllites of the Upper
Birimian Formation. These rocks are intruded by Dixcove suite granites in the north, mainly composed of hornblende granites, granodiorites, and gabbros and diorites in the south. Similar intrusive granites in Ghana have been proven to host disseminated sulphide hosted gold mineralization. Two major thrust faults interpreted from aeromagnetic data run north by northeast through the project area.

         HISTORIC WORK

         The only gold production on the concession was from local miners working the auriferous gravels and quartz veins as reported by J.W. Lunn in the
1930s. Amercosa (formerly AngloAmerican) reportedly worked on the project in the late 1990's, however the results from this work are not published. St. Jude
Resources, a Canadian public mining company, conducted geophysical surveys including magnetic and induced polarization surveys. The prospective structures identified in these surveys were followed up by geochemical surveys which included soil, trench and pit sampling.

         Stream sediment sampling throughout the entire concession area by
Newmont Mining in 2003 defined a broad anomalous gold zone approximately 7 km long by 1.5 km wide, roughly conforming to the regional geological trend.
Follow-up soil (1,109 samples) and rock sampling by Newmont in 2004 further constrained this broadly anomalous area into two distinctive anomalies, while geophysical interpretation suggests they are coincident with the surface expression of two major North-South oriented thrust faults.

         PHASE I EXPLORATION PROGRAM

         A first phase exploration program (the "PHASE I WORK PROGRAM") was implemented on the Edum Banso concession from August 2007 to January 2008 by
Torkornoo & Associates Limited ("TAL"), at a cost of approximately $177,000. TAL is a Ghanaian geological consultancy with the principal being a professional geologist registered with The Australasian Institute of Mining and Metallurgy
(AusIMM).

         Based on the complex structural nature of gold deposits identified to date by Third Parties within the Hwini-Butre / Benso-Subriso gold district, the
Phase I Work Program encompassed infill soil sampling, reconnaissance geology /
prospecting, hand auger sampling and trenching designed to identify cost-effective drill targets. The tighter soil geochemical coverage (200m) was implemented to better define the length - extents and trends of the gold-in-soil anomalies detected by the historical Newmont soil program (2004). The deep auger components of the program was proposed to test the geochemical signature of gold-in-soil anomalies at depth in order to better define trenching and drilling targets. The results of this program are noted hereunder.

         Phase I fieldwork consisted of the following:

         o  Grid establishment: 8.4 km baseline, 73.8 km gridlines;

         o  Soil sampling: 2,703 samples collected, 1,815 samples submitted for gold analysis;

                                     - 58 -

         o  Rock sampling: 68 samples;

         o  Hand auger sampling: 252 holes / samples;

         o  Trenching: 6 trenches (319 meters), 214 channel samples.

         Soil / Rock Sampling; Methodology - Results

         The first pass of the soil sampling survey was carried out using a classical digging tool called a "soso" to a typical depth 0.5 meters. Infill sampling in areas of interest was implemented by shallow auger sampling to a 1.0 meter depth. A total 1,815 soil samples were submitted for gold analysis.

         TAL arbitrarily set the anomalous threshold for the soil sample results at 0.05 ppm gold based on past work experience in the Hwini-Butre /
Benso-Subriso gold district. 123 out of the 1,815 soil samples (approx. 7%)
returned gold values greater than the 0.05 ppm anomalous threshold. The soil geochemistry survey outlined a 8.0 km long by approximately 0.6 km wide, gold-in-soil anomalous trend conforming to the regional NNE structural trend.
This gold-in-soil anomaly (> 0.05 ppm Au) tends to be patchy in nature and / or to pinch-out along its 8.0 km extent. The term "ppm" represents "part per million" where 1 ppm = 1 gram per tonne (g/t) = 1,000 part per billion (ppb).
Four areas (i.e. Zone A, B, C and D) within the defined gold-in-soil anomalous corridor were prioritised for follow up work by deep auger sampling. These prospective areas were selected based on the relative continuity and / or the favourable geological and structural settings of the gold-in-soil anomalies.

         Zone A, located to the north of the town of Edum Banso, extends from gridline 14700N to 15200N (500 meters). Zone B, located to the northeast of the hamlet of Edum Dominase, extends from line 11300N to 12100N (800 meters). Zone C is an approximately 200 meter by 200 meter area located in the east - central portion of the concession. This zone is characterized by three (3) consecutive, strongly anomalous gold-in-soil values over a 50 meter distance on Line 11300N.
Zone D consists of a NE - trending zone of discrete gold-in-soil values extending from L8200N to L9900N (1,700 meters) at the south-western extremity of the concession.

         Based on geophysical interpretation, including airborne magnetic and radiometric data, the Zone C and Zone D gold-in-soil anomalies appear to be spatially associated with the contact between the Birimian Metavolcanics and the circular Mpohor Intrusive Complex.

         A total of 68 rock (float) samples were collected during reconnaissance geological mapping carried out alongside the soil sampling. This rock sampling produced a single exploration - significant gold value from a float of iron oxide stained quartz located to the south of the Zone D gold-in-soil anomaly.
Similarly to the Zone C and Zone D anomalies this anomalous quartz float also appears to lie proximate to the inferred metavolcanic - Mpohor Complex contact.

         Deep Auger Sampling; Methodology - Results

         As a follow up to the soil sampling a deep auger program was implemented on the four priority areas to test the geochemical signature of the gold-in-soil anomalies at depth within the saprolite horizon in order to better define trenching targets. A total of 252 sites were augered to an average depth of approximately 4.0 meters with a one (1) meter sample collected from the saprolite horizon at the bottom of each hole. Auger hole spacing was typically
25 meters, with some 12.5 meter infilling.

                                     - 59 -

         TAL set the anomalous threshold for the auger sample results at 0.10 ppm gold based on past work experience in the Hwini-Butre / Benso-Subriso gold district. 19 (7.5%) out of the 252 deep auger samples returned gold values greater than the 0.10 ppm anomalous threshold.

         In Zone A , 8 (9%) out of 89 auger holes returned gold values greater than the 0.10 ppm threshold. No samples from Zone B yielded results above the anomalous threshold. Significant results in Zone C were limited to a single line on which 3 (19%) out of 16 samples returned anomalous samples. In Zone D, 7
(12%) out of 58 samples returned gold values greater than the 0.10 ppm anomalous threshold.

         Manual Trenching; Methodology - Results

         The Zone A and Zone D deep auger anomalies (> 0.10 ppm Au) were further tested by three (3) trenches totaling 160 meters and three (3) trenches totaling
159 meters, respectively. The trenches were manually excavated with pickaxes and shovels to a vertical depth of 4 meters. A total of 214 channel samples were collected from the sidewall of the six (6) trenches totaling 319 meters. Samples consisted of horizontal channels, typically 1 meter or 2 meters in length, cut approximately 0.1 meter above the floor of the trench.

         The Zone A trenching failed to yield any significant gold results.
Trench EBTR005 yielded the only exploration - significant gold results from the
Zone D trenching in the form of a length - weighted average grade of 1.23 ppm gold over a 4 meter trench - length (2 samples). The anomalous section is characterized by chlorite altered mafic metavolvanic rock hosting fine, iron oxide stained, quartz stringers.

         RESULTS / RECOMMENDATIONS

         Although the Edum Banso Phase I Work Program only yielded limited exploration - significant gold results, the spatial association of the Zone C and Zone D gold-in-soil and deep auger anomalies, the anomalous trench EBTR005 channel samples, and the auriferous quartz float, with the geophysically interpreted, north-western rim of the Mpohor Intrusive Complex is of considerable exploration significance.

         Economically significant gold mineralization is known to exist along the south- eastern margin of the circular Mpohor Complex, approximately 2 km to the south-east of the Edum Banso concession. Although published information, geophysical interpretation, and the results of the present work program indicate that the Edum Banso concession shares a similar geological / structural setting as the deposits located on the south- eastern rim of the Mpohor Complex, it by no means implies that the Edum Banso property hosts similar mineral deposits.

         Recommended work to further advance the project includes: (a)
additional deep auger sampling of the Zone C and Zone D gold-in-soil anomalies;
(b) continued reconnaissance geology and rock (float) sampling along the inferred margin of the Mpohor Complex; and (c) detail structural interpretation of the property area based on the airborne magnetic and radiometric data. The company is currently in the process of preparing a work program proposal and budget for the implementation of these recommendations.

                                     - 60 -

GHANAIAN LAW

         GENERAL

         Ghana is situated on the West Coast of Africa, approximately 600 kilometers north of the equator on the Gulf of Guinea. Accra, the capital city of Ghana, is located on the Prime Meridian. After a period as a British colony,
Ghana achieved independence in 1957 and it is now a republic with a democratically elected government and a national constitution promulgated in
1992 (the "CONSTITUTION"). Ghana has a population of approximately 20 million people. English is the official and commercial language. The total land area of the country is approximately 238,000 sq km and the topography is relatively flat. Ghana has a tropical climate with two rainy seasons and two dry seasons each year.

         The legal and regulatory framework for mining in Ghana is set out in the Constitution and the Minerals and Mining Act, 2006 (Act 703) (the "MINING
ACT"). Within this legal framework, the Ghanaian State is the owner of all minerals occurring in their natural state within Ghana's land and sea territory, including its exclusive economic zones. All minerals in Ghana are vested in the
President, on behalf of and in trust for the people of Ghana. Thus, regardless of who owns the land upon or under which the mineral is situated, the exercise of any mineral right requires, by law, a licence to be granted by the Minister of Lands, Forestry and Mines (the "SECTOR MINISTER") who acts as an agent of the
State for the exercise of powers relating to minerals. The Sector Minister is also authorized to exercise, within defined limits, powers relating to transfer, amendment, renewal, cancellation and surrender of mineral rights. The powers conferred upon the Sector Minister must be exercised contingent upon the advice of the Minerals Commission, which has the authority under the Constitution to regulate and manage the utilization of the mineral resources and co-ordinate policies in relation to minerals. The law specifies the forms of the mineral rights that the Sector Minister is empowered to grant, the duration of the grant, the size of the concession, and eligibility criteria for the grantee, as well as the procedure for the application for the mineral rights. The law also sets out in broad terms the rights and obligations of the holder of the mineral right and the terms and conditions upon which each mineral right grant should be made. A mineral right grant is not transferable or tradable in any form except with the prior written consent of the Sector Minister.

         GHANAIAN OWNERSHIP AND SPECIAL RIGHTS

         Rights to explore and develop a mine are administered through the
Minerals Commission, a governmental organization designed to promote and control the development of Ghana's mineral wealth. Generally, a body corporate may apply to the Minerals Commission on prescribed forms for a renewable exclusive reconnaissance licence for a specific mineral for one year or an exploration licence granting exclusive rights to explore for a particular mineral in a selected area for a period of up to three years. To be eligible for the grant of a licence, the applicant must show that it has the requisite financial and technical capability to carry out the mineral operations in respect of which the licence is applied for in accordance with a costed work program. The applicant must also show how the proposed mineral operations would contribute to the employment and training of Ghanaians in the mining industry. When exploration has successfully delineated a mineable mineral reserve, an application is made to the Minerals Commission for conversion to a mining lease, granting a company the right to produce a specific product from the concession area for a period of normally 30 years. Production must begin within two years of the date of granting a mining lease.

                                     - 61 -

         Under the mining law, the Government of Ghana holds a mandatory 10%
carried interest in all mining leases. The Government may also acquire such further interest in the mining operations as may be agreed with the holder of the mining lease. The Government of Ghana currently has a 10% carried interest in XG Mining and may acquire such interest as may be mutually agreed with the holder. The carried interest that the Government of Ghana holds in XG Mining entitles it to a pro rata share of future dividends (none have been declared to date), if any, from XG Mining once all capital is repaid, and the Government of
Ghana has no obligation to contribute development or operating expenses in respect of the carried interest. If the Government of Ghana wishes to exercise its option to acquire an additional interest, it must first give reasonable notice and pay a mutually agreed price. If there is no agreement, the purchase price would be the fair market value of such interest at such time as may be determined by arbitration conducted in accordance with the Mining Act.

         The Government of Ghana could also acquire further interest in XG
Mining on terms mutually acceptable to the Government and XG Mining. To date, the Government has indicated no intention to obtain additional ownership in any of our Projects.

         The Government of Ghana is entitled to acquire a special or golden share in any mining or exploration company, including XG Mining or XGEL, at any time for no consideration or such consideration as the Government of Ghana and
XG Mining or XGEL might agree. The special share would constitute a separate class of shares with such rights as the Government of Ghana and XG Mining or
XGEL might agree. In the absence of such agreement, the special share would have the following rights:

         o  the special share would carry no voting rights, but the holder would be entitled to receive notice of and attend and speak at any general meeting of the members or any separate meeting of the holders of any class of shares;

         o  the special share could only be issued to, held by, or transferred to the Government or a person acting on behalf of the Government;

         o  the written consent of the holder of the special share would be required for all amendments to the organizational documents of the company, the voluntary winding-up or liquidation of the company or the disposal of any mining lease or the whole or any material part of the assets of the company; and

         o  the holder of the special share would be entitled to the payment of a nominal sum of 1,000 Ghanaian Cedis in a winding-up or liquidation of the company in priority to any payment to other members and could require the company to redeem the special share at any time for a nominal sum of 1,000 Cedis.

         XG Mining and XGEL have not issued nor to date been requested to issue any such special share to the Government of Ghana.

         The Government of Ghana has a preemptive right to purchase all gold and other minerals produced by any mining company including XG Mining and XGEL. The purchase price would be such price as the Government of Ghana and the mining company might agree on, or the price established by any gold hedging arrangement between the mining company and any third party approved by the Government, or

                                     - 62 -

the publicly quoted market price prevailing for the minerals or products as delivered at the mine or plant where the right of preemption was exercised. The
Government of Ghana may enter into agreement with XG Mining to take no preemptive action pursuant to its right to purchase such gold or other minerals so long as the mining company sells gold in accordance with certain procedures for selling gold approved by the Bank of Ghana and set out in a Foreign Exchange
Retention Account Agreement (the "FOREX AGREEMENT").

GHANAIAN ROYALTY RIGHTS

         Under the laws of Ghana, a holder of a mining lease is required to pay quarterly a royalty of not less than 3% per annum and not more than 6% per annum of the total revenues earned from the lease area. The Government of Ghana determines the royalty percentage each year based on the ratio that the operating margin bears to the value of gold produced from a mining lease in that year. Based on the applicable Mineral Royalty Regulations of 1987 as amended by the Mining Act, the royalty is 3% when the operating ratio is 30% or less, and the royalty increases 0.225% for each 1% increase in operating ratio until the royalty reaches a maximum of 6%.

GOVERNMENT REGULATION

         Except as referred to elsewhere in this Prospectus, there are no other
U.S., Ghanaian, Canadian or other government regulations that are material to our company.

EMPLOYEES

         Our company has no salaried employees. Our President devotes approximately 90% of his time to our company. Our Vice-President, Finance devotes approximately 90% of his time to our company. Our Vice-President,
Exploration devotes approximately 50% of his time in consulting services to our company. We further engage the consulting services of our Vice-President, Ghana
Operations for our Ghanaian subsidiaries who devotes approximately 60% of his time to our company. We also engage our Secretary and Treasurer with respect to corporate and administrative services. As of June 1, 2007, she devotes approximately 75% of her time in consulting services to our company.

REAL PROPERTY AND FACILITIES

         We do not own any real property. All of our exploration activities are currently conducted at project sites located in Ghana. Mining leases or prospecting licences to which we are a party, granting us the right to operate at our Kwabeng and Pameng, Apapam, Banso and Muoso and Edum Banso Projects, are
described elsewhere in this Prospectus. Our administrative activities are currently conducted from our corporate head office, where we have leased 1,163 square feet for a 66 month term commencing on May 1, 2007. We made arrangements with our landlord, 360 Bay Street Limited, for earlier occupancy effective April
1, 2007. Our office is located at Suite 301, 360 Bay Street, Toronto, Ontario,
Canada, M5H 2V6. We pay rent of (i) CAD$3,392.08 (US$3,397.24) per month in the first and second years of the lease; (ii) CAD$3,489.00 (US$3,494.31) per month in the third and fourth years of the lease; and (iii) CAD$3,585.92 (US$3,591.38)
per month in the fifth year of the lease. Our landlord has provided us with a rent incentive of six months of free rent at the beginning of the term of the lease, following which we will then commence paying rent as noted herein. Our technical activities are currently conducted from our technical office located

                                     - 63 -

at House No. 15, Ade-Coker Road, East Legon, Accra, Ghana which we lease on an annual basis and pay rent of $1,000 per month. We also maintain a technical office located at 430 Westmount Avenue, Unit F, Sudbury, Ontario, Canada, P3A
5Z8, where our VPE and his staff conduct business and pay rent of CAD$500
(US$500.76) per month.

LEGAL PROCEEDINGS

         We are not a party to any pending legal proceeding, nor are we aware of any legal proceedings being contemplated against us by any governmental authority. We are not aware of any legal proceeding in which any of our officers, directors, affiliates or security holders is a party adverse to us or in which any of them have a material interest adverse to us.

         A former consultant of our Ghanaian subsidiaries, XG Mining and XGEL, previously brought an action for damages in the High Court of Ghana against our two subsidiaries with respect to an alleged wrongful termination of appointment.
He claimed for an amount of $172,000. We maintained that the court action was both frivolous and vexatious and had no merit. We vigorously defended against the claims and filed statements of defense on behalf of our two subsidiaries.
The trial of this suit commenced on November 2, 2006. On February 6, 2008, the
Judge rendered his final judgment whereby he dismissed the action and awarded costs of 2,000 new cedis (US$2,049.98) be paid to our subsidiaries. The former consultant's right to appeal will expire on June 6, 2008.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table includes the names, positions held and ages of our executive officers and directors.

NAME                      AGE                  POSITION
----                      ---                  --------

James Werth Longshore      41    President and Director
Richard W. Grayston        63    Chairman and Director
Peter Minuk                43    Vice-President, Finance and Director
Yves Pierre Clement        43    Vice-President, Exploration
Alhaji Nantogma Abudulai   65    Vice-President, Ghana Operations
Rebecca Kiomi Mori         57    Secretary, Treasurer and Director
Robert H. Montgomery       46    Director

         JAMES WERTH LONGSHORE BA, Economics, President
         (Principal Executive Officer),Principal Financial Officer and Director

         Mr. Longshore is one of the founders of our company and was appointed as President in March 2007 and a director in November 2006. Mr. Longshore has been a director of our Ghanaian subsidiaries, XGEL and XOG Ghana, since April
2006 and XG Mining, since June 2006 and an officer and director of Xtra Energy since March 2007. Mr. Longshore has approximately 16 years of business experience. Since 1995 to the present, Mr. Longshore has been President of
Brokton International Ltd. ("BROKTON"), a Turks & Caicos Islands, British West
Indies based private investment company focused on investing in natural resource companies. Since February 2004 until February 2006, Mr. Longshore has provided financial advisory consulting services to our company through his corporation,
Brokton. From 1990 to 1995, he was a salesman for UNUM Insurance Company selling in both the United States and Canada.

                                     - 64 -

         In August 2002, Mr. Longshore, formerly known as James Pincock, entered into a settlement agreement and order with the Ontario Securities Commission
(the "OSC"). Pursuant to a settlement agreement reached between the OSC and Mr.
Longshore, he voluntarily agreed to abide by the order which included, among other things, that he cease trading in securities for five years from the date of the order (until August 27, 2007), with the exception that after three years he can trade in securities beneficially owned by him in his personal accounts in his name, and that he be prohibited from becoming or acting as an officer or director of any issuer in Ontario or an officer or director of any issuer which has an interest directly or indirectly in any registrant, for a period of five years. Mr. Longshore paid the OSC CAD$20,000 (US$17,740) for cost incurred by the OSC and its Staff with respect to the proceeding. Mr. Longshore disclosed this matter to the company prior to his appointment as a director and advised that as he was a non-resident of Ontario at the relevant time, he had sought, relied and acted upon poor financial and legal advice of Ontario advisors and completed certain securities transactions which ultimately gave rise to the
Order.

         Mr. Longshore devotes approximately 90% of his time to our company. He currently provides 10% of his time to unrelated companies. He has not entered into a management consulting agreement with our company.

         MR. RICHARD W. GRAYSTON
         Chairman and Director

         Mr. Grayston was appointed as Chairman and a director of our company in
March 2007. Since 1985, Mr. Grayston has been a self-employed business consultant with more than 22 years of experience in financial and economic consulting and public company management including preparation of valuations, feasibility studies, capital budgeting, financial reorganizations, profit improvement studies and business plans and going public and business brokerage during which time he has provided his consulting services to oil and gas, mineral exploration, technology, manufacturing, retail and wholesale consumer businesses. Since January 1991, Mr. Grayston has been a director of New Cantech
Ventures Inc., an oil and gas and mineral exploration (diamonds and gold)
company listed on the TSXV. From April 1980 to September 1985, Mr. Grayston
served as the Executive Vice President, Secretary and a director of Brent
Resources Group Ltd., a TSXV and NASDAQ listed junior oil company with operations in Canada, the U.S.A. and Australia. Mr. Grayston received a Ph.D. in
Business Administration - Finance and Economics from the University of Chicago in 1971, a MBA from the University of Chicago in 1969, a BA, in Commerce and
Business Administration from the University of British Columbia in 1966 and has been a certified general accountant since 1977.

         PETER MINUK
         Vice-President, Finance and Director

         Mr. Minuk was appointed as Vice-President, Finance and a director of our company in March 2007. Mr. Minuk has more than 20 years of experience in finance and investment as well as experience in project management, training and developing staff and client relationships. Prior to joining our company, from
1990 to 2006, Mr. Minuk was employed by BMO InvestorLine ("BMO") in connection with implementing project management protocols. During his employment with BMO,
Mr. Minuk was the Intranet Content Developer (2001 to 2006) where he was responsible for coding, authoring and researching information for posting on this company's intranet web site, the National Work Force Analyst (1998 to 2000)

                                     - 65 -

where he was responsible for the implementation of a call center management scheduling program, the Emerging Technologies Officer (1996 to 1998) where he mapped out the core functionality of the initial internet trading site for BMO and the Trading Desk Supervisor (1993 to 1995) where he was responsible for the supervision of 30 traders and an Options Specialist (1990 to 1993) where he placed customer trades for stocks, bonds and options. Mr. Minuk received a
Masters Certificate in Project Management from the Schulich School of Business,
York University in 2005. He obtained his FCSI (Fellow of the Canadian Securities
Institute) in 1989 and completed the Business Administration program from
Southern Alberta Institute of Technology in 1985.

         Mr. Minuk devotes approximately 90% of his time in consulting services to our company. He currently provides 10% of his time to unrelated companies. He has entered into a management consulting agreement as well as a non-disclosure agreement with our company.

         REBECCA KIOMI MORI
         Secretary and Treasurer and Director

         Ms. Mori was appointed Secretary and Treasurer of our company in
September 2005 and was further appointed as a director of our company in April
2006. Since March 2007, Ms. Mori has been a director of Verbina Resources Inc.
("VERBINA") and was appointed Secretary-Treasurer in August 2007. Verbina is a uranium and silica exploration company listed on the TSX Venture Exchange. Ms.
Mori has approximately 25 years of legal experience. During the last 13 years, she has worked exclusively with both public and private mining companies and also at a Toronto, Ontario, Canada corporate securities law firm. Prior to joining our company as Secretary and Treasurer, Ms. Mori was (i) the Corporate
Securities Legal Assistant for Roxy Resources Inc., a private Canadian mining company from December 2003 to May 2005, (ii) a consultant to our company from
June 2005 to August 2005 for purposes of becoming Secretary and Treasurer, and
(iv) responsible for the corporate operations including the maintenance of corporate records and regulatory reporting requirements for Valucap Investments
Inc. from July 1997 to June 2004 and Romarco Minerals Inc. from May 1997 to
March 2003. Prior thereto, she was a corporate securities legal assistant and/or law clerk at numerous Toronto, Canada law firms. Ms. Mori has diverse legal experience with respect to securities, corporate, accounting, finance and litigation matters and is knowledgeable and experienced in Canadian and U.S.
securities matters.

         Ms. Mori devotes approximately 75% of her time in consulting services to our company. She provides 25% of her time to unrelated companies. She has entered into a management consulting agreement as well as a non-disclosure agreement with our company.

         YVES PIERRE CLEMENT, P. Geo.
         Vice-President, Exploration

         Mr. Clement was appointed Vice-President, Exploration of our company in
May 2006. Mr. Clement has over 19 years experience in the generation, evaluation and development of a wide variety of mineral resources hosted by a broad spectrum of geological environments in Canada and South America. Prior to joining our company, Mr. Clement was senior project geologist for Lake Shore
Gold Corp. in the Timmins lode gold camp from August 2005 to April 2006 and was formerly exploration manager for Aurora Platinum Corp.'s Sudbury operations from
August 2000 to July 2005. Prior to joining Aurora, Mr. Clement was senior

                                     - 66 -

project geologist/exploration manager for Southwestern Resources Corp. where he was responsible for the generation of precious and base metal exploration opportunities in Peru and Chile. Mr. Clement's experience will allow us to further maximize the value of our existing portfolio of projects, as well as allowing us to expand our strategy of growth through strategic acquisitions.

         Mr. Clement devotes approximately 50% of his time in consulting services to our company. He provides 50% of his time to an unrelated company. He has entered into a management consulting agreement but has not entered into a non-competition and non-disclosure agreement with our company.

         ALHAJI NANTOGMA ABUDULAI, BA
         Vice-President, Ghana Operations

         Mr. Abudulai was appointed as Vice-President, Ghana Operations of our company in April 2005. He is also the Secretary and the President, Community
Relations and a director of our Ghanaian subsidiaries. Mr. Abudulai has more than 12 years of business experience in the mining industry. Since 1994 to the present, he has been the managing director of CME (Ghana) Ltd. and a director of
CME (Nigeria) Ltd. where his responsibilities included protocol and coordination of government and local authority affairs in Ghana and overseeing logistical support. Mr. Abudulai is familiar and experienced with respect to obtaining mining permits, prospecting and reconnaissance licences and the government regulations relating thereto and is knowledgeable in connection with environmental and forestry issues, immigration and customs affairs. He is also the President of the Canadian Business Association in Ghana. Mr. Abudulai's
primary responsibilities with our company are the management of our Ghanaian subsidiaries and the continued improvement of community and government relations. His experience and background will assist us with respect to acquiring approvals, prospecting licences, mining leases and related permits and renewals from the relevant government authorities in order to advance our operations in Ghana, acting as our primary government liaison in connection therewith and will be involved in the hiring of skilled mining personnel and laborers for our mining operations.

         Mr. Abudulai devotes approximately 60% of his time in consulting services to our company. He provides 40% of his time to unrelated companies. He has entered into a management consulting agreement and a non-disclosure agreement with our company.

         ROBERT H. MONTGOMERY, CA
         Director

         Mr. Montgomery was appointed as a director of our company in March
2007. Mr. Montgomery has more than 13 years of experience as a chartered accountant and auditor and since February 2004 to the present time, he has been a Sarbanes Oxley contractor to the Canadian Imperial Bank of Commerce (CIBC), from February 2004 to January 2005, the Bank of Montreal (BMO) from January to
September 2005 and a major Canadian investment dealer from September 2005 to
December 2006 where he was responsible for documentation and testing of key financial and non-financial controls for various lines of business and assisted in the preparation and transfer of Sarbanes Oxley audit files and supporting documentation from their project groups to internal and external auditors. Mr.
Montgomery assisted in the design of process narrative and control testing documents, planned and supervised the control testing program at a major
Canadian investment dealer and assisted in the remediation of control gaps and

                                     - 67 -

weaknesses identified during the testing process and as identified by its external auditors. At CIBC, Mr. Montgomery assisted in the update and maintenance a database identifying key accounts, linking them to controls procedures, testing and lines of business and assisted in the remediation of control gaps and weaknesses identified during the testing process. He was not employed during the periods December 2006 to March 2007 and August 2003 to
February 2004. Prior thereto, from January 2001 to August 2003, Mr. Montgomery was the Manager, Financial Operations of Ellis Entertainment Corporation,
Toronto where he was responsible for accounting and financial reporting. Mr.
Montgomery was a Senior Auditor and Auditor of the US/Canada Regional Audit
Group of Walt Disney Company in Toronto from 1998 to 2000 and 1996 to 1997 respectively where he conducted contractual compliance audits for the product licensing divisions throughout the U.S. and Canada assessing audit risk factors and developing methodologies to validate information supplied by licencees relating to royalty reporting and maintenance of quality controls for licensed products. Prior thereto, Mr. Montgomery was a Senior Staff Accountant - Audit
from 1994 to 1995 at Price Waterhouse LLP, Toronto, an audit and tax contractor from 1992 to 1994 and a Staff Accountant - Audit at Deloitte & Touche LLP,
Toronto from 1990 to 1992. He obtained his Chartered Accountant designation from the Institute of Chartered Accountants of Ontario in 1994 and a BA, Double Major
Economics and Geography from the University of Victoria, Victoria, British
Columbia in 1985.

         All of our executive officers and directors were awarded nonqualified stock options as disclosed elsewhere in this Prospectus.

SIGNIFICANT CONSULTANTS

         We engage the consulting services of a majority of our officers. We further engage the consulting services of our Manager, Lode Gold Exploration,
Senior Project Manager, Exploration and Mine Manager with respect to our
Ghanaian subsidiaries and have entered into consulting agreements with each of them.

         We previously engaged the consulting services of John Douglas Mills, as our Project Manager, Operations through JD Mining Ltd., a consulting company for placer gold exploration and mining of which Mr. Mills has been the President since 1994 to the present. Mr. Mills has 30 years' international experience in the mining industry, including more than 13 years' prior experience in Ghana from 1990 to 2004 with respect to placer gold mining operations. Mr. Mills'
consulting services were terminated effective March 1, 2008, however, he will provide his services in Ghana on an "as needed" basis. Our operations in Ghana are now overseen by our Mine Manager.

         We have engaged the consulting services of Stewart Winter, B.A.Sc.,
Mining Engineering, M.Sc. (App.), Geological Sciences, as our Manager, Lode Gold
Exploration. He acts as a special advisor to our Board. Mr. Winter has 49 years'
experience in the mining industry. He has been the President of Winterbourne
Explorations Ltd., a private geological consulting company since 1981 to the present and provides consulting services with respect to gold, silver, uranium, diamonds and base metals for companies with properties in Canada, South America and China. Mr. Winter has been the Chief Executive Officer and a director of
Verbina since September 2007 and was formerly the Exploration Manager of
Southwestern Resources Corp. - Chile from 1996 to 1998.

                                     - 68 -

         One of our business strategies is to outsource other services as required by our company from time to time by engaging consultants on an as-needed basis or entering into special purpose contracts with a view to maintaining our overhead at a reasonable, affordable cost.

         There are no family relationships between any of our officers or directors. Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified.

CORPORATE GOVERNANCE MATTERS

         COMMITTEES GENERALLY

         Our Board of Directors has not established any committees. In March
2007, we expanded our Board by appointing two independent directors, Mr. Richard
Grayston and Mr. Robert Montgomery, and we intend to establish audit and compensation committees within the near future.

         AUDIT COMMITTEE

         Our Board has not yet established an audit committee. The functions of the audit committee are currently performed by the entire Board. We are not currently subject to any law, rule or regulation requiring that we establish or maintain an audit committee. We may establish an audit committee in the future if the Board determines it to be advisable or we are otherwise required to do so by applicable law, rule or regulation.

         BOARD OF DIRECTORS INDEPENDENCE

         Our Board consists of five members. Although, we are not currently subject to any law, rule or regulation requiring that all or any portion of our
Board include "independent" directors, two of our directors are considered to be an "independent" director, within the meaning of Nasdaq Marketplace Rule 4200.

         AUDIT COMMITTEE FINANCIAL EXPERT

         While we have not yet established an audit committee, Robert Montgomery is an "audit committee financial expert" within the meaning of Item 401(e) of
Regulation S-B. In general, an "audit committee financial expert" is an individual member of the audit committee (board of directors) who (a)
understands generally accepted accounting principles and financial statements,
(b) is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves, (c) has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to the company's financial statements, (d)
understands internal controls over financial reporting (e) understands audit committee functions, and (f) is an independent director.

         CODE OF ETHICS

         We have adopted a Code of Ethics applicable to our principal executive officer, principal financial and accounting officers and persons performing similar functions. A Code of Ethics is a written standard designed to deter wrongdoing and to promote (a) honest and ethical conduct, (b) full, fair, accurate, timely and understandable disclosure in regulatory filings and public

                                     - 69 -

statements, (c) compliance with applicable laws, rules and regulations, (d) the prompt reporting violation of the code and (e) accountability for adherence to the Code. A copy of our Code of Ethics is filed as an exhibit to the
Registration Statement of which this Prospectus forms a part, and we will provide a copy, without charge, to any person desiring a copy of the Code of
Ethics, by written request to us at our principal offices.

         NOMINATING COMMITTEE

         We have not yet established a nominating committee. Our Board, sitting as a board, performs the role of a nominating committee. We are not currently subject to any law, rule or regulation requiring that we establish a nominating committee.

         COMPENSATION COMMITTEE

         We have not yet established a compensation committee. Our Board, sitting as a board, performs the role of a compensation committee. We are not currently subject to any law, rule or regulation requiring that we establish a compensation committee.

         NOMINATION OF DIRECTORS

         We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

                             EXECUTIVE COMPENSATION

CASH COMPENSATION TABLE

         The following table sets forth information relating to all compensation awarded to, earned by or paid by us during each of the two fiscal years ended
December 31, 2007 and 2006 respectively, to: (a) our chief (principal) executive officer; (b) each of our executive officers who was awarded, earned or we paid more than $100,000; and (c) up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at December 31, 2007. The value attributable to any option awards is computed in accordance with FAS 123R.

                                     - 70 -

                                               SUMMARY COMPENSATION TABLE

                                                                    NON-EQUITY
                                                                    INCENTIVE      NONQUALIFIED   ALL
NAME AND                                     STOCK    OPTION        PLAN           DEFERRED       OTHER
PRINCIPAL               SALARY       BONUS   AWARDS   AWARDS        COMPENSATION   COMPENSATION   COMPENSATION   TOTAL
POSITION         YEAR   ($)          ($)     ($)      ($)           ($)            EARNINGS ($)   ($)            ($)
(A)              (B)    (C)          (D)     (E)      (F)           (G)            (H)            (I)            (J)
--------------   ----   ----------   -----   ------   -----------   ------------   ------------   ------------   -------

James Longshore  2007        0       0       0         14,040       0              0              0               14,040
CEO, CFO (1)

William Edward   2007   22,000(3)    0       0              0       0              0              0               22,000
McKechnie,
CEO, CFO and     2006   43,223(3)    0       0        176,247(3)    0              0              0              220,070
Chairman (2)

(1)  Mr. Longshore was appointed as our CEO and CFO on March 3, 2007.

(2)  Mr. McKechnie served as our CEO, CFO and Chairman from August 26, 2005 to
     March 2007. Our company had entered into a management consulting agreement with Goldeye Consultants Ltd., a corporation of which Mr. McKechnie is a director and from which Mr. McKechnie received this compensation. Mr.
     McKechnie has executed a non-disclosure and non-competition agreement.

(3)  All of the 716,000 nonqualified stock options previously granted to Mr.
     McKechnie on June 21, 2005, April 21, 2006 and August 1, 2006 were cancelled in March 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

         The following table sets forth information concerning our grant of options to purchase shares of our common stock during the fiscal year ended
December 31, 2007 to each person named in the Summary Compensation table.

                                        OPTION AWARDS                                             STOCK AWARDS
               ------------------------------------------------------------------   -----------------------------------------
                                                                                                                   EQUITY
                                                                                                                   INCENTIVE
                                                                                             MARKET   EQUITY       PLAN
                                                                                    NUMBER   VALUE    INCENTIVE    AWARDS:
                                                                                    OF       OF       PLAN         MARKET OR
                                             EQUITY                                 SHARES   SHARES   AWARDS:      PAYOUT
                                             INCENTIVE                              OR       OR       NUMBER OF    VALUE OF
                                             PLAN AWARDS:                           UNITS    UNITS    UNEARNED     UNEARNED
               NUMBER OF     NUMBER OF       NUMBER OF                              OF       OF       SHARES,      SHARES,
               SECURITIES    SECURITIES      SECURITIES                             STOCK    STOCK    UNITS OR     UNITS OR
               UNDERLYING    UNDERLYING      UNDERLYING                             THAT     THAT     OTHER        OTHER
               UNEXERCISED   UNEXERCISED     UNEXERCISED    OPTION                  HAVE     HAVE     RIGHTS       RIGHTS
               OPTIONS       OPTIONS         UNEARNED       EXERCISE   OPTION       NOT      NOT      THAT HAVE    THAT HAVE
               (#)           (#)             OPTIONS        PRICE      EXPIRATION   VESTED   VESTED   NOT          NOT
NAME           EXERCISABLE   UNEXERCISABLE   (#)            ($)        DATE         (#)      ($)      VESTED (#)   VESTED (#)
(A)            (B)           (C)             (D)            (E)        (F)          (G)      (H)      (I)          (J)
------------   -----------   -------------   ------------   --------   ----------   ------   ------   ----------   ----------

James          40,500        121,500         0              0.75       March 12,    0        0        0            0
Longshore                                                              2010

William        42,000        174,000         0              0.70       April 21,    0        0        0            0
Edward                                                                 2009
McKechnie,
CEO, CFO and   22,200        177,780         0              0.90       August 1,    0        0        0            0
Chairman(1)                                                            2009

(1) Mr. McKechnie served as our CEO, CFO and Chairman from August 26, 2005 to
    March 2007. All of the nonqualified stock options previously granted to Mr.
    McKechnie on April 21, 2006 and August 1, 2006 were cancelled in March 2007.

                                     - 71 -

COMPENSATION OF DIRECTORS

         As of December 31, 2007, we did not pay fees to directors for their attendance at meetings of the Board of Directors. The following table provides information concerning the compensation of our directors for the fiscal year ended December 31, 2007:

                                              DIRECTOR COMPENSATION

                              FEES                           NON-EQUITY     NON-QUALIFIED
                              EARNED                         INCENTIVE      DEFERRED
                              OR PAID   STOCK    OPTION      PLAN           COMPENSATION    ALL OTHER
                              IN CASH   AWARDS   AWARDS      COMPENSATION   EARNINGS        COMPENSATION   TOTAL
NAME                          ($)       ($)      ($)         ($)            ($)             ($)            ($)
(A)                           (B)       (C)      (D)         (E)            (F)             (G)            (H)
---------------------------   -------   ------   ---------   ------------   -------------   ------------   ------

William Edward McKechnie(2)         0      0          0            0              0               0             0
James Werth Longshore           6,800      0     28,080(2)         0              0               0        34,880
Rebecca Kiomi Mori              5,100      0          0            0              0               0         5,100
Richard Grayston                6,800      0     28,080(2)         0              0               0        34,880
Peter Minuk                     5,100      0     28,080(2)         0              0               0        33,180
Robert Montgomery               5,100      0     28,080(2)         0              0               0        33,180

(1) Mr. McKechnie resigned as Chairman and director in March 2007.
(2) The named director noted in the above table was granted 108,000 options in
    2007 for acting in such capacity.

         As of March 2007, we established compensation arrangements for our directors for each individual's service and expense on our board of directors as follows: (a) Richard Grayston - CAD$2,000 (US$2,040) on a quarterly basis, (b)
James Longshore - CAD$2,000 (US$2,040) on a quarterly basis, (c) Peter Minuk -
CAD$1,500 (US$1,530) on a quarterly basis, (d) Robert Montgomery - CAD$1,500
(US$1,530) on a quarterly basis; and (e) Kiomi Mori - CAD$1,500 (US$1,530) on a quarterly basis.

2005 EQUITY INCENTIVE COMPENSATION PLAN

         On June 21, 2005, our board of directors authorized, approved and adopted, our 2005 Equity Incentive Compensation Plan. As the Plan was not
submitted to our shareholders for approval and was not approved by our shareholders, we are not permitted to issue any options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. A total of 3,000,000 shares of our common stock have been reserved for issuance under the Plan. As at the date of this Prospectus, we have granted options to purchase an aggregate of 1,480,000 shares of our common stock, of which 100,000 options have been cancelled. Pursuant to Board approval, 300,000 options will be cancelled, if not exercised by June 1, 2008.

         The purpose of the Plan is to encourage stock ownership by our officers, directors, key employees and consultants, and to give such persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us. Our board of directors, or a committee of the board, will administer the Plan including, without limitation, the selection of the persons who will be awarded stock grants and granted options, the type of options to be granted, the number of shares subject to each option and the exercise price.

                                     - 72 -

         Plan options may only be non-qualified options. In addition, the Plan allows for the inclusion of a reload option provision, which permits an eligible person to pay the exercise price of the option with shares of common stock owned by the eligible person and receive a new option to purchase shares of common stock equal in number to the tendered shares. Furthermore, compensatory stock amounts may also be issued. The term of each plan option and the manner in which it may be exercised is determined by the board of directors or the committee.
All awards granted under the Plan are made on a case by case basis, and the
Board does not have any policy regarding timing of grants, amount of shares subject to any option to be granted or the exercise price, except that the Board does consider and/or approve option grants to incoming officers and directors at the time of their appointment.

Eligibility

         Our officers, directors, key employees and consultants are eligible to receive stock grants and non-qualified options under the Plan.

Administration

         The Plan will be administered by our board of directors or an underlying committee. The board of directors or the committee determines from time to time those of our officers, directors, key employees and consultants to whom stock grants or plan options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted, the dates such Plan options become exercisable, the number of shares subject to each option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the Plan, and the interpretation of the provisions thereof and of the related option agreements, are resolved by the board of directors or committee. As of the date of this Prospectus, the entire board of directors administers the Plan.

Shares Subject to Awards

         We have currently reserved 3,000,000 of our authorized but unissued shares of common stock for issuance under the Plan, and a maximum of 3,000,000 shares may be issued, unless the Plan is subsequently amended, subject to adjustment in the event of certain changes in our capitalization, without further action by our board of directors and stockholders, as required. Subject to the limitation on the aggregate number of shares issuable under the Plan, there is no maximum or minimum number of shares as to which a stock grant or
Plan option may be granted to any person. Shares used for stock grants and Plan options may be authorized and unissued shares or shares reacquired by us. Shares covered by Plan options which terminate unexercised or shares subject to stock awards which are forfeited or cancelled will again become available for grant as additional options or stock awards, without decreasing the maximum number of shares issuable under the Plan.

         The Plan provides that, if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to unexercised options and in the purchase price per share under such options. Any adjustment, however, does not change the total purchase price payable for the shares subject to

                                     - 73 -

outstanding options. In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the option may be assumed, converted or replaced by the successor corporation (if any) or may substitute equivalent awards or provide substantially similar consideration to awardees In the event such successor corporation (if any) refuses or otherwise declines to assume or substitute awards, as provided above, (i) the vesting of any or all Awards granted pursuant to this Plan will accelerate immediately prior to the effective date of a transaction described above and (ii) any or all Options granted pursuant to the Plan will become exercisable in full prior to the consummation of such event at such time and on such conditions as the board of directors or underlying committee determines. If such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the board of directors or underlying committee.

Terms of Exercise

         The Plan provides that the options granted thereunder shall be exercisable from time to time in whole or in part, unless otherwise specified by the committee or by the board of directors.

Exercise Price

         The purchase price for shares subject to options is determined by the board of directors or the committee and may be below fair market value on the day of grant. If the purchase price is paid with consideration other than cash, the board or the committee shall determine the fair value of such consideration to us in monetary terms.

         The per share purchase price of shares issuable upon exercise of a plan option may be adjusted in the event of certain changes in our capitalization, but no such adjustment shall change the total purchase price payable upon the exercise in full of options granted under the plan.

Manner of Exercise

         Plan options are exercisable by delivery of written notice to us stating the number of shares with respect to which the option is being exercised, together with full payment of the purchase price therefor. Payment shall be in cash, checks, certified or bank cashier's checks, promissory notes secured by the shares issued through exercise of the related options, shares of common stock or in such other form or combination of forms which shall be acceptable to the board of directors or the committee.

Option Period

         The term of each non-qualified stock option is determined and fixed by the board of directors or underlying committee.

Termination

         Except as otherwise expressly provided in the option agreement, all
Plan options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee shall die while our employee or within three months after termination of employment by us because of

                                     - 74 -

disability, or retirement or otherwise, such options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or termination of employment, by the person or persons to whom the optionee's right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators.

         In the event of termination of employment because of death while an employee or because of disability, the optionee's options may be exercised not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in the option or three months after the optionee's retirement, whichever date is earlier.

         If an optionee's employment by us terminates because of disability and such optionee has not died within the following three months, the options may be exercised, to the extent that the optionee shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in the option or one year after termination of employment, whichever date is earlier.

         If an optionee's employment shall terminate for any reason other than death or disability, such optionee may exercise the options to the same extent that the options were exercisable on the date of termination, for up to three months following such termination, or on or before the expiration date of the options, whichever occurs first. In the event that the optionee was not entitled to exercise the options at the date of termination or if the optionee does not exercise such options (which were then exercisable) within the time specified herein, the options shall terminate.

         If an optionee's employment with us is terminated for any reason whatsoever, and within three months after the date thereof optionee either (i)
accepts employment with any competitor of, or otherwise engages in competition with us, or (ii) discloses to anyone outside our company or uses any confidential information or material of our company in violation of our policies or any agreement between the optionee and our company, the committee, in its sole discretion, may terminate any outstanding stock option and may require optionee to return to us the economic value of any award that was realized or obtained by optionee at any time during the period beginning on that date that is six months prior to the date optionee's employment with us is terminated.

         The Board or underlying committee may, if an optionee's employment with us is terminated for cause, annul any award granted under the Plan to such employee and, in such event, the board of directors or underlying committee, in its sole discretion, may require optionee to return to us the economic value of any award that was realized or obtained by optionee at any time during the period beginning on that date that is six months prior to the date optionee's employment with us is terminated.

Modification and Termination of Plan

         The Board or committee may amend, suspend or terminate the Plan at any time. However, no such action may prejudice the rights of any holder of a stock grant or optionee who has prior thereto been granted options under the Plan. Any such termination of the Plan shall not affect the validity of any stock grants or options previously granted thereunder. Unless terminated by the Board, the
Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding.

                                     - 75 -

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The following table sets forth information relating to our outstanding equity compensation plans as of December 31, 2007:

                                                                                                   NUMBER OF
                                                                                                   SECURITIES
                                                                                                   REMAINING
                                                              NUMBER OF                            AVAILABLE FOR
                                                              SECURITIES TO                        FUTURE ISSUANCE
                                                              BE ISSUED UPON    WEIGHTED AVERAGE   UNDER EQUITY
                                                              EXERCISE OF       EXERCISE PRICE     COMPENSATION
                                                              OUTSTANDING       OF OUTSTANDING     PLANS (EXCLUDING
                                                              OPTIONS,          OPTIONS,           SECURITIES
                                                              WARRANTS AND      WARRANTS AND       REFLECTED IN
                                                              RIGHTS (A)        RIGHTS (B)         COLUMN (A)) (C)
                                                              --------------    ----------------   ----------------

Equity Compensation Plans Approved by Security Holders        N/A               N/A                N/A

Equity Compensation Plans Not Approved By Security Holders
     2005 Equity Incentive Compensation Plan(1)               1,380,000         $0.75              1,620,000
                                                              ---------         -----              ---------
                           TOTAL                              1,380,000         $0.75              1,620,000

(1) Includes (a) an aggregate amount of 540,000 options which were issued to four members of our board of directors in March 2007; and (ii) 200,000 options which were issued to our former Project Manager, Operations in March 2007 which will expire and be cancelled on June 1, 2008.

MANAGEMENT CONSULTING AGREEMENTS

         We have entered into the following management consulting agreements with officers of our company.

MANAGEMENT CONSULTING AGREEMENT WITH PETER MINUK, VICE-PRESIDENT, FINANCE

         We initially entered into a management consulting agreement with our
Vice- President, Finance (the "VPF"), Peter Minuk, on March 24, 2007. On mutual agreement, both parties have agreed to terminate this agreement which has been superseded in its entirety by a management consulting agreement dated July 1,
2007 for a term of one year. Our VPF is compensated CAD$3,000 (US$3,004.57) per month and is reimbursed for expenses incurred by him on behalf of our company.
The VPF shall provide certain services to our company including, but not limited to, preparation and/or filing financial reports, press releases and regulatory filings, updating investor presentations, preparation of budgets, assisting with the development, execution and communication of Xtra-Gold's overall financial strategy to its stockholders through the design and execution of a strategy to communicate key elements of its financial objectives, assessing Xtra-Gold's financial management needs and current capabilities from time to time and providing such assessments to the President and/or the Board, providing recommendations to the President and/or the Board on major financial decisions and carrying out the financial policy decisions made by Xtra-Gold's senior management and reviewing all financial reports prepared by Xtra-Gold's subsidiaries and discussing same with the President and/or the Board, assisting our President with the day-to-day management of our company and liaising with our legal counsel, auditors, stock transfer agent and all other professional advisors from time to time.

                                     - 76 -

MANAGEMENT CONSULTING AGREEMENT WITH YVES CLEMENT, VICE-PRESIDENT, EXPLORATION

         We entered into a management consulting agreement with our
Vice-President, Exploration ("VPE"), Yves Clement, on May 1, 2006 for a term of
36 months. Our VPE is paid CAD$5,000 (US$5,007.61) per month and is reimbursed for expenses incurred by him on behalf of our company. Our VPE shall be paid compensation equivalent to 18 months' fees, based on the rate of compensation being paid at the relevant time in the event of (i) termination without cause;
or (ii) a Change of Control. Our VPE shall provide certain services to our company including, but not limited to, making project or property site attendances as may be required from time to time, preparing progress reports with respect to our mineral exploration projects, conducting due diligence as may be required from time to time in connection with potential mineral properties; reviewing geological data and liaising with principal owners of mineral properties in which our company may wish to acquire an interest, meeting with government authorities and retaining technical experts, making recommendations to the Board and its relevant committees with respect to the acquisition and/or abandonment of mineral exploration properties and preparing and implementing, subject to Board approval, plans for the operation of
Xtra-Gold including plans for exploration programs, costs of operations and other expenditures in connection with our mineral projects.

MANAGEMENT CONSULTING AGREEMENT WITH ALHAJI NANTOGMA ABUDULAI, VICE-PRESIDENT,
GHANA OPERATIONS

         We entered into a management consulting agreement with our
Vice-President, Ghana Operations ("VPG"), Alhaji Nantogma Abudulai, on November
1, 2006 for a term of one year. Our VPG is paid $1,000 per month and is reimbursed for expenses incurred by him on behalf of our company. Our VPG shall provide certain services to our company including, but not limited to, managing and improving community and government relations as may be required from time to time including but not necessarily restricted to, relationships with the
Minerals Commission, the Minister of Lands, Forestry and Mines, the Water
Resource Commission, the EPA and the GNPC, by acting as Xtra-Gold's primary liaison and attending meetings with related officials, managing specific executions on an as needed basis including, but not limited to, facilitating the procurement of licences, leases, permits and other government approvals and handling any political or environmental issues that may arise from time to time, participating in property acquisitions and dispositions from time to time and reviewing all material contracts to be entered into by our Ghanaian subsidiaries.

MANAGEMENT CONSULTING AGREEMENT WITH KIOMI MORI, SECRETARY AND TREASURER

         We initially entered into a management consulting agreement with our
Secretary and Treasurer (the "ST"), Kiomi Mori, on July 1, 2006 for a term of five years. On mutual agreement, both parties have agreed to terminate this agreement which has been superseded in its entirety by a management consulting agreement dated December 1, 2007 for a term of one year. Our ST is compensated
CAD$6,500 (US$6,509.90) per month and is reimbursed for expenses incurred by her on behalf of our company. The ST shall provide certain services to our company including, but not limited to, preparing and maintaining all corporate records and overseeing all corporate and regulatory filings, preparing and/or filing financial reports and press releases, updating investor presentations, assisting our President and Vice-President, Finance with the day-to-day management of our company and liaising with our legal counsel, auditors, stock transfer agent and other professional advisors.

                                     - 77 -

COMPENSATION OF MANAGEMENT

         The terms of these management consulting agreements were determined at the time by our then constituted Board, two members of which were our executive officers who were parties to certain of these agreements. Our currently constituted Board of Directors believes that the compensation payable to our executive officers is appropriate in light of the risks and uncertainty of our business, the time committed by such individuals, the compensation levels of other executives in similarly sized companies and their ability to command at least this level of salary in other commercial operations. The Board has complete authority in determining the amount of compensation to be paid and the other terms of management compensation. At the time of entering into the foregoing agreements, our Board did not consult with any consultants or other third parties in determining the amount of compensation to be paid under the management consulting agreements.

SETTLEMENT AND TERMINATION AGREEMENT

         In July 2006, we entered into a management consulting agreement with our CEO for a term of five years. Mr. McKechnie, our then CEO, was compensated
CAD$5,000 (US$4,251) per month, through Goldeye Consultants Ltd. ("GOLDEYE"), a
Turks & Caicos Islands, British West Indies private corporation of which he is a director.

         In March 2007, Mr. McKechnie resigned as CEO and Chairman of our company and the management consulting agreement was terminated. On March 22,
2007, Mr. McKechnie entered into a Settlement Termination Agreement with us pursuant to which he provided his resignation as a director and also agreed to the termination of the management consulting agreement. Under the terms of the
Settlement Termination Agreement, Mr. McKechnie was to be paid a termination payment of $26,270.93 (US$22,710.40) which includes reimbursement of expenses incurred until termination. Mr. McKechnie had executed a non-disclosure and non-competition agreement which restricts Mr. McKechnie from competing with us for a period of two years following termination.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

         As authorized by the Nevada Revised Statutes, our articles of incorporation ("ARTICLES") provide that none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except liability for:

         o  any breach of a director's duty of loyalty to our company or its stockholders;

         o  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         o  unlawful payments of dividends or unlawful stock redemptions or repurchases; and

         o  any transaction from which the director derived an improper personal benefit.

                                     - 78 -

         This provision limits our rights and the rights of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any stockholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws. Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

         Our Articles further provide for the indemnification of any and all persons who serve as our directors, officers, employees or agents to the fullest extent permitted under Nevada law.

         Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS; DIRECTOR INDEPENDENCE

         We have entered into certain transactions with certain of our affiliates as described below. All of these transactions, except as expressly provided below, have been approved, and the terms thereof determined, by our board of directors excluding interested members of the board, if any. We believe that the terms of these transactions are at least as beneficial to us as terms we could obtain from unaffiliated third parties.

ACQUISITION OF SWISS PROPERTY

         On October 28, 2003, prior to our acquisition of all of the issued and outstanding capital stock of Xtra Energy, CaribGold Minerals, Inc. ("CARIBGOLD")
entered into a memorandum of agreement with Xtra Energy (the "CARIBGOLD
AGREEMENT"), under which Xtra Energy was granted the right and option to acquire
90% of CaribGold's interest in a mining property located in Switzerland provided that Xtra Energy expended CAD$200,000 (USD$152,532) in exploration work on the property by October 28, 2004, failing which the option would terminate and would be reconveyed to CaribGold. Paul Zyla, who was our President and Chief Executive
Officer at the time of this transaction, was also the President and a director of CaribGold and owned 647,500 common shares (5.51%) in the capital of CaribGold at this time. As consideration for the option grant, Xtra Energy issued 20,000 non-refundable shares of its common stock to CaribGold. These shares were subsequently exchanged for 20,000 shares of our common stock upon our acquisition of all of the outstanding capital stock of Xtra Energy. In order to exercise the option, our subsidiary would have been required to enter into a joint venture agreement with CaribGold, operate the property and contribute our share of expenditures of the joint venture. Our subsidiary did not expend the required amount during the option exercise period. We permitted the option to expire unexercised in order to permit us to devote our financial resources to the acquisition of mineral properties in Ghana.

                                     - 79 -

PROMISSORY NOTE ISSUED TO A FORMER OFFICER AND DIRECTOR OF OUR COMPANY

         On January 12, 2006, the Board approved the issuance of an unsecured promissory note (the "NOTE") in the aggregate amount of $66,302 in connection with an account payable owing to a former officer and director of the company
(the "NOTE HOLDER") with respect to unpaid consulting fees, expenses incurred on behalf of our company and a bonus. Under the terms of the Note, the Note Holder had the option to convert any portion owing under the Note from time to time into shares of our company at the conversion price of $0.55 per share. On
January 31, 2006, the Note Holder provided us with a notice of conversion to convert $50,000 of the outstanding Note into shares and was subsequently issued
90,909 shares on February 9, 2006.

INVESTMENT IN A COMPANY OF WHICH A FORMER OFFICER AND DIRECTOR OF OUR COMPANY IS
ALSO AN OFFICER AND/OR DIRECTOR

         We invested an aggregate of CAD$123,000 (US$108,258), through participation in two private placement transactions in August 2006 (CAD$18,000 -
US$15,946) and October 2006 (CAD$105,000 - US$92,312), in Ginguro Exploration
Inc., a private Ontario mineral exploration company which is seeking to become a public company, of which a former officer and director of our company is also director and officer.

CONSULTING AGREEMENT WITH PRINCIPAL SHAREHOLDER

         From February 1, 2004 through February 1, 2006, we were a party to a consulting agreement with Brokton International Ltd. ("BROKTON"), a company which owns 6.93% of our common stock and one of only two shareholders that owns more than 5% of our issued and outstanding shares of common stock. Under the terms of this agreement, we engaged Brokton as a consultant to advise our
Management with respect to hiring additional qualified management, providing support with respect to operational matters and government compliance in Ghana, mergers and acquisitions and financial advisory. James Longshore, our President and one of the directors of our company, is the President of Brokton and exercises sole investment, voting and disposition powers over the shares of
Brokton. Mr. Longshore is also a director of our wholly-owned subsidiaries, XGEL and XOG Ghana (since April 2006) and Chief Operating Officer (since February
2007) and a director of XG Mining (since June 2006) and Chief Operating Officer
(since February 2007) and a director and officer of Xtra Energy (since March
2007). From February 2004 to February 2006, we paid Brokton an aggregate of
$53,176 for its consulting services and reimbursed Brokton for expenses incurred by Brokton on behalf of our company.

A PRINCIPAL SHAREHOLDER MANAGES OUR INVESTMENT PORTFOLIO

         We currently, and since approximately four years ago, maintain our brokerage account with Haywood Securities Inc. ("HAYWOOD") in connection with our investment accounts. Haywood provides us with investment recommendations and custodial services. Haywood is a member of the Toronto Stock Exchange, the TSX
Venture Exchange, the Montreal Exchange, the Canadian Trading and Quotation
System, the Canadian Investor Protection Fund, and the Investment Dealers
Association of Canada. In addition, Haywood Securities (USA) Inc., a wholly owned subsidiary is a broker-dealer registered to transact securities business in the United States and a member of the National Association of Securities
Dealers. We pay Haywood ordinary brokerage commissions on trade transactions and our accounts with Haywood can be terminated at any time. Mark McGinnis, a

                                     - 80 -

shareholder who owns 7.14% of our common stock and one of only two shareholders that owns more than 5% of our issued and outstanding shares of common stock, is an investment advisor with Haywood and is the manager of our accounts with
Haywood.

DIRECTORS' SECURITIES CANCELLED

         In May 2005, an aggregate of 47,000,000 shares of our common stock owned by Paul Zyla and William Edward McKechnie, former directors of our company, were returned to treasury and cancelled pursuant to respective stock cancellation agreements entered into between our company and such directors. The parties agreed to the foregoing at the time we acquired XGRI and undertook the 5 for 1 forward stock split for the purpose of minimizing the dilution on our shareholders in the event that the company issued further shares in consideration of future financings, acquisitions or other significant business transactions involving stock issuances. The cancellation occurred as a condition to the acquisition of XG Mining in December 2004.

CONSULTING FEES TO OFFICERS AND COMPANIES CONTROLLED BY DIRECTORS AND OFFICERS

         We have entered into consulting agreements with our officers, or companies controlled by our officers, for the services of our officers as set out elsewhere in this Prospectus. As of December 31, 2007, we paid or accrued an aggregate of $191,512 (December 31, 2006 - $324,872), pursuant to these consulting agreements.

DIRECTOR INDEPENDENCE

         Two of the members of our board of directors (Robert H. Montgomery and
Richard W, Grayston) are "independent" within the meaning of Marketplace Rule
4200 of the National Association of Securities Dealers, Inc.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information known to us as of February
29, 2008, relating to the beneficial ownership of shares of our common stock by:

         o  each person who is known by us to be the beneficial owner of more than five percent of our outstanding common stock;

         o  each director;

         o  each executive officer named in the Summary Compensation Table; and

         o  all executive officers and directors as a group.

         Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of Xtra-Gold Resources Corp., Suite 301, 360 Bay
Street, Toronto, Ontario, Canada, M5H 2V6.

         We believe that all persons named in the table, or the footnotes thereto, have sole voting and investment power with respect to all shares of common stock shown as being owned by them.

                                     - 81 -

         Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) and that can be acquired by him within 60 days from the date of this Prospectus, including upon the exercise of options, warrants or convertible securities. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the date of this Prospectus, have been exercised or converted.

         The table is based on 29,818,359 shares currently outstanding. Except as otherwise required by SEC rules relating to beneficial ownership, the table does not give effect to the issuance of up to:

         o  2,221,471 shares in the event of exercise of outstanding Warrants;

         o  900,000 shares in the event of conversion of Convertible Debentures;
            or

         o  15,750 shares in the event of conversion of Accrued Interest.

                                           AMOUNT AND NATURE OF       PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP        OF CLASS
------------------------------------   -----------------------------  ----------

James Werth Longshore ..............   2,067,500 shares (1)              6.93%
Rebecca Kiomi Mori .................      78,000 shares (2)               .26%
Yves Pierre Clement ................     225,000 shares (3)               .75%
Alhaji Nantogma Abudulai ...........     175,000 shares (4)               .59%
Richard W. Grayston ................      92,500 shares (5)               .31%
Peter Minuk ........................      47,000 shares (6)               .16%
Robert H. Montgomery ...............      45,000 shares (7)               .15%
OFFICERS AND DIRECTORS
   AS A GROUP (7 PERSONS) ..........   2,730,000 shares (1) thru (7)     9.15%

5% STOCKHOLDERS

Brokton International Ltd. .........   2,067,500 shares (1)              6.93%
P.O. Box 150, Design House
Providenciales, Turks and Caicos
British West Indies

Mark T. McGinnis ...................   2,129,026 shares (8)              7.14%
236 Alscot Crescent
Oakville, Ontario, Canada L6J 4R4

(1)  Consists of (a) 2,000,000 shares which are owned by Brokton International
     Ltd.; (b) Consists of 58,500 shares which are issuable upon the exercise of options that have vested and are currently exercisable; and (c) 9,000 shares which shall become issuable upon options that shall vest and be exercisable within 60 days following the date of this Prospectus; namely
     May 12 and June 12, 2008. Does not include 94,500 shares issuable upon the exercise of options that have not yet vested and will vest monthly as to
     4,500 in each month. Brokton International Ltd. ("BROKTON") is a British
     West Indies corporation, whose sole beneficial owner is James Longshore.
     Mr. Longshore exercises sole investment, voting and disposition powers over the shares included in the table.

                                     - 82 -

(2)  Consists of 72,000 shares which are issuable upon the exercise of options that have vested and are currently exercisable; and (c) 6,000 shares which shall become issuable upon options that shall vest and be exercisable within 60 days following the date of this Prospectus; namely May 21 and
     June 21, 2008. Does not include 30,000 shares issuable upon the exercise of options that have not yet vested and will vest monthly as to 3,000 in each month.

(3)  Consists of (a) 207,000 shares which are issuable upon the exercise of options that have vested and are currently exercisable; and (b) 18,000 shares which shall become issuable upon options that shall vest and be exercisable within 60 days following the date of this Prospectus; namely
     May 1 and June 1, 2008. Does not include 99,000 shares issuable upon the exercise of options that have not yet vested and will vest monthly as to
     9,000 in each month.

(4)  Consists of (a) 100,000 shares of common stock; (b) 69,000 shares which are issuable upon the exercise of options that have vested and are currently exercisable; and (c) 6,000 shares which shall become issuable upon options that shall vest and be exercisable within 60 days following the date of this Prospectus; namely May 1 and June 1, 2008. Does not include 33,000 shares issuable upon the exercise of options that have not yet vested and will vest monthly as to 3,000 in each month.

(5)  Consists of (a) 25,000 shares of common stock; (b) 58,500 shares which are issuable upon the exercise of options that have vested and are currently exercisable; and (c) 9,000 shares which shall become issuable upon options that shall vest and be exercisable within 60 days following the date of this Prospectus; namely May 5 and June 5, 2008. Does not include 94,500 shares issuable upon the exercise of options that have not yet vested and will vest monthly as to 4,500 in each month.

(6)  Consists of (a) 2,000 shares of common stock; (b) 39,000 shares which are issuable upon the exercise of options that have vested and are currently exercisable; and (c) 6,000 shares which shall become issuable upon options that shall vest and be exercisable within 60 days following the date of this Prospectus; namely May 5 and June 5, 2008. Does not include 63,000 shares issuable upon the exercise of options that have not yet vested and will vest monthly as to 3,000 in each month.

(7)  Consists of (a) 39,000 shares which are issuable upon the exercise of options that have vested and are currently exercisable; and (b) 6,000 shares which shall become issuable upon options that shall vest and be exercisable within 60 days following the date of this Prospectus; namely
     May 12 and June 12, 2008. Does not include 63,000 shares issuable upon the exercise of options that have not yet vested and will vest monthly as to
     3,000 in each month.

(8)  Consists of (a) 1,973,181 shares of common stock held by Mark McGinnis; and
     (b) 155,845 shares of common stock held by his spouse.

                                     - 83 -

CHANGE IN PERCENTAGE OWNERSHIP OF PRINCIPAL SHAREHOLDERS

         The following provides the changes in percentage ownership of Brokton
International Ltd., whose sole beneficial owner is James Longshore, a director of our company since November 2006 and President of our company since March
2007, and Mark McGinnis, the only shareholders of our company who currently own more than 5% of the issued and outstanding shares of our common stock:

Brokton International Ltd.

         o  In October 2003, Brokton, a former shareholder of our subsidiary
            XGRI, received 50,000 shares of common stock, representing approximately .3% of our then issued and outstanding shares, in connection with the Share Exchange with our subsidiary XGRI.

         o  In January 2004, Brokton acquired 2,000,000 shares of our common stock from a principal shareholder increasing its ownership interest to approximately 3.5% of our then issued and outstanding shares.

         o  In May 2005, the ownership interest of increased to approximately
            15% as a result of the return to treasury of 47,000,000 shares by two principal shareholders.

         o  In August 2006, Brokton acquired an aggregate of 250,000 shares from two shareholders.

         o  Between March 2004 and November 2006, we undertook nine private placements of shares of common stock which resulted in dilution to the percentage ownership of Brokton to 7.12%.

         o  In October 2007, we undertook a tenth private placement of shares of common stock which resulted in dilution to the percentage ownership of Brokton to 6.95%.

         o  In March 2007, Mr. Longshore was granted 162,000 options which were transferred to Brokton, of which (a) 58,500 have vested and are currently exercisable; and (b) 9,000 shall vest over the 60 days following the date of this Prospectus and the remaining 94,500 options will vest monthly over a 36 month period as to 4,500 options. This resulted in the increase in percentage ownership of
            Brokton to 7.13%.

         o  In February 2008, we undertook a 11th private placement of shares of common stock which resulted in dilution to the percentage ownership of Brokton to 6.93%.

Mark McGinnis

         o  In January 2004, Mark McGinnis acquired 1,666,666 shares of our common stock, representing 2.7% of our then issued and outstanding shares, from a principal shareholder.

                                     - 84 -

         o  In April 2004, the spouse of Mark McGinnis acquired 100,000 shares under a private placement transaction.

         o  In May 2005, the ownership interest of Mark McGinnis increased to approximately 11% as a result of the return to treasury of
            47,000,000 shares by two principal shareholders.

         o  During 2006, Mark McGinnis and his spouse acquired 297,860 shares in trust.

         o  Between March 2004 and November 2006, we undertook nine private placements of shares of common stock which resulted in dilution to the percentage ownership of Mark McGinnis to 7.35%.

         o  During August 2007, the ownership interest of Mark McGinnis increased to 7.37% as a result of a purchase of 5,000 shares.

         o  In October 2007, we undertook a tenth private placement of shares of common stock which resulted in dilution to the percentage ownership of Mark McGinnis to 7.20%.

         o  During November 2007, the ownership interest of Mark McGinnis increased to 7.29% as a result of a purchase of 26,500 shares.

         o  During December 2007, the spouse of Mark McGinnis purchased 3,000 shares thereby increasing the ownership interest of Mark McGinnis to
            7.30%.

         o  During December 2007, the ownership interest of Mark McGinnis increased to 7.40% as a result of a purchase of 30,000 shares.

         o  In February 2008, we undertook a 11th private placement of shares of common stock which resulted in dilution to the percentage ownership of Mark McGinnis to 7.14%.

                            DESCRIPTION OF SECURITIES

GENERAL

         The following description of our common stock and provisions of our
Articles is a summary thereof and is qualified by reference to our Articles, copies of which may be obtained upon request. Our authorized capital consists of
250,000,000 shares of common stock, par value $0.001 per share. As of the date of this Prospectus, 29,818,359 shares of common stock were issued and outstanding.

COMMON STOCK

         Holders of shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board out of funds, legally available therefor. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided pro rata on a per share basis among the holders of our common stock.

                                     - 85 -

         Each share of common stock entitles the holders thereof to one vote.
Holders of common stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any directors. Our
By-Laws require that only a majority of our issued and outstanding shares need be represented to constitute a quorum and to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights and is not redeemable by us.

COMMON STOCK PURCHASE WARRANTS

         There are currently outstanding Warrants to purchase an aggregate of
2,221,471 shares of our common stock. The Warrants and finder's Warrants were issued in connection with financing transactions. The Warrants are exercisable
(i) at $1.50 per share and, pursuant to an extension of the expiry date by our
Board, now expire on July 13, 2008; (ii) at $1.75 per share and expire on
October 10, 2008; and (iii) at $1.75 per share and expire on October 30, 2008.
The finder's Warrants are exercisable (i) at $1.75 per share and expire on
October 10, 2008; (ii) at $1.75 per share and expire on October 30, 2008; and
(iii) at $2.25 per share and expire on the earlier of the shares being (a)
posted on an over-the-counter bulletin board service; or (b) listed on a recognized share exchange. The exercise price of the Warrants and the number of shares issuable upon the exercise of the Warrants is subject to adjustment in the event of stock splits, stock dividends and reorganizations.

CONVERTIBLE DEBENTURES

         We completed a convertible debenture transaction with three investors
(the "DEBENTURE HOLDERS") in July 2005 for gross proceeds of US$900,000, the outstanding principal balance of which is repayable on or before June 30, 2010.
Interest is calculated at the rate of 7% per annum on the outstanding principal and is payable on a quarterly basis on the last days of September, December,
March and June in each year. The Debenture Holders have the option to convert any portion of the outstanding principal owing and the Accrued Interest into shares at a conversion price of $1.00 per share. In addition, provided there is a registration statement then in effect covering the Conversion Shares, or the
Conversion Shares may otherwise be resold pursuant to Rule 144, the outstanding principal amount of this Debenture, and all accrued but unpaid interest, shall automatically be converted into shares of the Company's Common Stock, at the
Conversion Price, in the event that the Common Stock trades for twenty (20)
consecutive trading days (a) with a closing bid price of at least $1.50 per share and (b) a cumulative trading volume during such twenty (20) trading day period of at least 1,000,000 shares.

         The conversion price and the number of shares issuable upon the conversion of the Convertible Debentures and Accrued Interest is subject to adjustment in the event of stock splits, stock dividends and reorganizations. An aggregate of 915,750 shares has been reserved for issuance in connection with the debt conversion.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Allied Stock
Transfer, Inc., 200 Memorial Parkway, Atlantic Highlands, NJ, 07716. Our
transfer agent may be reached by telephone at (732) 872-2727.

                                     - 86 -

                            SELLING SECURITY HOLDERS

BACKGROUND OF THE TRANSACTIONS

         This Prospectus covers the resale of 2,782,375 shares of our common stock issued or issuable in connection with the following transactions:

         o  650,000 shares issuable upon conversion of an aggregate of $650,000
            Convertible Debentures issued in a convertible debenture financing completed on July 7, 2005;

         o  11,375 shares issuable upon conversion of up to $11,375 Accrued
            Interest in connection with the convertible debenture financing completed on July 7, 2005;

         o  1,132,000 shares we issued and 566,000 shares issuable upon exercise of Warrants we issued pursuant to a private placement transaction completed on July 24, 2006;

         o  282,000 shares we issued and 141,000 shares issuable upon exercise of Warrants we issued pursuant to a private placement transaction completed on October 24, 2006; and

SELLING SECURITY HOLDERS

         The following table sets forth:

         o  the name of each Selling Security Holder;

         o  the number or shares of common stock beneficially owned by each
            Selling Security Holder as of the date of this Prospectus, giving effect to the exercise of the Selling Security Holders' Warrants;

         o  the number of shares being offered by each Selling Security Holder;
            and

         o  the number of shares to be owned by each Selling Security Holder following completion of this Offering.

         Beneficial ownership is determined in accordance with the rules of the
SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of options, warrants, promissory notes and any other security or other right. The information as to the number of shares of our common stock owned by each Selling Security Holder is based upon our records and information provided by our transfer agent.

         We may amend or supplement this Prospectus from time to time to update the disclosure set forth in the table. As the Selling Security Holders identified in the table may sell some or all of the shares owned by them which are included in this Prospectus, and as there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the Selling Security Holders upon termination of the offering made hereby. We have therefore assumed, for the purposes of the following table, that the Selling Security Holders will sell all of the shares owned by them that are being offered hereby, but will not sell any other shares of our common stock that they presently own. We do not believe that any of the
Selling Security Holders are broker-dealers or affiliated with broker-dealers.

                                     - 87 -

         The shares of common stock being offered have been registered to permit public sales and the Selling Security Holders may offer all or part of the shares for resale from time to time. All expenses of the registration of the common stock on behalf of the Selling Security Holders are being borne by us. We will receive none of the proceeds of this offering.

                                                                  SHARES
                                                                AVAILABLE     SHARES    PERCENTAGE
                                     SHARES AND PERCENTAGE OF    PURSUANT      OWNED     OF CLASS
                                     CLASS OWNED BENEFICIALLY    TO THIS       AFTER      AFTER
SELLING SECURITY HOLDER               PRIOR TO THIS OFFERING    PROSPECTUS   OFFERING    OFFERING
-----------------------              ------------------------   ----------   --------   ----------

Ernst Baur (1)                          45,000       (0.151%)      45,000           0           0%
Markus Bertschin (2)                    45,000       (0.151%)      45,000           0           0%
Bradam Financial Holdings Ltd. (3)     777,500       (2.607%)     508,750     268,750        .901%
Earl Charleton (4)                      15,000       (0.053%)      15,000           0           0%
CMK Financial Holdings Ltd. (5)        240,000       (0.805%)     152,625      87,375        .293%
Kurt Groebli (6)                        15,000       (0.053%)      15,000           0           0%
Adrian Jaggi (7)                        30,000       (0.101%)      30,000           0           0%
Royal Trust Corp. of Canada (8)      1,665,000       (5.584%)   1,665,000           0           0%
Walter Schneider (9)                   225,000       (0.755%)      75,000     150,000        .503%
Matthias Schole (10)                    48,000       (0.161%)      48,000           0           0%
Leon van der Merwe (11)                350,000       (1.174%)     150,000     200,000        .671%
Peter Winnell (12)                      33,000       (0.111%)      33,000           0           0%

(1)  Consists of 30,000 shares and 15,000 shares of common stock underlying
     Warrants that are currently exercisable.

(2)  Consists of 30,000 shares and 15,000 shares of common stock underlying
     Warrants that are currently exercisable.

(3)  Consists of 277,500 shares and 500,000 shares of common stock underlying a debenture, the outstanding principal of which is convertible into shares and up to a maximum of $8,750 in the event that the holder converts the then accrued interest which would be no more than for a three month period.
     Bradam Financial Holdings Ltd. is a private foreign investment company based in Castries, St. Lucia, Caribbean. Mikkel Lind, Managing Director of
     the Selling Security Holder, makes decisions as to the voting and disposition of the securities.

(4)  Consists of 10,000 shares and 5,000 shares of common stock underlying
     Warrants that are currently exercisable.

(5)  Consists of 60,000 shares, 30,000 shares underlying warrants that are currently exercisable and 150,000 shares of common stock underlying a debenture, the outstanding principal of which is convertible into shares and up to a maximum of $2,625 in the event that the holder converts the then accrued interest which would be no more than for a three month period.
     CMK Financial Holdings Ltd. is a private foreign investment company based in Castries, St. Lucia, Caribbean. Mikkel Lind, Managing Director of the
     Selling Security Holder, makes decisions as to the voting and disposition of the securities.

(6)  Consists of 10,000 shares and 5,000 shares of common stock underlying
     Warrants that are currently exercisable.

(7)  Consists of 20,000 shares and 10,000 shares of common stock underlying
     Warrants that are currently exercisable.

                                     - 88 -

(8)  Consists of 1,110,000 shares and 555,000 shares of common stock underlying
     Warrants that are currently exercisable. Sprott Asset Management exercises voting and dispositive power over all of the shares beneficially owned by
     Royal Trust Corp. of Canada in trust for Sprott Asset Management. Eric
     Sprott, Chief Executive Officer of Sprott Asset Management, makes decisions as to the voting and disposition of the securities.

(9)  Consists of 200,000 shares and 25,000 shares of common stock underlying
     Warrants that are currently exercisable.

(10) Consists of 32,000 shares and 16,000 shares of common stock underlying
     Warrants that are currently exercisable.

(11) Consists of 300,000 shares and 50,000 shares of common stock underlying
     Warrants that are currently exercisable.

(12) Consists of 22,000 shares and 11,000 shares of common stock underlying
     Warrants that are currently exercisable.

         None of the above Selling Security Holders are affiliates of United
States brokers-dealers, nor at the time of purchase did any of them have any agreements or understandings, directly or indirectly, with any persons to distribute the securities.

                              PLAN OF DISTRIBUTION

Offering Price

         The selling security Holders may offer and sell their shares at $1.30 per share until our shares are quoted in the over-the-counter market or on a national securities exchange and thereafter at prevailing market prices or privately negotiated prices. This initial offering price of $1.50 per share was arrived at based upon our last private placement completed in February 2008 in which we sold shares of our common stock at $1.50 per share. Our common stock is presently quoted on the Pink Sheets which is not considered an exchange for purposes of selling at other than the fixed price of $1.50. Following such time as our shares of common stock are quoted in the over-the-counter market or on a national securities exchange the Selling Security Holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.

Manner of Sales

         These sales may be at fixed or negotiated prices. The Selling Security
Holders may use any one or more of the following methods when selling shares:

         o  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

                                     - 89 -

         o  an exchange distribution in accordance with the rules of the applicable exchange;

         o  privately negotiated transactions;

         o  settlement of short sales entered into after the date of this
            Prospectus;

         o  broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

         o  a combination of any such methods of sale; and

         o  any other method permitted pursuant to applicable law.

         The Selling Security Holders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this Prospectus.

         Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Security Holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for us or a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker- dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter markets or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such shares, commissions as described above. In the event that shares are resold to any broker-dealer, as principal, who is acting as an underwriter, we will file a post-effective amendment to the registration statement of which this Prospectus forms a part, identifying the broker-dealer(s), providing required information relating to the plan of distribution and filing any agreement(s) with such broker-dealer(s) as an exhibit. The involvement of a broker-dealer as an underwriter in the offering will require prior clearance of the terms of underwriting compensation and arrangements from the Corporate Finance Department of the National Association
of Securities Dealers, Inc.

         The Selling Security Holders may, from time to time, pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this Prospectus, or under an amendment to this
Prospectus under Rule 424 (b)(3) or other applicable provision of the Securities
Act of 1933 amending the list of Selling Security Holders to include the pledgee, transferee or other successors-in-interest as selling security holders under this Prospectus.

                                     - 90 -

         The Selling Security Holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in- interest will be the selling beneficial owners for purposes of this Prospectus.

         The Selling Security Holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The Selling Security
Holders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Regulation M

         The Selling Security Holders must comply with the requirements of the
Securities Act and the Exchange Act in the offer and sale of the common stock.
In particular, we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Security
Holders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

         Accordingly, during such times as a Selling Security Holders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the Selling Security Holders must comply with applicable law and, among other things:

         1. may not engage in any stabilization activities in connection with our common stock;

         2. may not cover short sales by purchasing shares while the distribution is taking place; and

         3. may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

         In addition, we will make copies of this Prospectus available to the
Selling Security Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Expenses of Registration

         We are bearing all costs relating to the registration of the common stock. The Selling Security Holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

                                     - 91 -

                         SHARES ELIGIBLE FOR FUTURE SALE

         As of the date of this Prospectus, we had 29,818,359 shares of common stock issued and outstanding. Of the issued and outstanding shares, approximately 28,088,157 shares of our common stock (4,256,026 of which are owned by our officers, directors and principal stockholders) have been held for in excess of one year and are available for public resale pursuant to Rule 144 promulgated under the Securities Act. As of the date of this Prospectus, the
1,414,000 shares registered under a registration statement of which this
Prospectus forms a part, and being offered by Selling Security Holders can be publicly transferred. Not included in the foregoing are (i) 2,221,471 shares issuable on exercise of outstanding warrants; (ii) 650,000 shares issuable upon conversion of convertible debentures; and (iii) 11,375 shares issuable upon conversion of the Accrued Interest. They may be resold by their holders as long as they are covered by a current registration statement or under an available exemption from registration.

         In general, Rule 144 permits a shareholder who has owned restricted shares for at least one year, to sell without registration, within a three-month period, up to one percent of our then outstanding common stock. We must be current in our reporting obligations in order for a stockholder to sell shares under Rule 144. In addition, stockholders other than our officers, directors or
10% or greater stockholders who have owned their shares for at least two years may sell them without volume limitation or the need for our reports to be current.

         We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of the shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could adversely affect market prices for the common stock and could damage our ability to raise capital through the sale of our equity securities.

                                  LEGAL MATTERS

         The validity of the securities offered by this Prospectus is being reviewed upon for us by Schneider Weinberger & Beilly LLP, Boca Raton, Florida.

                                     EXPERTS

         The consolidated financial statements of Xtra-Gold Resources Corp. as of December 31, 2007 and 2006, respectively, and for each of the two years then ended appearing in this Prospectus have been audited by Davidson & Company LLP,
Independent Registered Public Accounting Firm, as set forth in their report thereon appearing elsewhere in this Prospectus, and are included in reliance upon this report given on the authority of such firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         We have filed with the SEC the Registration Statement on Amendment No.
8 to Form SB-2 on Form S-1 under the Securities Act for the common stock offered by the Selling Security Holders by this Prospectus. This Prospectus, which is a part of the Registration Statement, does not contain all of the information in the Registration Statement and the exhibits filed with it, portions of which

                                     - 92 -

have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by the Selling Security
Holders by this Prospectus, we refer to the Registration Statement and to the exhibits filed with it. Statements contained in this Prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the Registration Statement, and these statements are qualified in their entirety by reference to the contract or document.

         The Registration Statement, including all exhibits, and other materials we file with the SEC, may be inspected without charge, and copies of these materials may also be obtained upon the payment of prescribed fees, at the SEC's
Public Reference Room at:

         100 F Street, N.E.
         Room 1580
         Washington, D.C. 20549

         You may obtain information on the operation of the Public Reference
Room by calling the SEC at 1-800-SEC-0330.

         The Registration Statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering,
Analysis and Retrieval (EDGAR) system. We do not currently file periodic reports with the SEC; however, following the effective date of the registration statement relating to this Prospectus, we will become a reporting company and will file annual, quarterly and current reports, and other information with the
SEC. Copies of all of our filings with the SEC may be viewed on the SEC's
Internet web site at http://www.sec.gov. We maintain a website at
www.xtragold.com. The information on our website does not form a part of this
Prospectus.

         For so long as we are a reporting company, we will be required to file annual reports with the SEC, containing audited financial statements. However, unless we register our common stock under Section 12(g) of the Exchange Act, we will not be required to deliver an annual report containing audited financial statements to security holders. We currently have no plans to register our common stock under Section 12(g) of the Exchange Act. If we are not required to deliver an annual report to security holders, we do not intend to voluntarily deliver annual reports to security holders containing audited financial statements.

NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE
ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN
THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST
NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE
UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES
OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF
ANY OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR
SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY
SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT
THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE
DATE HEREOF.

                                     - 93 -

                   XTRA-GOLD RESOURCES CORP. AND SUBSIDIARIES
                         (AN EXPLORATION STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS
                           (EXPRESSED IN U.S. DOLLARS)

                                DECEMBER 31, 2007

                                      F-1

                             DAVIDSON & COMPANY LLP
                              Chartered Accountants
                   A Partnership of Incorporated Professionals

================================================================================

                        REPORT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of
Xtra-Gold Resources Corp. and subsidiaries
(an exploration state company)

We have audited the accompanying consolidated balance sheets of Xtra-Gold
Resources Corp. and subsidiaries (an exploration stage company) as at December
31, 2007 and 2006 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended and for the period from the beginning of the exploration stage on January 1, 2003 to December 31,
2007. These consolidated financial statements are the responsibility of the
Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at
December 31, 2007 and 2006 and the results of its operations and its cash flows for the years then ended and for the period from the beginning of the exploration stage on January 1, 2003 to December 31, 2007 in conformity with generally accepted accounting principles in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                        "DAVIDSON & COMPANY LLP"

Vancouver, Canada                                          Chartered Accountants

March 7, 2008

                               NEXIA INTERNATIONAL
          1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre,
                         Vancouver, BC, Canada, V7Y 1G6
                   Telephone (604) 687-0947 Fax (604) 687-6172

                                       F-2

XTRA-GOLD RESOURCES CORP.
(An Exploration Stage Company)
CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. Dollars)
AS AT DECEMBER 31
=======================================================================================
                                                                2007            2006
---------------------------------------------------------------------------------------

ASSETS

CURRENT
   Cash and equivalents ...............................     $   334,265     $   279,995
   Investment in trading securities, at fair value
      (cost of $2,160,741 (2006 - $3,002,267)) (Note 4)       2,167,741       2,650,685
   Receivables and other ..............................          54,509          93,689
                                                            -----------     -----------

   TOTAL CURRENT ASSETS ...............................       2,556,515       3,024,369

EQUIPMENT (Note 5) ....................................         260,024          90,072
DEFERRED FINANCING COSTS (Note 6) .....................          23,101          32,342
MINERAL PROPERTIES (Note 8) ...........................       1,625,594       1,647,594
                                                            -----------     -----------

TOTAL ASSETS ..........................................     $ 4,465,234     $ 4,794,377
=======================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT
   Accounts payable and accrued liabilities ...........     $   795,231     $   237,942
                                                            -----------     -----------

TOTAL CURRENT LIABILITIES .............................         795,231         237,942

CONVERTIBLE DEBENTURES (Note 9) .......................         900,000         900,000
ASSET RETIREMENT OBLIGATION (Note 10) .................          28,399          48,237
                                                            -----------     -----------
   TOTAL LIABILITIES ..................................       1,723,630       1,186,179
                                                            -----------     -----------

STOCKHOLDERS' EQUITY
   Capital stock (Note 11)
      Authorized
   250,000,000common shares with a par value of $0.001
      Issued and outstanding
   28,756,359 common shares (December 31, 2006 -
      28,088,157 common shares) .......................          28,756          28,088
   Additional paid in capital .........................       9,252,166       8,244,671
   Deficit ............................................      (1,427,764)     (1,427,764)
   Deficit accumulated during the exploration stage ...      (5,111,554)     (3,236,797)
                                                            -----------     -----------
   TOTAL STOCKHOLDERS' EQUITY .........................       2,741,604       3,608,198
                                                            -----------     -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ............     $ 4,465,234     $ 4,794,377
=======================================================================================

HISTORY AND ORGANIZATION OF THE COMPANY (Note 1)
CONTINGENCY AND COMMITMENTS(Note 16)
SUBSEQUENT EVENT (Note 17)

The accompanying notes are an integral part of these consolidated financial statements.

                                          F-3

XTRA-GOLD RESOURCES CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in U.S. Dollars)
=========================================================================================
                                               Cumulative
                                             amounts from
                                         the beginning of
                                          the exploration
                                                 stage on            Year            Year
                                          January 1, 2003           Ended           Ended
                                          to December 31,    December 31,    December 31,
                                                     2007            2007            2006
-----------------------------------------------------------------------------------------

EXPENSES

   Amortization .......................      $     54,179    $     37,760    $     15,365
   Exploration ........................         5,813,045       3,932,845       1,091,948
   General and administrative .........         2,992,532       1,348,898       1,008,933
   Write-off of mineral property ......            26,000               -               -
                                             ------------    ------------    ------------

LOSS BEFORE OTHER ITEMS ...............        (8,885,756)     (5,319,503)     (2,116,246)
                                             ------------    ------------    ------------

OTHER ITEMS
   Foreign exchange gain (loss) .......           491,844         366,687         (12,207)
   Interest expense ...................          (188,973)        (72,240)        (76,644)
   Realized gains (losses) on sales of
     trading securities ...............           193,633         (94,855)        127,023
   Net unrealized gain (loss) on
     trading securities ...............             1,473         389,793        (778,230)
   Other income .......................           487,553         163,119         196,882
   Recovery of gold ...................         2,692,242       2,692,242               -
   Gain (loss) on disposal of property             96,430               -          96,430
                                             ------------    ------------    ------------

                                                3,774,202       3,444,746        (446,746)
                                             ------------    ------------    ------------

LOSS FOR THE PERIOD ...................      $ (5,111,554)   $ (1,874,757)   $ (2,562,992)
=========================================================================================
BASIC AND DILUTED LOSS PER COMMON SHARE                      $      (0.07)   $      (0.10)
=========================================================================================
BASIC AND DILUTED WEIGHTED AVERAGE
NUMBER OF COMMON SHARES OUTSTANDING ...                        28,216,728      26,718,248
=========================================================================================

  The accompanying notes are an integral part of these consolidated financial statements.

                                            F-4

XTRA-GOLD RESOURCES CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. Dollars)
===========================================================================================================
                                                                 Cumulative
                                                               amounts from
                                                           the beginning of
                                                            the exploration
                                                                   stage on            Year            Year
                                                            January 1, 2003           Ended           Ended
                                                            to December 31,    December 31,    December 31,
                                                                       2007            2007            2006
-----------------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES

   Loss for the period ..................................      $ (5,111,554)   $ (1,874,757)   $ (2,562,992)
   Items not affecting cash:
     Amortization .......................................            54,179          37,760          15,365
     Amortization of deferred financing costs ...........            23,101           9,241           9,240
     Accretion of asset retirement obligation ...........            10,534           2,162           4,404
     Shares issued for services .........................             5,500               -               -
     Stock-based compensation ...........................           442,686         195,623         206,041
     Unrealized foreign exchange gain ...................          (568,581)       (416,970)           (156)
     Realized (gain) losses on sale of trading securities          (193,633)         94,855        (127,023)
     Purchase of trading securities (Note 4) ............        (8,697,836)       (475,825)     (3,431,241)
     Proceeds on sale of trading securities (Note 4) ....         7,293,782       1,670,677       2,776,712
     Unrealized (gain) loss on trading securities .......            (1,473)       (389,793)        778,230
     Gain on disposal of property .......................           (95,342)              -         (96,430)
     Write-off of mineral property ......................            26,000               -               -
     Expenses paid by stockholders ......................             2,700               -               -

   Changes in non-cash working capital items:
     (Increase) decrease in receivables and other .......           (46,134)         39,180         (61,022)
     Increase (decrease) in accounts payable
       and accrued liabilities ..........................           784,539         557,289         (21,345)
     Increase (decrease) in due to related party ........            50,000               -         (36,499)
                                                               ------------    ------------    ------------

   Net cash used in operating activities ................        (6,021,532)       (550,558)     (2,546,716)
                                                               ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of convertible debentures .....           900,000               -               -
   Deferred financing costs .............................           (46,202)              -               -
   Repurchase of capital stock ..........................            (7,000)              -          (7,000)
   Issuance of capital stock, net of financing costs ....         5,740,262         812,540       2,377,379
                                                               ------------    ------------    ------------

   Net cash provided by financing activities ............         6,587,060         812,540       2,370,379
                                                               ------------    ------------    ------------

                                                - continued -

           The accompanying notes are an integral part of these consolidated financial statements.

                                                     F-5

XTRA-GOLD RESOURCES CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. Dollars)
===========================================================================================================
                                                                 Cumulative
                                                               amounts from
                                                           the beginning of
                                                            the exploration
                                                                   stage on            Year            Year
                                                            January 1, 2003           Ended           Ended
                                                            to December 31,    December 31,    December 31,
                                                                       2007            2007            2006
-----------------------------------------------------------------------------------------------------------

Continued ...

CASH FLOWS FROM INVESTING ACTIVITIES

   Acquisition of equipment .............................          (318,026)       (207,712)       (102,297)
   Oil and gas property expenditures ....................          (210,137)              -        (210,137)
   Acquisition of cash on purchase of subsidiary ........            11,510               -               -
   Acquisition of subsidiary ............................           (25,000)              -               -
   Proceeds on disposal of assets .......................           310,390               -         310,390
                                                               ------------    ------------    ------------

   Net cash provided by (used in) investing activities ..          (231,263)       (207,712)         (2,044)
                                                               ------------    ------------    ------------

CHANGE IN CASH AND CASH EQUIVALENTS DURING THE PERIOD ...           334,265          54,270        (178,381)

CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD ......                 -         279,995         458,376
                                                               ------------    ------------    ------------

CASH AND CASH EQUIVALENTS, END OF THE PERIOD ............      $    334,265    $    334,265    $    279,995
===========================================================================================================

SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS (Note 13)

           The accompanying notes are an integral part of these consolidated financial statements.

                                                     F-6

XTRA-GOLD RESOURCES CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(Expressed in U.S. Dollars)
===================================================================================================================
                                                                                            Deficit
                                          Common Stock                                    Accumulated
                                    -----------------------   Additional                   During the
                                       Number                   Paid-in                   exploration
                                     of Shares      Amount      Capital       Deficit        Stage         Total
-------------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 2002 .......   12,364,085   $  12,364   $ 1,412,842   $(1,427,764)  $         -   $    (2,558)

Paid on behalf of the Company ....            -           -         5,258             -             -         5,258

October 31, 2003, issuance
of stock for acquisition of
subsidiary .......................   50,350,000      50,350       (50,350)            -             -             -

Loss for the year ................            -           -             -             -        (2,700)       (2,700)
                                    -----------   ---------   -----------   -----------   -----------   -----------

BALANCE, DECEMBER 31, 2003 .......   62,714,085      62,714     1,367,750    (1,427,764)       (2,700)            -

March, 2004 - private
placement at $0.35 per share .....    2,000,000       2,000       698,000             -             -       700,000

May, 2004 - private
placement at $0.35 per share .....    2,129,400       2,129       743,161             -             -       745,290

December, 2004 - acquisition
of  subsidiary via issuance
of common stock ..................    2,698,350       2,699     1,616,311             -             -     1,619,010

Share issuance costs .............            -           -       (76,298)            -             -       (76,298)

Loss for the year ................            -           -             -             -      (398,533)     (398,533)
                                    -----------   ---------   -----------   -----------   -----------   -----------

BALANCE, DECEMBER 31, 2004 .......   69,541,835      69,542     4,348,924    (1,427,764)     (401,233)    2,589,469

May, 2005 - cancellation of
shares ...........................  (47,000,000)    (47,000)       47,000             -             -             -

June 2005 - for services .........       10,000          10         5,490             -             -         5,500

June, 2005 - private
placement at $0.55 per share .....      536,218         536       294,384             -             -       294,920

August, 2005 - private
placement at $0.55 per share .....      300,000         300       164,700             -             -       165,000

                                                    - continued -

               The accompanying notes are an integral part of these consolidated financial statements.

                                                         F-7

XTRA-GOLD RESOURCES CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(Expressed in U.S. Dollars)
===================================================================================================================
                                                                                            Deficit
                                          Common Stock                                    Accumulated
                                    -----------------------   Additional                   During the
                                       Number                   Paid-in                   exploration
                                     of Shares      Amount      Capital       Deficit        Stage         Total
-------------------------------------------------------------------------------------------------------------------

continued ...

November, 2005 - private
placement at $0.55 per share .....    1,549,354       1,550       850,595             -             -       852,145

Share issuance costs .............            -           -      (130,714)            -             -      (130,714)

Stock-based compensation .........            -           -        41,022             -             -        41,022

Loss for the year ................            -           -             -             -      (272,572)     (272,572)
                                    -----------   ---------   -----------   -----------   -----------   -----------

BALANCE, DECEMBER 31, 2005 .......   24,937,407      24,938     5,621,401    (1,427,764)     (673,805)    3,544,770

February, 2006 - conversion of
promissory note at $0.55 per
share ............................       90,909          91        49,909             -             -        50,000

March, 2006 - exercise of
warrants at $0.75 per share ......      108,500         108        81,267             -             -        81,375

March, 2006 - private placement
at $0.70 per share ...............      792,029         792       553,628             -             -       554,420

April, 2006 - exercise of
warrants at $0.75 per share ......      177,200         177       132,723             -             -       132,900

June, 2006 - cancellation of
shares ...........................      (10,000)        (10)       (6,990)            -             -        (7,000)

June, 2006 - private placement
at $0.90 per share ...............      578,112         578       519,722             -             -       520,300

July, 2006 - private placement
at $0.90 per share ...............    1,132,000       1,132     1,017,668             -             -     1,018,800

October, 2006 - private
placement at $1.10 per share .....      282,000         282       309,918             -             -       310,200

Share issuance costs .............            -           -      (240,616)            -             -      (240,616)

Stock-based compensation .........            -           -       206,041             -             -       206,041

Loss for the year ................            -           -             -             -    (2,562,992)   (2,562,992)
                                    -----------   ---------   -----------   -----------   -----------   -----------

BALANCE, DECEMBER 31, 2006 .......   28,088,157      28,088     8,244,671    (1,427,764)   (3,236,797)    3,608,198
===================================================================================================================

                                                    - continued -

               The accompanying notes are an integral part of these consolidated financial statements.

                                                         F-8

XTRA-GOLD RESOURCES CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(Expressed in U.S. Dollars)
===================================================================================================================
                                                                                            Deficit
                                          Common Stock                                    Accumulated
                                    -----------------------   Additional                   During the
                                       Number                   Paid-in                   exploration
                                     of Shares      Amount      Capital       Deficit        Stage         Total
-------------------------------------------------------------------------------------------------------------------

continued ...

October, 2007 - Private
placement at $1.35 per unit ......      668,202         668       901,405             -             -       902,073

Share issuance costs .............            -           -       (89,533)            -             -       (89,533)

Stock-based compensation .........            -           -       195,623             -             -       195,623

Loss for the year ................            -           -             -             -    (1,874,757)   (1,874,757)
                                    -----------   ---------   -----------   -----------   -----------   -----------

BALANCE, DECEMBER 31, 2007 .......   28,756,359   $  28,756   $ 9,252,166   $(1,427,764)  $(5,111,554)  $ 2,741,604
===================================================================================================================

               The accompanying notes are an integral part of these consolidated financial statements.

                                                         F-9

XTRA-GOLD RESOURCES CORP.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2007
================================================================================

1.       HISTORY AND ORGANIZATION OF THE COMPANY

         Silverwing Systems Corporation (the "Company"), a Nevada corporation, was incorporated on September 1, 1998. On June 23, 1999, the Company
         completed the acquisition of Advertain On-Line Canada Inc. ("Advertain
         Canada"), a Canadian company operating in Vancouver, British Columbia,
         Canada. The Company changed its name to Advertain On-Line Inc.
         ("Advertain") on August 19, 1999. Advertain Canada's business was the operation of a web site, "Advertain.com", whose primary purpose was to distribute entertainment advertising on the Internet.

         In May 2001, the Company, being unable to continue its funding of
         Advertain Canada's operations, decided to abandon its interest in
         Advertain Canada. On June 15, 2001, the Company sold its investment in
         Advertain Canada back to Advertain Canada's original shareholder. On
         June 18, 2001, the Company changed its name from Advertain to
         RetinaPharma International, Inc. ("RetinaPharma") and became inactive.

         In 2003, the Company became a resource exploration company. On October
         31, 2003, the Company acquired 100% of the issued and outstanding common stock of Xtra-Gold Resources, Inc.("XGRI"). XGRI was incorporated in Florida on October 24, 2003. On December 19, 2003, the
         Company changed its name from RetinaPharma to Xtra-Gold Resources Corp.

         In 2004, the Company acquired 100% of the issued and outstanding capital stock of Canadiana Gold Resources Limited ("Canadiana") and 90%
         of the issued and outstanding capital stock of Goldenrae Mining Company
         Limited ("Goldenrae") (Note 5). Both companies are incorporated in
         Ghana and the remaining 10% of the issued and outstanding capital stock of Goldenrae is held by the Government of Ghana.

         On October 20, 2005, XGRI changed its name to Xtra Energy Corp. ("Xtra
         Energy").

         On October 20, 2005, the Company incorporated Xtra Oil & Gas Ltd.
         ("XOG") in Alberta, Canada.

         On December 21, 2005, Canadiana changed its name to Xtra-Gold
         Exploration Limited ("XG Exploration").

         On January 13, 2006, Goldenrae changed its name to Xtra-Gold Mining
         Limited ("XG Mining").

         On March 2, 2006, the Company incorporated Xtra Oil & Gas (Ghana)
         Limited ("XOGG") in Ghana.

2.       GOING CONCERN

         The Company is in the exploration stage with respect to its resource properties, incurred a loss of $1,874,757 for the year ended December
         31, 2007 and has accumulated a deficit during the exploration stage of
         $5,111,554. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

         Management of the Company ("Management") is of the opinion that sufficient financing will be obtained from external financing and further share issuances to meet the Company's obligations. At December
         31, 2007, the Company has working capital of $1,761,284.

                                      F-10

XTRA-GOLD RESOURCES CORP.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2007
================================================================================

3.       SIGNIFICANT ACCOUNTING POLICIES

         GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

         These consolidated financial statements have been prepared in conformity with generally accepted accounting principles of the United
         States of America ("US GAAP").

         PRINCIPLES OF CONSOLIDATION

         These consolidated financial statements include the accounts of the
         Company, its wholly owned subsidiaries, Xtra Energy (from October 31,
         2003), XG Exploration (from February 16, 2004), XOG (from October 20,
         2005) and XOGG (from March 2, 2006) and its 90% owned subsidiary, XG
         Mining (from December 22, 2004). All significant intercompany accounts and transactions have been eliminated on consolidation.

         USE OF ESTIMATES

         The preparation of consolidated financial statements in conformity with
         US GAAP requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS

         The Company considers highly liquid investments with original maturities of three months or less to be cash equivalents. At December
         31, 2007 and 2006, cash and cash equivalents consisted of cash held at financial institutions.

         RECEIVABLES

         No allowance for doubtful accounts has been provided. Management has evaluated all receivables and believes they are all collectible.

         RECOVERY OF GOLD

         All gold recoveries from the Company's Ghana mine must be sold directly to the Reserve Bank of Ghana. Recoveries and other income are recognized when title and the risks and rewards of ownership to delivered bullion and commodities pass to the buyer and collection is reasonably assured.

         TRADING SECURITIES

         The Company's trading securities are reported at fair value, with unrealized gains and losses included in earnings.

                                      F-11

XTRA-GOLD RESOURCES CORP.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2007
================================================================================

3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

         EQUIPMENT

         Equipment is recorded at cost and is being amortized over its estimated useful lives using the declining balance method at the following annual rates:

            Furniture and equipment     20%
            Computer equipment          30%
            Vehicles                    30%
            Mining equipment            20%

         DEFERRED FINANCING COSTS

         Deferred financing costs consist of expenses incurred to obtain funds pursuant to the issuance of the convertible debentures and are being amortized straight-line over the term of the debentures.

         MINERAL PROPERTIES AND EXPLORATION AND DEVELOPMENT COSTS

         The costs of acquiring mineral rights are capitalized at the date of acquisition. After acquisition, various factors can affect the recoverability of the capitalized costs. If, after review, management concludes that the carrying amount of a mineral property is impaired, it will be written down to estimated fair value. Exploration costs incurred on mineral properties are expensed as incurred. Development costs incurred on proven and probable reserves will be capitalized.
         Upon commencement of production, capitalized costs will be amortized using the unit-of-production method over the estimated life of the ore body based on proven and probable reserves (which exclude
         non-recoverable reserves and anticipated processing losses).

         LONG-LIVED ASSETS

         The Company accounts for long-lived assets under Statements of
         Financial Accounting Standards Nos. 142 and 144 "Accounting for
         Goodwill and Other Intangible Assets" and "Accounting for Impairment or
         Disposal of Long-Lived Assets" ("SFAS 142 and 144"). In accordance with
         SFAS 142 and 144, long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.
         For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets.

         ASSET RETIREMENT OBLIGATIONS

         The Company records the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development, and/or normal use of the long-lived assets. The Company also records a corresponding asset which is amortized over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation is adjusted at the end of each period to reflect the passage of time
         (accretion expense) and changes in the estimated future cash flows underlying the obligation (asset retirement cost).

                                      F-12

XTRA-GOLD RESOURCES CORP.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2007
================================================================================

3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

         STOCK-BASED COMPENSATION

         The Company calculates the fair value of all stock options granted and records these amounts as compensation expense over the vesting period of the options using the straight-line method. The Black-Scholes option pricing model is used to calculate fair value.

         INCOME TAXES

         The Company accounts for income taxes under Statements of Financial
         Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS
         109"). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         LOSS PER SHARE

         Basic loss per common share is computed using the weighted average number of common shares outstanding during the year. To calculate diluted loss per share, the Company uses the treasury stock method and the if converted method as defined in Financial Accounting Standards
         No. 128, "Earnings Per Share." As of December 31, 2007, there were
         1,074,511 warrants (2006 - 996,056); 1,480,000 options (2006 -
         1,996,000) and convertible debentures exercisable into 900,000 common shares (2006 - 900,000) outstanding which have not been included in the weighted average number of common shares outstanding as these were anti-dilutive.

         FOREIGN EXCHANGE

         The Company's functional currency is the U.S. dollar. The Company does not have any significant non-monetary assets and liabilities that are in a currency other than the U.S. dollar. Any monetary assets and liabilities that are in a currency other than the U.S. dollar are translated at the rate prevailing at year end. Revenue and expenses in a foreign currency are translated at rates that approximate those in effect at the time of translation. Gains and losses from translation of foreign currency transactions into U.S. dollars are included in current results of operations.

         FINANCIAL INSTRUMENTS

         The Company's financial instruments consist of cash and cash equivalents, trading securities, receivables, accounts payable and accrued liabilities and convertible debentures. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from its financial instruments. The fair values of these financial instruments approximate their carrying values unless otherwise noted. The Company has its cash primarily in one commercial bank in Toronto, Ontario, Canada.

                                      F-13

XTRA-GOLD RESOURCES CORP.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2007
================================================================================

3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

         CONCENTRATION OF CREDIT RISK

         The financial instrument which potentially subjects the Company to concentration of credit risk is cash. The Company maintains cash in bank accounts that, at times, may exceed federally insured limits. As of December 31, 2007 and 2006, the Company has exceeded the federally insured limit. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

         RECENT ACCOUNTING PRONOUNCEMENTS

         In September 2006, the FASB issued SFAS No. 157, "Fair Value
         Measurements". SFAS No. 157 establishes a framework for measuring the fair value of assets and liabilities. This framework is intended to provide increased consistency in how fair value determinations are made under various existing accounting standards which permit, or in some cases require, estimates of fair market value. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The Company is currently assessing the impact of SFAS No. 157 on its financial position and results of operations, but does not anticipate a material impact.

         In February, 2007, the FASB issued SFAS No. 159 "The Fair Value Option for Financial Assets and Financial Liabilities". SFAS No. 159 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings.
         SFAS No. 159 is effective for fiscal years beginning after November 15,
         2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations, but does not anticipate a material impact.

4.       INVESTMENTS IN TRADING SECURITIES

         At December 31, 2007, the Company held investments classified as trading securities, which consisted of various equity securities. All trading securities are carried at fair value. As of December 31, 2007, the fair value of trading securities was $2,167,741 (2006 -
         $2,650,685).

5.       EQUIPMENT

         ===========================================================================================
                                         December 31, 2007                 December 31, 2006
                                  ------------------------------------------------------------------
                                            Accumulated   Net Book            Accumulated   Net Book
                                    Cost    Amortization   Value      Cost    Amortization    Value
                                  ------------------------------------------------------------------
         Furniture and equipment  $  4,058    $  1,623    $  2,435  $    568    $    170    $    398
         Computer equipment ....    22,790       6,753      16,037    10,568       3,467       7,101
         Mining equipment ......   208,699      18,590     190,109    45,489       2,494      42,995
         Vehicles ..............    76,564      25,121      51,443    49,472       9,894      39,578
                                  --------    --------    --------  --------    --------    --------
                                  $312,111    $ 52,087    $260,024  $106,097    $ 16,025    $ 90,072
         ===========================================================================================

                                      F-14

XTRA-GOLD RESOURCES CORP.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2007
================================================================================

6.       DEFERRED FINANCING COSTS

         =======================================================================
                                         December 31, 2007     December 31, 2006
                                         ---------------------------------------
         Balance, beginning of year           $32,342               $41,582
         Costs incurred .............               -                     -
         Amortization ...............           9,241                 9,240
                                              -------               -------
         Balance, end of year .......         $23,101               $32,342
         =======================================================================

         During the year ended December 31, 2005, the Company paid a finder's fee of $45,000 and other expenses of $1,202 relating to a convertible debenture financing (Note 9).

7.       OIL AND GAS PROPERTY

         During the year ended December 31, 2005, the Company entered into a participation agreement for a 5% participating interest in certain oil and gas leases in Saskatchewan, Canada ("Saskatchewan Project"). To earn its interest, the Company was required to pay Ranger Canyon Energy
         Inc. $13,925 and to pay its proportionate share of seismic and drilling expenditures incurred. The Company's share of a drilling program undertaken in 2005 was $32,613 and for 2006 it was $163,599. During the
         year ended December 31, 2006, the Company sold its interest to an unrelated oil and gas company for $309,287.

8.       MINERAL PROPERTIES

         =======================================================================
                                         December 31, 2007     December 31, 2006
                                         ---------------------------------------
         Acquisition costs ..........       $1,607,729            $1,607,729
         Asset retirement obligation
           (Note 10) ................           17,865                39,865
                                            ----------            ----------
         Total ......................       $1,625,594            $1,647,594
         =======================================================================

         KWABENG AND PAMENG PROJECTS

         The Company holds two mining leases in Ghana. These mining leases grant the Company surface and mining rights to produce gold in the leased areas until July 26, 2019. All gold production will be subject to a 3%
         production royalty of the net smelter returns ("NSR").

         APAPAM, BANSO AND MUOSO PROJECTS

         The Company holds prospecting licences on its Apapam, Banso and Muoso
         Projects in Ghana. These licences grant the Company the right to conduct exploratory work to determine whether there are mineable reserves of gold or diamonds in the licenced areas, are for two years and are renewable. If mineable reserves of gold or diamonds are discovered, the Company will have the first option to acquire a mining lease.

                                      F-15

XTRA-GOLD RESOURCES CORP.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2007
================================================================================

8.       MINERAL PROPERTIES (cont'd...)

         OPTION AGREEMENT ON EDUM BANSO PROJECT

         In October, 2005, XG Exploration entered into an option agreement (the
         "Option Agreement") with Adom Mining Limited ("Adom") to acquire 100%
         of Adom's right, title and interest in and to a prospecting licence on the Edum Banso concession (the "Edum Banso Project") located in Ghana.
         Adom further granted XG Exploration the right to explore, develop, mine and sell mineral products from this concession. The Option Agreement has a five year term.

         The consideration paid was $15,000 with additional payments of $5,000 to be paid on the anniversary date of the Option Agreement in each year during the term. Upon the commencement of gold production, an additional $200,000 is to be paid, unless proven and probable reserves are less than 2,000,000 ounces, in which case the payment shall be reduced to $100,000. Upon successful transfer of title from Adom to XG
         Exploration, a production royalty (the "Royalty") of 2% of the net smelter returns shall be paid to Adom; provided, however that in the event that less than 2,000,000 ounces of proven and probable reserves are discovered, then the Royalty shall be 1%. The Royalty can be purchased by XG Exploration for $2,000,000; which will be reduced to
         $1,000,000 if proven and probable reserves are less than 2,000,000 ounces.

         MINING LEASE AND PROSPECTING LICENCE COMMITMENTS

         The Company is committed to expend, from time to time to the Minerals
         Commission for an extension of an expiry date of a prospecting licence
         (currently $15,000 for each occurrence) or a mining lease and the
         Environmental Protection Agency ("EPA") (of Ghana) for processing and certificate fees with respect to EPA permits, an aggregate of less than
         $500 in connection with annual or ground rent and mining permits to enter upon and gain access to the areas covered by the Company's mining leases and prospecting licences.

9.       CONVERTIBLE DEBENTURES

         During the year ended December 31, 2005, the Company completed a convertible debenture financing for gross proceeds of $900,000. The debentures bear interest at 7% per annum, payable quarterly, and the principal balance is repayable by June 30, 2010. Debenture holders have the option to convert any portion of the outstanding principal into common shares at the conversion rate of $1 per share.

10.      ASSET RETIREMENT OBLIGATION

         =======================================================================
                                         December 31, 2007     December 31, 2006
                                         ---------------------------------------
         Balance, beginning of year .        $ 48,237              $ 43,833
         Change in obligation .......         (22,000)                    -
         Accretion expense ..........           2,162                 4,404
                                             --------              --------
         Balance, end of year .......        $ 28,399              $ 48,237
         =======================================================================

         The Company has a legal obligation associated with its mineral properties for clean up costs when work programs are completed.

                                      F-16

XTRA-GOLD RESOURCES CORP.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2007
================================================================================

10.      ASSET RETIREMENT OBLIGATION (cont'd...)

         The undiscounted amount of cash flows, required over the estimated reserve life of the underlying assets, to settle the obligation, adjusted for inflation, is estimated at $109,261 (2006 - $53,060). The obligation was calculated using a credit-adjusted risk free discount rate of 10% and an inflation rate of 2%. The life of the mine was extended from 2007 to 2023 during fiscal 2007. It is expected that this obligation will be funded from general Company resources at the time the costs are incurred.

11.      CAPITAL STOCK

         CANCELLATION OF SHARES

         In May 2005, 47,000,000 common shares owned by two directors were returned to treasury and cancelled.

         In June 2006, 10,000 common shares were returned to the Company in settlement of a dispute and cancelled.

         PRIVATE PLACEMENTS

         In October 2007, the Company issued 668,202 units at $1.35 per unit for gross proceeds of $902,073. Each unit consisted of one common share and one half of one share purchase warrant. One whole warrant enables the holder to acquire an additional common share at a price of $1.75 for one year. The Company also issued finders warrants enabling the holder to acquire up to 33,410 common shares at the same terms as the unit warrants.

         In October 2006, the Company issued 282,000 common shares at $1.10 per share for gross proceeds of $310,200. For each two shares subscribed for, the purchaser received one share purchase warrant which enables the holder to acquire an additional common share at a price of $1.50 to
         April 23, 2008.

         In July 2006, the Company issued 1,132,000 common shares at $0.90 per share for gross proceeds of $1,018,800. For each two shares subscribed for, the purchaser received one share purchase warrant which enables the holder to acquire an additional common share at a price of $1.50 to
         July 31, 2007 which expiry date was extended to December 13, 2007
         (expired).

         In June 2006, the Company issued 578,112 common shares at $0.90 per share for gross proceeds of $520,300. For each two shares subscribed for, the purchaser received one share purchase warrant which enables the holder to acquire an additional common share at a price of $1.50 to
         June 16, 2007 (expired).

         In March 2006, the Company issued 792,029 common shares at $0.70 per share for gross proceeds of $554,420.

         In November 2005, the Company issued 1,549,354 common shares at $0.55 per share for gross proceeds of $852,145.

         In August 2005, the Company issued 300,000 common shares at $0.55 per share for gross proceeds of $165,000. For each two shares subscribed for, the purchaser received one share purchase warrant which enables the holder to acquire an additional common share at a price of $0.75 to
         August 31, 2006.

                                      F-17

XTRA-GOLD RESOURCES CORP.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2007
================================================================================

11.      CAPITAL STOCK (cont'd...)

         In June 2005, the Company issued 536,218 common shares at $0.55 per share for gross proceeds of $294,920. For each two shares subscribed for, the purchaser received one share purchase warrant which enables the holder to acquire an additional common share at a price of $0.75 to
         April 30, 2006.

         ACQUISITION OF SUBSIDIARY

         Effective December 22, 2004, the Company acquired 90% of the outstanding shares of XG Mining in exchange for 2,698,350 shares of common stock. In connection with this acquisition, 47,000,000 shares owned by two officers and directors of the Company were returned to treasury and cancelled.

         STOCK OPTIONS

         The number of shares reserved for issuance under the Company's equity compensation option plan is 3,000,000. The terms and conditions of any options granted, including the number and type of options, the exercise period, the exercise price and vesting provisions, are determined by the board of directors.

         At December 31, 2007, the following stock options were outstanding:

         ===================================================================
            Number of Options        Exercise Price          Expiry Date
         -------------------------------------------------------------------
                 108,000                $   0.70           April 21, 2009
                 432,000                $   0.70           May 1, 2009
                 200,000                $   0.90           August 1, 2009
                 270,000                $   0.75           March 5, 2010
                 470,000                $   0.75           March 12, 2010
         ===================================================================

         Stock option transactions and the number of stock options outstanding are summarized as follows:

         =========================================================================================
                                                    2007                          2006
                                         ---------------------------------------------------------
                                                         Weighted                      Weighted
                                           Number        Average         Number         Average
                                         of Options   Exercise Price   of Options   Exercise Price
                                         ---------------------------------------------------------
         Outstanding, beginning of year   1,996,000      $   0.72      1,020,000       $   0.55
            Granted ...................     740,000          0.75      1,696,000           0.75
            Cancelled/Expired .........  (1,256,000)         0.70       (720,000)          0.55
                                         ----------      --------      ---------       --------
         Outstanding, end of year .....   1,480,000      $   0.75      1,996,000       $   0.72
         =========================================================================================
         Exercisable, end of year .....     572,995      $   0.75        395,720       $   0.67
         =========================================================================================

         The aggregate intrinsic value for options vested as of December 31,
         2007 is approximately $355,000 (2006 - $110,000) and for total options outstanding is approximately $917,000 (2006 - $555,000).

                                      F-18

XTRA-GOLD RESOURCES CORP.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2007
================================================================================

11.      CAPITAL STOCK (cont'd...)

         STOCK-BASED COMPENSATION

         The fair value of stock options granted during the year ended December
         31, 2007 totalled $189,063 (2006 - $816,990). During the year ended
         December 31, 2007, $195,623 (2006 - $206,041) was expensed and included in general and administrative expenses. The remaining $302,377 (2006 -
         $703,659) will be expensed in future periods.

         The following assumptions were used for the Black-Scholes valuation of stock options granted during the years ended December 31, 2007 and
         2006:

                                                   2007         2006
                                                 -------      -------
         Risk-free interest rate ..........       4.52%        4.94%
         Expected life ....................      3 years      3 years
         Annualized volatility ............       55.30%       31.75%
         Dividend rate ....................         0%           0%

         The weighted average fair value of options granted was $0.26 (2006 -
         $0.48).

         WARRANTS

         At December 31, 2007, the following warrants were outstanding:

         =======================================================================
            Number of Warrants       Exercise Price          Expiry Date
         -----------------------------------------------------------------------
                 566,000                $   1.50           July 13, 2008
                 141,000                $   1.50           July 13, 2008
                 151,250                $   1.75           October 10, 2008
                 216,261                $   1.75           October 30, 2008
         =======================================================================

         Warrant transactions and the number of warrants outstanding are summarized as follows:

         =======================================================================
                                         December 31, 2007     December 31, 2006
                                         ---------------------------------------
         Balance, beginning of year ...        996,056             2,482,810
             Issued ...................        367,511               996,056
             Exercised ................              -              (285,700)
             Expired ..................       (289,056)           (2,197,110)
                                             ---------            ----------
         Balance, end of year .........      1,074,511               996,056
         =======================================================================

                                      F-19

XTRA-GOLD RESOURCES CORP.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2007
================================================================================

12.      RELATED PARTY TRANSACTIONS

         During the years ended December 31, 2007 and 2006, the Company entered into the following transactions with related parties:

         (a)      Paid or accrued consulting fees of $191,512 (2006 - $324,872)
                  to officers of the Company or companies controlled by such officers.

         (b)      Paid or accrued directors' fees of $26,692 (2006 - $nil) to directors of the Company or companies controlled by directors.

         (c)      On January 12, 2006, the Board approved the issuance of an unsecured promissory note ("Note") in the aggregate amount of
                  $66,302 in connection with an account payable owing to an
                  officer and director of the Company ("Note Holder") with
                  respect to unpaid consulting fees, expenses incurred on behalf of the Company and a bonus. Under the terms of the Note, the
                  Note Holder had the option to convert any portion owing under the Note from time to time into shares of the Company at the conversion price of $0.55 per share. On January 31, 2006, the
                  Note Holder provided the Company with a notice of conversion to convert $50,000 of the outstanding Note into shares and was subsequently issued 90,909 shares on February 9, 2006.

         The amounts charged to the Company for the services provided have been determined by negotiation among the parties. These transactions were in the normal course of operations and were measured at the exchange value, which represented the amount of consideration established and agreed to by the related parties.

13.      SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

         ==============================================================================
                                              Cumulative amounts
                                            from the beginning of
                                            the exploration stage
                                            on January 1, 2003 to
                                              December 31, 2007       2007       2006
                                           -------------------------------------------
         Cash paid during the period for:
            Interest ....................         $ 157,500         $ 63,000   $ 63,000
            Income taxes ................         $       -         $      -   $      -
         ==============================================================================

         The significant non-cash transaction during the year ended December 31,
         2007 was the issuance of 33,410 finder's warrants in connection to a private placement (Note 11).

         The significant non-cash transaction during the year ended December 31,
         2006 was the issuance of 90,909 common shares valued at $50,000 for conversion of a promissory note (Note 12).

                                      F-20

XTRA-GOLD RESOURCES CORP.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2007
================================================================================

14.      DEFERRED INCOME TAXES

         Income tax benefits attributable to losses from United States of
         America operations was $Nil for the years ended December 31, 2007 and
         2006, and differed from the amounts computed by applying the United
         States of America federal income tax rate of 34% to pretax losses from operations as a result of the following:

         =======================================================================
                                                          2007         2006
                                                      --------------------------
         Loss for the year ........................   $(1,874,757)  $(2,562,992)
         =======================================================================

         Computed "expected" tax (benefit) expense    $  (637,417)  $  (871,417)
         Non deductible (taxable) items ...........      (174,452)      290,082
         Lower effective income tax rate on loss of
          foreign subsidiaries ....................        90,383        34,816
         Valuation allowance ......................       721,486       546,519
                                                      -----------   -----------
         Net expected tax (benefit) expense .......   $         -   $         -
         =======================================================================

         The tax effects of temporary differences that give rise to significant deferred tax assets and deferred tax liabilities are presented below:

         =======================================================================
                                                          2007          2006
                                                      --------------------------
         Deferred tax assets:
           Net operating loss carryforwards - US ..   $   983,035   $   698,585
           Net operating loss carryforwards - Ghana       648,335       226,546
         Valuation allowance ......................    (1,631,370)     (925,131)
                                                      -----------   -----------
         Total deferred tax assets ................   $         -   $         -
         =======================================================================

         The valuation allowance for deferred tax assets as of December 31, 2007 and 2006 was $1,631,370 and $925,131 respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

         Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in assessing the realizability of deferred tax assets. In order to fully realize the deferred tax asset attributable to net operating loss carryforwards, the Company will need to generate future taxable income of approximately $5,206,000 prior to the expiration of the net operating loss carryforwards. Of the $5,206,000 of operating loss carryforwards, $2,891,000 is attributable to the US, and expires between 2019 and 2027, and the balance of $2,315,000 is attributable to
         Ghana and expires between 2008 and 2011.

                                      F-21

XTRA-GOLD RESOURCES CORP.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2007
================================================================================

15.      SEGMENTED INFORMATION

         The Company has one reportable segment, being the exploration and development of resource properties.

         Geographic information is as follows:

         =======================================================================
                                                          2007          2006
                                                      --------------------------
         Capital assets:
              Canada ..............................   $    16,089   $     4,597
              Ghana ...............................     1,869,529     1,733,069
                                                      -----------   -----------
         Total capital assets .....................   $ 1,885,618   $ 1,737,666
         =======================================================================

16.      CONTINGENCY AND COMMITMENTS

         a)       During the year ended December 31, 2006, a former consultant to the Company's Ghanaian subsidiaries brought an action for damages in the High Court of Ghana, alleging wrongful
                  termination and claiming $172,000 was owed. The Company
                  believed the lawsuit was without merit and vigorously defended against it. No liability has been recorded in connection with the lawsuit. On February 6, 2008, the High Court of Ghana
                  rendered its judgement and dismissed the action. The right to appeal will expire on May 6, 2008.

         b)       Effective May 1, 2006, the Company entered into a management consulting agreement with the Vice President, Exploration
                  whereby the Company will pay $4,672 (Cdn$5,000) per month for three years. In the event of termination, without cause, 18 months of fees will be payable.

         c)       Effective November 1, 2006, the Company entered into a
                  management consulting agreement with the Vice President, Ghana
                  Operations whereby the Company will pay $1,000 per month for one year.

         d)       Effective July 1, 2007, the Company entered into a management consulting agreement with the Vice President, Finance whereby the Company will pay $2,818 (Cdn$3,000) per month for one
                  year.

         e)       Effective December 1, 2007, the Company entered into a
                  management consulting agreement with the Secretary and
                  Treasurer whereby the Company will pay $5,895 (Cdn$6,500) per month for one year.

17.      SUBSEQUENT EVENT

         Subsequent to December 31, 2007, the Company issued 1,062,000 units for total proceeds of $1,593,000 pursuant to a private placement. Each unit consists of one common share and one share purchase warrant. Each warrant entitles the holder to acquire an additional common share for
         $2.25 for one year from the earlier of the posting of its shares on an over-the-counter bulletin board service or the listing of its shares on a recognized stock exchange. The finder was paid a fee of $127,440 and was issued 84,960 finder's warrants on the same terms as the unit warrants.

                                      F-22

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

                                2,782,375 SHARES

                            XTRA-GOLD RESOURCES CORP.

                                   PROSPECTUS

                                 ________, 2008

                                    PART TWO

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As authorized by the Nevada Revised Statutes, our articles of incorporation provide that none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except liability for:

         o  any breach of a director's duty of loyalty to our company or our stockholders;
         o  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
         o  unlawful payments of dividends or unlawful stock redemptions or repurchases; and
         o  any transaction from which a director derived an improper personal benefit.

         This provision limits our rights and the rights of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any stockholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of our directors under federal securities laws. Our by-laws require us to indemnify our directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

         Our articles of incorporation further provide for the indemnification of any and all persons who serve as our directors, officers, employees or agents to the fullest extent permitted under Nevada law.

         Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to our directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses in connection with the distribution of the securities being registered, all of which are payable by our company, are as follows:

SEC Registration and Filing Fee ...............................   $       1,560
Legal Fees and Expenses* ......................................   $      20,000
Accounting Fees and Expenses* .................................   $      15,000
Financial Printing* ...........................................   $       5,000
Transfer Agent Fees* ..........................................   $       1,000
Blue Sky Fees and Expenses* ...................................   $           0
Miscellaneous* ................................................   $         500
                                                                  -------------
TOTAL EXPENSES ................................................   $      43,060
                                                                  =============
* Estimated

None of the foregoing expenses are being paid by the Selling Security Holders.

                                      II-1

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         On October 28, 2003, as consideration for the option grant from
CaribGold Minerals, Inc., Xtra Energy issued 20,000 shares of its common stock to CaribGold. These shares were subsequently exchanged for 20,000 shares of our common stock upon our acquisition of all of the outstanding capital stock of
Xtra Energy (the "XTRA ENERGY ACQUISITION"). CaribGold was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in our company. Accordingly, CaribGold was a
"sophisticated" investor within the meaning of federal securities laws. The certificate evidencing the shares issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The Xtra Energy Acquisition was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         On October 31, 2003, our company issued 10,050,000 shares of our common stock to acquire the balance of the issued and outstanding shares of Xtra Energy pursuant to a share exchange (the "SHARE EXCHANGE") with the following shareholders of Xtra Energy:

NAME                                                            NUMBER OF SHARES
----                                                            ----------------

William Edward (Ted) McKechnie ............................         5,000,000
Paul Zyla .................................................         5,000,000
Brokton International Inc. ................................            50,000
                                                                   ----------
TOTAL SECURITIES ISSUED ...................................        10,050,000
                                                                   ==========

         The Xtra Energy shareholders were provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of conducting the Share Exchange with our company. Accordingly, the Xtra
Energy shareholders were "sophisticated" investors within the meaning of federal securities laws. The certificates evidencing the shares issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The Share Exchange was exempt from the registration requirements of the Securities Act by reason of
Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         On December 19, 2003, our company conducted a forward stock split whereby every shareholder of record, as set out in the following table, was issued five shares for each one share held.

                                      II-2

                                    NUMBER OF        NUMBER OF      TOTAL SHARES
                                   SHARES HELD     SHARES ISSUED      HELD POST
                                     FORWARD         ON FORWARD        FORWARD
NAME OF SHAREHOLDER                STOCK SPLIT      STOCK SPLIT      STOCK SPLIT
-------------------                -----------      -----------      -----------

Cede & Co. ...................         46,705          186,820          233,525
Trevor Allen .................              5               20               25
Pauline Amoy and Keith Lay ...             10               40               50
Bamby Investments Ltd. .......          2,800           11,200           14,000
Brokton International Ltd. ...         50,000          200,000          250,000
Noreen Brown .................             10               40               50
Jayne Burgoyne ...............              5               20               25
CaribGold Minerals Inc. ......         20,000           80,000          100,000
Ian Daniel ...................             53              212              265
Judy Davey ...................             10               40               50
Harwinderj Dhillon ...........             10               40               50
Dynastar Investments Ltd. ....          1,000            4,000            5,000
Jason Ellis ..................              5               20               25
Janice Eng/Charles Macachor ..             10               40               50
Nancy Etchart ................             10               40               50
G.M. Capital Partners ........      1,200,000        4,800,000        6,000,000
Ursula Handschin .............          4,000           16,000           20,000
High Quality Corp. ...........          1,000            4,000            5,000
Huda Ltd. ....................          4,000           16,000           20,000
Wan Jung .....................             10               40               50
Sukhibir Kallu ...............             10               40               50
Knight Financial Ltd. ........      1,200,000        4,800,000        6,000,000
Michelle Koch ................             10               40               50
Glenn Lachowiez ..............             10               40               50
Edward and Edith Lay .........             40              160              200
Barry Lee ....................             10               40               50
Franklin Macachor Jr .........             20               80              100
Barry Maedel .................             60              240              300
N.H. Maedel ..................            170              680              850
Bernard Magale ...............              5               20               25
Nicolas Mathys ...............          4,000           16,000           20,000
Jollean Matsen ...............            230              920            1,150
Karby Matsen .................             50              200              250
Ted McKechnie ................      5,000,000       20,000,000       25,000,000
New Creations Consulting .....            200              800            1,000
New Creations Consulting .....            128              512              640
Merv Peters ..................             10               40               50
Brent Peters .................             10               40               50
Michael Reynoch ..............             10               40               50
Ian Shanks ...................             10               40               50
Alison Sharpe ................             10               40               50
Anne Sharpe ..................             10               40               50
Betsy Sharpe .................             10               40               50
Don Sharpe ...................             10               40               50
Lynn Sharpe ..................             10               40               50
Thomas and Mary Sheppard .....             30              120              150
Christian Snelgrove ..........             10               40               50
Shawn Spronken ...............             15               60               75
Kenneth Szuszkiewicz .........              5               20               25
Tannis Szuszkiewicz ..........              5               20               25

                                      II-3

                                    NUMBER OF        NUMBER OF      TOTAL SHARES
                                   SHARES HELD     SHARES ISSUED      HELD POST
                                     FORWARD         ON FORWARD        FORWARD
NAME OF SHAREHOLDER                STOCK SPLIT      STOCK SPLIT      STOCK SPLIT
-------------------                -----------      -----------      -----------

Ken Thomas ...................             10               40               50
Tiger-Eye Investments Cayman .          4,000           16,000           20,000
TTI Market Explorers Inc. ....             56              224              280
Randy West ...................             10               40               50
Paul Zyla ....................      5,000,000       20,000,000       25,000,000
                                                                     ----------
TOTAL SECURITIES ISSUED ......                                       50,171,268

         The Share Exchange was exempt from the registration requirements of the
Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         On March 31, 2004, we completed a private financing for an aggregate purchase price of $700,000 and, in connection therewith, we issued a total of
2,000,000 shares of our common stock and warrants to purchase an additional
1,000,000 shares to the following 22 accredited investors:

                                                   NUMBER OF           NUMBER OF
NAME                                                SHARES             WARRANTS
----                                               ---------           ---------

Avonlea Homes Investments Ltd. .........             150,000              75,000
Anne McGinnis ..........................             100,000              50,000
Asad Sheikh ............................             140,000              70,000
Gordon Winter ..........................              60,000              30,000
Sal Bossio .............................             100,000              50,000
Rene Petitjean .........................              30,000              15,000
Mazhar Sheikh ..........................             140,000              70,000
Paul Zyla ..............................              84,000              42,000
Bridgitte Longshore, Trustee ...........             100,000              50,000
Jim Schweitzer .........................             100,000              50,000
Wamada Inc. ............................             140,000              70,000
Ivano De Cotiis ........................              30,000              15,000
Steven Adelstein .......................              72,000              36,000
Michael J. Hausman .....................              30,000              15,000
Joseph Parisi ..........................              30,000              15,000
Steve E. Vlach .........................              72,000              36,000
Ashley Investors Corp. .................             100,000              50,000
Michael Herman .........................             150,000              75,000
Leonard Sculler ........................              50,000              25,000
B. S. Jr. Inc. .........................             143,000              71,500
Hans J. Morsches .......................              35,000              17,500
Thousand Hills Properties Inc. .........             144,000              72,000
                                                   ---------           ---------
TOTAL SECURITIES ISSUED ................           2,000,000           1,000,000

         The warrants were initially exercisable until March 31, 2005. Pursuant to Board approval, the expiry date for the exercise of warrants was extended to
March 31, 2006, at an exercise price of $.75 per share, subject to adjustment.
As of March 31, 2006, 78,500 of the 1,000,000 Warrants were exercised for 78,500

                                      II-4

Shares. The remaining 921,500 Warrants were cancelled following their expiration on March 31, 2006. Each of the investors was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company. Accordingly, the investors were
"sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. No commissions or finder's fees were paid. The transaction was exempt from the registration requirements of the Securities Act by reason of
Section 4(2) thereunder as a transaction by an issuer not involving any public offering, and under Rule 506 of Regulation D.

         On May 31, 2004, we completed a private financing for an aggregate purchase price of $745,290 and, in connection therewith, we issued a total of
2,129,400 shares of our common stock and warrants to purchase an additional
1,064,700 shares to the following 24 accredited [or sophisticated] investors:

                                                   NUMBER OF           NUMBER OF
NAME                                                SHARES             WARRANTS
----                                               ---------           ---------
Anacort Capital Inc. ...................              60,000              30,000
Nancy Blasiak ..........................              30,000              15,000
Dale Burstall ..........................              46,000              23,000
Cathy Butler ...........................              15,000               7,500
J. C. Cassina ..........................              50,000              25,000
Michael Cooper .........................              30,000              15,000
John DeBoer ............................              40,000              20,000
Joanne Dorval-Dronyk ...................              50,000              25,000
Allen Emes .............................              60,000              30,000
Shelly Green ...........................              50,000              25,000
Sandra Hall ............................              50,000              25,000
Arthur G. Hibbard ......................              60,000              30,000
Robert Ritzer ..........................              30,000              15,000
Wendy E. Shaw ..........................              14,000               7,000
Sheridan Platinum Group Ltd. ...........              71,400              35,700
Richard Smith ..........................              30,000              15,000
Jeff Walker ............................              30,000              15,000
Paul Weisberg ..........................              30,000              15,000
Paul Zyla ..............................              16,000               8,000
Avonlea Homes Investments Ltd. .........             595,000             297,500
Finneran Investments Ltd. ..............             150,000              75,000
Stephen J. Maass .......................              72,000              36,000
Anthony V. and Karen R. Laterza ........             500,000             250,000
LOM Securities (Bermuda) Limited .......              50,000              25,000
                                                   ---------           ---------
TOTAL SECURITIES ISSUED ................           2,129,400           1,064,700

         The warrants were initially exercisable until May 31, 2005. Pursuant to
Board approval, the expiry date for the exercise of warrants was extended to
March 31, 2006, at an exercise price of $.75 per share, subject to adjustment.
As of March 31, 2006, 30,000 of the 1,064,700 Warrants were exercised for 30,000
Shares. The remaining 1,034,700 Warrants were cancelled following their expiration on March 31, 2006. Each of the investors was provided access to

                                      II-5

business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. Haywood Securities Inc. and Norstar Securities International,
registered broker-dealers received an aggregate commission in the amount of
US$21,123.20 for assisting our company with the sale of the securities issued in connection with this transaction. We also paid two individuals an aggregate finder's fee of $1,347.50 for introducing our company to certain investors in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2)
thereunder as a transaction by an issuer not involving any public offering, and under Regulation S.

         On December 22, 2004, we executed a share purchase agreement with the trustees representing the note and debenture holders of Akrokeri-Ashanti Gold
Limited to extinguish their debts totaling approximately CAD$5,936,700
(USD$5,320,100). Akrokeri-Ashanti had pledged as security to the note and debenture Holders, 90% of the issued and outstanding shares of its subsidiary,
XG Mining (formerly Goldenrae Mining Company Limited). We exchanged one-half share of our common stock for every CAD$1.00 (USD$.90) principal amount of notes and debentures and issued a total of 2,698,350 shares of our common stock for the CAD$5,396,700 (USD$5,320,100) outstanding principal amount of the notes and debentures.

NAME OF NOTE OR DEBENTURE HOLDER                                NUMBER OF SHARES
--------------------------------                                ----------------

Canadian Christian Education Foundation ......................           171,500
Rory Cattanach ...............................................               300
CDS & Co. ....................................................         1,743,100
Marlene Chase ................................................                50
Cyhen Developments Ltd. ......................................            50,000
Penny Dibley .................................................               250
Andrew Dielemen Sr ...........................................               550
John Griffin .................................................             2,500
Wilfred Griffioen ............................................            74,950
Gundyco CIBC World Markets ...................................               500
Laurentian Trust of Canada Inc., in trust for Donald Deeves ..             5,000
Trust La Laurentienne ........................................               350
Jeannie Luimes ...............................................             5,000
Margaret Van Velzen ..........................................             1,000
Hilda Vroom ..................................................             5,250
W.D. Latimer Co. Ltd. ........................................            38,050
Albert Bultje ................................................             8,520
John Cappon ..................................................            17,135
CDS & Co. ....................................................           286,235
Anthony Cristani .............................................             9,600
John De Boer .................................................             1,695
John and Nell De Boer ........................................             7,615
Henk and Yvonne De Bruin .....................................            21,600
Diane Van Dyk ................................................            18,130

                                      II-6

NAME OF NOTE OR DEBENTURE HOLDER                                NUMBER OF SHARES
--------------------------------                                ----------------

Grace Engelsman ..............................................            17,870
Fundamental Capital Corp. ....................................             9,600
Doug Groombrdige .............................................             2,405
Arie and Wilma Kleine ........................................            18,300
Peter and Tina Koning ........................................            22,430
Jeannie Luimes ...............................................             3,140
Paul and Susan McFarlan ......................................             9,600
Paul Mercer and Katherine Ashendenm ..........................             9,690
Art Miedema ..................................................             3,470
J. Douglas Mills .............................................             4,465
Larry Parker .................................................            59,215
Yke Reitsma ..................................................             4,310
Susan Thomson ................................................             5,950
William Ubbens ...............................................             2,515
William and Wendy Ubbens .....................................               415
George Vroom .................................................            10,720
Hilda Vroom ..................................................            44,325
John Vroom ...................................................             1,050
                                                                       ---------
TOTAL SECURITIES ISSUED ......................................         2,698,350

         The transaction was exempt from the registration requirements of the
Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         On June 21, 2005, our Board approved the granting of an aggregate of
1,020,000 nonqualified stock options to certain officers, directors or consultants of our company vesting in equal amounts over a four year term at an exercise price of $0.55 per share. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2)
thereunder as a transaction by an issuer not involving any public offering.

                                                              NUMBER OF SHARES
                                                              TO BE GRANTED ON
NAME OF OPTIONEE                                             EXERCISE OF OPTIONS
----------------                                             -------------------

William Edward (Ted) McKechnie .......................              300,000
Daniel Earle .........................................              720,000
                                                                  ---------
TOTAL SECURITIES ISSUED ..............................            1,020,000

                                      II-7

         On June 30, 2005, we completed a private financing for an aggregate purchase price of $294,920 and, in connection therewith, we issued a total of
536,218 shares of our common stock and warrants to purchase an additional
268,110 shares to the following 16 accredited [or sophisticated] investors:

                                                   NUMBER OF           NUMBER OF
NAME                                                SHARES             WARRANTS
----                                                ------             --------

Bradam Financial Holdings Ltd. .........             185,000              92,500
CMK Financial Holdings Ltd. ............              60,000              30,000
Court Global SA ........................               4,000               2,000
Interloan AG ...........................              19,000               9,500
Merlin Asset Holdings SA ...............              18,000               9,000
Christopher Nola .......................             181,818              90,910
Nube Administration Inc. ...............               6,000               3,000
Piper Foundation .......................               6,000               3,000
Anita Shapolsky ........................              14,000               7,000
N. Sleeva ..............................               6,500               3,250
Suzanne Speckert .......................               4,000               2,000
I. Spivack .............................               1,600                 800
Tom Stefopulos .........................               4,000               2,000
Marianne Strub .........................               2,500               1,250
Subaraschi Foundation ..................              21,000              10,500
B. Wilson ..............................               2,800               1,400
                                                   ---------           ---------
TOTAL SECURITIES ISSUED ................             536,218             268,110

         The warrants were exercisable until April 30, 2006, at an exercise price of $.75 per share, subject to adjustment. As of April 30, 2006, 177,200 of the 268,110 Warrants were exercised for 177,200 Shares. The remaining 90,910
Warrants were cancelled following their expiration on April 30, 2006. Each of the investors was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. We paid a private foreign investment company a finder's fee of $29,000 for introducing our company to certain investors in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of
Section 4(2) thereunder as a transaction by an issuer not involving any public offering, and under Rule 506 of Regulation D and under Regulation S.

         On July 7, 2005, we completed a private debt financing for which we received aggregate loan proceeds of $900,000. We issued three convertible debentures as security therefor whereby the holders of the convertible debentures are entitled to convert the principal balance owing from time to time thereunder into an aggregate of up to 900,000 shares of our common stock and
Accrued Interest for an aggregate of 15,750 shares of our common stock to the following three accredited [or sophisticated] investors:

                                      II-8

                                                NUMBER OF           NUMBER OF
                                             SHARES ISSUABLE     SHARES ISSUABLE
                                              ON CONVERSION       ON CONVERSION
                                             OF CONVERTIBLE         OF ACCRUED
NAME                                           DEBENTURES            INTEREST
----                                         ---------------     ---------------

Alpine Atlantic Asset Management AG .            250,000               4,375
Bradam Financial Holdings Ltd. ......            500,000               8,750
CMK Financial Holdings Ltd. .........            150,000               2,625
                                                 -------              ------
TOTAL SECURITIES ISSUED .............            900,000              15,750

         Each of the above-noted investors was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company. Accordingly, the investors were
"sophisticated" within the meaning of federal securities laws. Each convertible debenture and the securities into which they are convertible (collectively, the
"SECURITIES") include a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with these transactions. We paid a private foreign investment company a finder's fee of $56,000 for introducing our company to certain investors in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of
Section 4(2) thereunder as a transaction by an issuer not involving any public offering and under Regulation S. This transaction was an "offshore" transaction with non-U.S. persons.

         On August 31, 2005, we completed a private financing for an aggregate purchase price of $165,000 and, in connection therewith, we issued a total of
300,000 shares of our common stock and warrants to purchase an additional
150,000 shares to the following three accredited [or sophisticated] investors:

                                                   NUMBER OF           NUMBER OF
NAME                                                SHARES             WARRANTS
----                                               ---------           ---------

Brian Lines ............................             200,000             100,000
Fred Honea and Carmen de Liniers .......             100,000              50,000
                                                   ---------           ---------
TOTAL SECURITIES ISSUED ................             300,000             150,000

         The warrants are exercisable until August 31, 2006, at an exercise price of $.75 per share, subject to adjustment. As of August 31, 2006, none of the warrants had been exercised. Each of the investors was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. Haywood Securities Inc., a registered broker-dealer received a commission in the amount of US$5,500 for assisting our company with the sale of

                                      II-9

the securities issued in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of
Section 4(2) thereunder as a transaction by an issuer not involving any public offering and under Regulation S. This transaction was an "offshore" transaction to non-U.S. persons.

         On November 7, 2005, we completed a private financing for an aggregate purchase price of $852,145 and, in connection therewith, we issued a total of
1,549,354 shares of our common stock to the following 22 accredited [or sophisticated] investors:

NAME                                                            NUMBER OF SHARES
----                                                            ----------------

Sufran Investments Ltd. ................................              50,000
Walter Schneider .......................................             100,000
Peter Schmid ...........................................              20,000
Leon van der Merwe .....................................             100,000
Margaret Speckert ......................................             100,000
Pipeline Displays and Fixtures Inc. ....................              50,000
1127024 Ontario Limited ................................              35,000
Allen Emes .............................................              30,000
H. Richard Smith .......................................              40,000
Arthur G. Hibbard ......................................              90,000
Anacort Capital Inc. ...................................              40,000
John Richard Charlton ..................................             200,000
Katherine Carson .......................................              19,354
Joanne Dorval-Dronyk ...................................              60,000
Richard Coglan .........................................             100,000
Asad Sheikh ............................................             100,000
Walter Dainard .........................................             100,000
Slowjen Ltd. ...........................................              15,000
Zapfe Holdings Inc. ....................................              50,000
John McFarlane .........................................              50,000
Norman Clements ........................................              50,000
Kander Financial Corp. .................................             100,000
                                                                   ---------
TOTAL SECURITIES ISSUED ................................           1,549,354

         Each of the above-noted investors was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company. Accordingly, the investors were
"sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. Haywood Securities Inc., a registered broker-dealer received a commission in the amount of US$2,200 for assisting our company with the sale of the securities issued in connection with this transaction. We also paid a private foreign investment company a finder's fee of $48,089 and an individual a finder's fee of $8,800 for introducing our company to certain investors in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2)
thereunder and Regulation S. This transaction was an "offshore" transaction to
non-U.S. persons.

                                     II-10

         We established our 2005 Equity Compensation Plan (the "PLAN") effective
June 21, 2005, which provides for the issuance of nonqualified options to officers, directors and key employees, consultants, advisors and other service providers. As of April 25, 2007, we have issued and outstanding options to purchase 1,480,000 shares of common stock under the Plan at an exercise price of
(i) $0.70 per share for 108,000 options expiring on April 21, 2009; (ii) $0.70 per share for 432,000 options which expire on May 1, 2009; (iii) $0.90 per share for 200,000 options expiring on August 1, 2009; (iv) $0.75 per share for 270,000 options expiring on March 5, 2010; and (v) $0.75 per share for 270,000 options and 200,000 options expiring on March 12 and 20, 2010 respectively. The options were issued to four consultants of our company, three of whom are also current officers and/or directors of our company. The security issuances were exempt from registration by Section 4(2) of the Securities Act. The option holders had access to information about us and had the opportunity to ask questions about
us. The options issued contain a legend restricting their transferability absent registration or an available exemption.

         On January 12, 2006, we issued a $66,302 convertible promissory note
(the "NOTE") to a former officer and director of our company, for accrued expenses incurred on behalf of our company, unpaid consulting fees and a bonus.
This issuance was exempt from registration under the Securities Act in reliance on Section 4(2). The certificate evidencing the Note that was issued contained a legend restricting its transferability absent registration under the Securities
Act or the availability of an applicable exemption therefrom.

         On March 6, 2006, we completed a private financing for an aggregate purchase price of $554,420 and, in connection therewith, we issued a total of
792,029 shares of our common stock to the following eight accredited [or sophisticated] investors:

NAME                                                            NUMBER OF SHARES
----                                                            ----------------

Fred Honea and Carmen de Liniers .......................            250,000
Morton Berman ..........................................             35,000
Brulene Inc. ...........................................            142,000
J.W.T. Witzel ..........................................             70,000
Eric Robert Taylor .....................................            150,029
E.C. McFeely ...........................................            100,000
Fred Kozak .............................................             20,000
Bank Julius Baer & Co. Ltd. ............................             25,000
                                                                    -------
TOTAL SECURITIES ISSUED ................................            792,029

         Each of the above-noted investors was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company. Accordingly, the investors were
"sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. We also paid two private foreign investment companies an aggregate finder's fee of $58,000 for introducing our company to certain investors in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2)
thereunder and under Rule 506 of Regulation D and Regulation S.

                                     II-11

         In March 2006, we issued 108,500 shares of our common stock for an aggregate purchase price of $81,375 to 4 accredited [or sophisticated] investors pursuant to the exercise of common stock purchase warrants originally issued in
March 2004 (as to 53,500) and May 2004(as to 55,000). Each investor was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities
Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2)
thereunder and under Rule 506 of Regulation D and Regulation S.

         On April 21, 2006, our Board approved the granting of an aggregate of
324,000 nonqualified stock options to certain officers, directors or consultants of our company vesting in equal amounts over a three year term at an exercise price of $0.70 per share. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

                                                              NUMBER OF SHARES
                                                              TO BE GRANTED ON
NAME OF OPTIONEE                                             EXERCISE OF OPTIONS
----------------                                             -------------------

William Edward (Ted) McKechnie .........................           216,000
Rebecca Kiomi Mori .....................................           108,000
                                                                   -------
TOTAL SECURITIES ISSUED ................................           324,000

         In April 2006, we issued 177,200 shares of our common stock for an aggregate purchase price of $132,900 to 15 accredited [or sophisticated]
investors pursuant to the exercise of common stock purchase warrants originally issued in June 2005. Each investor was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company. Accordingly, the investors were "sophisticated"
within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction.
The transaction was exempt from the registration requirements of the Securities
Act by reason of Section 4(2) thereunder and under Rule 506 of Regulation D and
Regulation S.

         On May 1, 2006, our Board approved the granting of an aggregate of
972,000 nonqualified stock options to certain officers, directors or consultants of our company vesting in equal amounts over a three year term at an exercise price of $0.70 per share. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

                                     II-12

                                                              NUMBER OF SHARES
                                                              TO BE GRANTED ON
NAME OF OPTIONEE                                             EXERCISE OF OPTIONS
----------------                                             -------------------

Dr. Michael Byron ......................................          540,000 (1)
Yves Clement ...........................................          324,000
Alhaji Abudulai ........................................          108,000
                                                                  -------
TOTAL SECURITIES ISSUED ................................          972,000

(1) Following the resignation of the optionee on October 30, 2006, all of these options became vested and expired and were subsequently cancelled on January 30,
2007.

         On June 16, 2006, we completed a private financing for an aggregate purchase price of $520,300 and, in connection therewith, we issued a total of
578,112 shares of our common stock and warrants to purchase an additional
289,056 shares to the following ten accredited [or sophisticated] investors:

                                                   NUMBER OF           NUMBER OF
NAME                                                SHARES             WARRANTS
----                                               ---------           ---------

Norman Clements ........................              70,000              35,000
Ron Nichol .............................              10,000               5,000
Sharon Christie ........................              50,000              25,000
Thousand Hills Properties ..............              60,000              30,000
Michael and Vicki Lawrence .............              30,000              15,000
Frankie Mead ...........................              16,000               8,000
Christopher Nola .......................             111,112              55,556
Basil F. Nola ..........................              20,000              10,000
Eric Taylor ............................             111,000              55,500
Fred Honea .............................             100,000              50,000
                                                   ---------           ---------
TOTAL SECURITIES ISSUED ................             578,112             289,056

         The warrants are exercisable until June 16, 2007, at an exercise price of $1.50 per share, subject to adjustment. Each of the above-noted investors was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company.
Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. We also paid two private foreign investment companies an aggregate finder's fee of $52,000 for introducing our company to certain investors in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder and under Rule 506 of
Regulation D and Regulation S.

                                     II-13

         On July 24, 2006, we completed a private financing for an aggregate purchase price of $1,018,800 and, in connection therewith, we issued a total of
1,132,000 shares of our common stock and warrants to purchase an additional
566,000 shares to the following two accredited [or sophisticated] investors:

                                                   NUMBER OF           NUMBER OF
NAME                                                SHARES             WARRANTS
----                                               ---------           ---------

Sprott Asset Management ................           1,110,000             555,000
Peter L. Winnell .......................              22,000              11,000
                                                   ---------           ---------
TOTAL SECURITIES ISSUED ................           1,132,000             566,000

         The warrants were initially exercisable until July 31, 2007. Pursuant to Board approval, the expiry date for the exercise of warrants was extended to
December 13, 2007 and then subsequently extended to July 13, 2008 at an exercise price of $1.50 per share, subject to adjustment. Each of the above-noted
investors was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. We also paid a private foreign investment company a finder's fee of $50,000 and an individual a finder's fee of $50,000 for introducing our company to certain investors in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2)
thereunder and under Regulation S. This transaction was an "offshore"
transaction to non-U.S. persons.

         On August 1, 2006, our Board approved the granting of an aggregate of
400,000 nonqualified stock options ("NSO'S") to certain officers, directors or consultants of our company. The NSO's granted to our officer and director will vest in equal amounts over a three year term and the NSO's granted to a consultant will vest upon the achievement of certain milestones as to 100,000 per achievement. The NSO's have an exercise price of $0.90 per share. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

                                                              NUMBER OF SHARES
                                                              TO BE GRANTED ON
NAME OF OPTIONEE                                             EXERCISE OF OPTIONS
----------------                                             -------------------

William Edward (Ted) McKechnie .........................           200,000
John Douglas Mills .....................................           200,000
                                                                   -------
TOTAL SECURITIES ISSUED ................................           400,000

                                     II-14

         On October 24, 2006, we completed a private financing for an aggregate purchase price of $310,200 and, in connection therewith, we issued a total of
282,000 shares of our common stock and warrants to purchase an additional
141,000 shares to the following eight accredited [or sophisticated] investors:

                                                   NUMBER OF           NUMBER OF
NAME                                                SHARES             WARRANTS
----                                               ---------           ---------

Walter Schneider .......................              50,000              25,000
Adrian Jaggi ...........................              20,000              10,000
Markus Bertschin .......................              30,000              15,000
Ernst Baur .............................              30,000              15,000
Matthias Schole ........................              32,000              16,000
Earl Charleton .........................              10,000               5,000
Leon Van Der Merwe .....................             100,000              50,000
Kurt Groebli ...........................              10,000               5,000
                                                   ---------           ---------
TOTAL SECURITIES ISSUED ................             282,000             141,000

         The warrants were initially exercisable until April 23, 2008. Pursuant to Board approval, the expiry date for the exercise of the warrants was extended to July 13, 2008 at an exercise price of $1.50 per share, subject to adjustment.
Each of the above-noted investors was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company. Accordingly, the investors were "sophisticated"
within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction.
We paid an individual a finder's fee of $24,816 for introducing our company to certain investors in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of
Section 4(2) thereunder and under Regulation S. This transaction was an
"offshore" transaction to non-U.S. persons.

         On March 5, 2007, our Board approved the granting of an aggregate of
270,000 nonqualified stock options to certain officers, directors or consultants of our company vesting in equal amounts over a three year term at an exercise price of $0.75 per share. The transaction was exempt from the registration requirements of the Securities Act in accordance with Section 4(2) and
Regulation S as this transaction was an "offshore" transaction to non-U.S.
persons.

                                                              NUMBER OF SHARES
                                                              TO BE GRANTED ON
NAME OF OPTIONEE                                             EXERCISE OF OPTIONS
----------------                                             -------------------

Richard W. Grayston ..................................             162,000
Peter Minuk ..........................................             108,000
                                                                   -------
TOTAL SECURITIES ISSUED ..............................             270,000

                                     II-15

         On March 12, 2007, our Board approved the granting of an aggregate of
470,000 nonqualified stock options to certain officers, directors or consultants of our company vesting in equal amounts over a three year term at an exercise price of $0.75 per share. The transaction was exempt from the registration requirements of the Securities Act in accordance with Section 4(2) and
Regulation S as this transaction was an "offshore" transaction to non-U.S.
persons.

                                                              NUMBER OF SHARES
                                                              TO BE GRANTED ON
NAME OF OPTIONEE                                             EXERCISE OF OPTIONS
----------------                                             -------------------

Robert H. Montgomery .................................             108,000
Brokton International Ltd. ...........................             162,000
John Douglas Mills ...................................             200,000
                                                                   -------
TOTAL SECURITIES ISSUED ..............................             470,000

         On October 10, 2007, we completed the first tranche of a private financing for an aggregate purchase price of $371,250 and, in connection therewith, we issued a total of 275,000 shares of our common stock and warrants to purchase an additional 137,500 shares to the following nine accredited [or sophisticated] investors:

                                                   NUMBER OF           NUMBER OF
NAME                                                SHARES             WARRANTS
----                                               ---------           ---------

Robert Patrick Desbarats ...............              20,000              10,000
Graham MacPherson ......................              10,000               5,000
Lost in Space, Inc. ....................              10,000               5,000
Frank R. Dearlove ......................              50,000              25,000
Harley L. Winger .......................              25,000              12,500
John Wayne McClintick ..................              15,000               7,500
Anthony L. Friend ......................              40,000              20,000
Clark Alexander Squires ................             100,000              50,000
William Root ...........................               5,000               2,500
                                                   ---------           ---------
TOTAL SECURITIES ISSUED ................             275,000             137,500

         The warrants are exercisable until October 10, 2008, at an exercise price of $1.75 per share, subject to adjustment. Each of the above-noted
investors was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. We paid an aggregate finder's fee of $37,125.00 for introducing our company to certain investors in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2)
thereunder and under Regulation S. This transaction was an "offshore"
transaction to non-U.S. persons.

                                     II-16

         In connection with the foregoing, as part of the finder's fee, we issued the following finder's warrants:

                                                   NUMBER OF           NUMBER OF
NAME                                                SHARES             WARRANTS
----                                               ---------           ---------

H. Richard Smith .......................                   0              13,750

         On October 30, 2007, we completed the second and final tranche of a private financing for an aggregate purchase price of $530,822 and, in connection therewith, we issued a total of 393,202 shares of our common stock and warrants to purchase an additional 196,601 shares to the following eight accredited [or sophisticated] investors:

                                                   NUMBER OF           NUMBER OF
NAME                                                SHARES             WARRANTS
----                                               ---------           ---------

Rene Laviolette ........................              20,000              10,000
Mazhar Sheikh ..........................              25,000              12,500
Asad Sheikh ............................              25,000              12,500
Daniel Hachey ..........................              20,000              10,000
Peter L. Winnell .......................              23,000              11,500
Sprott Asset Management Inc. ...........             225,000             112,500
Joanne Dorval-Dronyk ...................              35,202              16,601
Wamada Inc. ............................              20,000              10,000
                                                   ---------           ---------
TOTAL SECURITIES ISSUED ................             393,202             196,601

         The warrants are exercisable until October 30, 2008, at an exercise price of $1.75 per share, subject to adjustment. Each of the above-noted
investors was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. We paid an aggregate finder's fee of $53,082.00 for introducing our company to certain investors in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2)
thereunder and under Regulation S. This transaction was an "offshore"
transaction to non-U.S. persons.

         In connection with the foregoing, as part of the finder's fee, we issued the following finder's warrants:

                                                   NUMBER OF           NUMBER OF
NAME                                                SHARES             WARRANTS
----                                               ---------           ---------

Haywood Securities Inc. ................                   0              19,660

                                     II-17

         On February 29, 2008, we completed the first tranche of a private financing for an aggregate purchase price of $1,593,000 and, in connection therewith, we issued a total of 1,062,000 shares of our common stock and warrants to purchase an additional 1,062,000 shares to the following 13 accredited [or sophisticated] investors:

                                                   NUMBER OF           NUMBER OF
NAME                                                SHARES             WARRANTS
----                                               ---------           ---------

Michael B. Decter ......................              20,000              20,000
Sextant Strategic Hybrid2 Hedge
   Resource Fund Offshore Ltd. .........             735,000             735,000
Robert Ritzer ..........................              17,000              17,000
Mazhar Sheikh ..........................              25,000              25,000
Camden Glass ...........................              20,000              20,000
Zapfe Holdings .........................             100,000             100,000
I. Michael Cooper ......................              15,000              15,000
Asad Sheikh ............................              25,000              25,000
Jully Lowry ............................              20,000              20,000
Ethel Cooper ...........................              15,000              15,000
Alclair Construction Ltd. ..............              15,000              15,000
Paul Weisberg ..........................              30,000              30,000
David McGozman .........................              25,000              25,000
                                                   ---------           ---------
TOTAL SECURITIES ISSUED ................           1,062,000           1,062,000

         The warrants are exercisable until the earlier of 12 months from posting of the shares on an over-the-counter bulletin board service and the listing of the shares on a recognized stock exchange, at an exercise price of
$2.25 per share. Each of the above-noted investors was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. We paid an aggregate finder's fee of $127,440 for introducing our company to certain investors in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder and under Regulation S. This transaction was an "offshore" transaction to non-U.S. persons.

         In connection with the foregoing, as part of the finder's fee, we issued the following finder's warrants:

                                                   NUMBER OF           NUMBER OF
NAME                                                SHARES             WARRANTS
----                                               ---------           ---------

Haywood Securities Inc. ................                   0              84,960

                                     II-18

ITEM 27. EXHIBITS

EXHIBIT NO.                      DESCRIPTION OF DOCUMENT

2.1      Stock Exchange Agreement dated October 31, 2003, by and between
         Xtra-Gold Resources Corp. and the former shareholders of Xtra Energy
         Corp. (formerly Xtra-Gold Resources, Inc.) **

3.1      Articles of Incorporation of Silverwing Systems Corporation filed on
         September 1, 1998 **

3.2      Articles of Amendment filed on August 19, 1999 to change our name to
         Advertain On-Line Inc. **

3.3      Articles of Amendment filed June 18, 2001 to change our name to
         RetinaPharma International, Inc. **

3.4      Articles of Amendment filed on October 8, 2001 to increase our capital stock from 25,000,000 to 100,000,000 shares **

3.5      Articles of Amendment filed December 16, 2003 to change our name to
         Xtra-Gold Resources Corp. and to increase our capital stock from
         100,000,000 to 250,000,000 shares **

3.6      By-laws **

4.1      Form of common stock purchase warrant **

4.2      Form of convertible debenture **

5.1      Legal Opinion of Schneider Weinberger & Beilly LLP

10.1     2005 Equity Compensation Plan **

10.2     Memorandum of Agreement dated October 28, 2003, by and between Xtra
         Energy Corp. (formerly Xtra-Gold Resources, Inc.) and Ranger Canyon
         Energy Inc. (formerly CaribGold Minerals, Inc.) **

10.3     Agreement dated February 16, 2004 by and between Xtra-Gold Resources
         Corp. and Akrokeri-Ashanti Gold Mines Inc. **

10.4     Share Purchase Agreement dated December 22, 2004 between Xtra-Gold
         Resources Corp. and 2058168 Ontario Inc., the trustee for the former note holders of Akrokeri-Ashanti Gold Mines Inc. **

10.5     Share Purchase Agreement dated December 22, 2004 among Xtra-Gold
         Resources Corp., 2058168 Ontario Inc., the trustee for the former debenture holders of Akrokeri-Ashanti Gold Mines Inc. and 2060768
         Ontario Corp. **

10.6     Stock Cancellation Agreement dated December 22, 2004 by and between
         Paul Zyla and Xtra-Gold Resources Corp. with respect to the cancellation of 24,000,000 shares **

                                     II-19

10.7     Stock Cancellation Agreement dated December 22, 2004 by and between
         William Edward McKechnie and Xtra-Gold Resources Corp. with respect to the cancellation of 23,000,000 shares **

10.09    Stock option agreement dated September 5, 2005 with William Edward
         McKechnie, as optionee **

10.10    Stock option agreement dated April 21, 2006 with William Edward
         McKechnie, as optionee **

10.11    Stock option agreement dated April 21, 2006 with Kiomi Mori, as optionee **

10.12    Stock option agreement dated May 1, 2006 with Michael Byron, as optionee **

10.13    Stock option agreement dated May 1, 2006 with Yves Clement, as optionee
         **

10.14    Stock option agreement dated May 1, 2006 with Alhaji Abudulai, as optionee **

10.15    Stock option agreement dated August 1, 2006 with William Edward
         McKechnie, as optionee **

10.16    Stock option agreement dated August 1, 2006 with John Douglas Mills, as optionee **

10.17    Management consulting agreement dated May 1, 2006 with Yves Clement **

10.18    Management consulting agreement dated July 1, 2006 with Goldeye
         Consultants Ltd. **

10.19    Management consulting agreement dated July 1, 2006 with Rebecca Kiomi
         Mori **

10.20    Consulting agreement dated August 1, 2006 with JD Mining Ltd. **

10.21    Management consulting agreement dated November 1, 2006 with Alhaji
         Nantogma Abudulai **

10.22    Mining lease with respect to the Kwabeng concession **

10.23    Mining lease with respect to the Pameng concession **

10.24    Prospecting licence with respect to the Banso and Muoso concessions **

10.25    Prospecting licence with respect to the Apapam concession **

10.26    Prospecting licence with respect to the Edum Banso concession **

10.27    Option Agreement dated October 17, 2005 between Xtra-Gold Exploration
         Limited and Adom Mining Limited **

                                     II-20

10.28    Consulting agreement dated January 17, 2006 between Xtra-Gold Mining
         Limited and Bio Consult Limited **

10.29    Purchase and Sale Agreement dated September 1, 2006 between Xtra Oil &
         Gas Ltd. and TriStar Oil & Gas Partnership **

10.30    Amending Agreement dated October 19, 2006 between Xtra-Gold Exploration and Adom Mining Limited **

10.31    Stock option agreement dated March 5, 2007 with Richard W. Grayston, as optionee **

10.32    Stock option agreement dated March 5, 2007 with Peter Minuk, as optionee **

10.33    Stock option agreement dated March 12, 2007 with Robert H. Montgomery, as optionee **

10.34    Stock option agreement dated March 12, 2007 with Brokton International
         Ltd., as optionee **

10.35    Stock option agreement dated March 12, 2007 with John Douglas Mills, as optionee **

10.36    Consulting agreement dated March 20, 2007 with JD Mining Ltd. **

10.37    Settlement termination agreement dated March 22, 2007 with Goldeye
         Consultants Ltd. and William Edward McKechnie **

10.38    Lease with 360 Bay Street Limited dated March 29, 2007 **

10.39    Management consulting agreement dated July 1, 2007 with Peter Minuk *

10.40    Management consulting agreement dated December 1, 2007 with Kiomi Mori *

10.41    Amending agreement dated June 1, 2007 with Alhaji Nantogma Abudulai *

14       Code of Ethics **

23.1     Consent of Schneider Weinberger & Beilly LLP (filed with Exhibit 5)

23.2     Consent of Davidson & Company LLP

23.3     Consent of John Rae **
__________

*        to be filed
**       Previously filed

                                     II-21

ITEM 28. UNDERTAKINGS

         The undersigned small business issuer will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the
         Securities Act;

                  (ii) Reflect in the prospectus any facts or events which,
         individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectuses filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this
Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule
424;

         ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

         iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

                                     II-22

         iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

         Each prospectus filed pursuant to Rule 424(b) filed under the Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B of the Act or other than prospectuses filed in reliance on Rule 430A of the Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

         Insofar as indemnification for liabilities arising under the Securities
Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the
Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     II-23

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 9 to Form SB-2 on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Canada on April 21, 2008.

                                        XTRA-GOLD RESOURCES CORP.

                                        By: /s/ JAMES WERTH LONGSHORE

                                        JAMES WERTH LONGSHORE
                                        President (Principal Executive Officer
                                        and Principal Financial Officer)

         Pursuant to the requirements of the Securities Act of 1933, this
Amendment No. 9 to Form SB-2 on Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                       TITLE                        DATE

/s/ JAMES WERTH LONGSHORE         President (Principal         April 21, 2008
-------------------------         Executive Officer),
JAMES WERTH LONGSHORE             Principal Accounting/
                                  Financial Officer)
                                  and Director

/s/ REBECCA KIOMI MORI            Secretary, Treasurer         April 21, 2008
----------------------            and Director
REBECCA KIOMI MORI

/s/ RICHARD W. GRAYSTON           Director (Chairman)          April 21, 2008
-----------------------
RICHARD W. GRAYSTON

/s/ PETER MINUK                   Vice President, Finance      April 21, 2008
---------------                   and Director
PETER MINUK

/s/ ROBERT H. MONTGOMERY          Director                     April 21, 2008
------------------------
ROBERT H. MONTGOMERY